                                                                   Exhibit 10.2



-------------------------------------------------------------------------------





                                CREDIT AGREEMENT


                            dated as of May 15, 1998

                                      among


                             OGLEBAY NORTON COMPANY,

                                  as Borrower,


                         VARIOUS FINANCIAL INSTITUTIONS,

                                    as Banks,

                                       and


                          KEYBANK NATIONAL ASSOCIATION,

                                    as Agent



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I.   DEFINITIONS..........................................................................................1

ARTICLE II. AMOUNT AND TERMS OF CREDIT...........................................................................15
         SECTION 2.1.      AMOUNT AND NATURE OF CREDIT...........................................................15
         SECTION 2.2.      CONDITIONS TO LOANS AND LETTERS OF CREDIT.............................................19
         SECTION 2.3.      PAYMENT ON NOTES, ETC.  ..............................................................20
         SECTION 2.4.      PREPAYMENT............................................................................21
         SECTION 2.5.      COMMITMENT AND OTHER FEES; REDUCTION
                                    OF COMMITMENT................................................................22
         SECTION 2.6.      COMPUTATION OF INTEREST AND FEES; DEFAULT
                                    RATE.........................................................................22
         SECTION 2.7.      MANDATORY PAYMENT.....................................................................23

ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS;
         CAPITAL ADEQUACY........................................................................................23
         SECTION 3.1.      RESERVES OR DEPOSIT REQUIREMENTS, ETC. ...............................................23
         SECTION 3.2.      TAX LAW, ETC.  .......................................................................24
         SECTION 3.3.      EURODOLLAR DEPOSITS UNAVAILABLE OR
                                    INTEREST RATE UNASCERTAINABLE................................................25
         SECTION 3.4.      INDEMNITY.............................................................................25
         SECTION 3.5.      CHANGES IN LAW RENDERING LIBOR LOANS
                                    UNLAWFUL.....................................................................25
         SECTION 3.6.      FUNDING...............................................................................25
         SECTION 3.7.      CAPITAL ADEQUACY......................................................................26

ARTICLE IV.   CONDITIONS PRECEDENT...............................................................................26
         SECTION 4.1.      CONDITIONS PRECEDENT TO CLOSING.......................................................26
         SECTION 4.2.      CONDITIONS SUBSEQUENT TO CLOSING DATE.................................................30

ARTICLE V.   COVENANTS...........................................................................................30
         SECTION 5.1.      INSURANCE.............................................................................30
         SECTION 5.2.      MONEY OBLIGATIONS.....................................................................31
         SECTION 5.3.      FINANCIAL STATEMENTS..................................................................31
         SECTION 5.4.      FINANCIAL RECORDS.....................................................................32
         SECTION 5.5.      FRANCHISES............................................................................32
         SECTION 5.6.      ERISA COMPLIANCE......................................................................32
         SECTION 5.7.      FINANCIAL COVENANTS...................................................................33
         SECTION 5.8.      BORROWING.............................................................................34

         SECTION 5.9.      LIENS.................................................................................34
         SECTION 5.10.     REGULATIONS U and X...................................................................35
         SECTION 5.11.     INVESTMENTS AND LOANS.................................................................35
         SECTION 5.12.     MERGER AND SALE OF ASSETS.............................................................36
         SECTION 5.13.     ACQUISITIONS..........................................................................36
         SECTION 5.14.     HOLDING COMPANY REORGANIZATION........................................................37
         SECTION 5.15.     NOTICE................................................................................37
         SECTION 5.16.     ENVIRONMENTAL COMPLIANCE..............................................................38
         SECTION 5.17.     AFFILIATE TRANSACTIONS................................................................38
         SECTION 5.18.     USE OF PROCEEDS.......................................................................38
         SECTION 5.19.     CAPITAL EXPENDITURES..................................................................38
         SECTION 5.20.     CORPORATE NAMES.......................................................................39
         SECTION 5.21.     CAPITAL DISTRIBUTIONS.................................................................39
         SECTION 5.22.     SUBSIDIARIES CREATED, ACQUIRED OR HELD
                                    SUBSEQUENT TO CLOSING DATE...................................................39
         SECTION 5.23.     SYNDICATION OF CREDIT.................................................................39
         SECTION 5.24.     OTHER COVENANTS.......................................................................39

ARTICLE VI.  REPRESENTATIONS AND  WARRANTIES.....................................................................39
         SECTION 6.1.      CORPORATE EXISTENCE; FOREIGN QUALIFICATION;
                                    SUBSIDIARIES.................................................................40
         SECTION 6.2.      CORPORATE AUTHORITY...................................................................40
         SECTION 6.3.      COMPLIANCE WITH LAWS..................................................................40
         SECTION 6.4.      LITIGATION AND ADMINISTRATIVE PROCEEDINGS.............................................41
         SECTION 6.5.      LOCATION..............................................................................41
         SECTION 6.6.      DOCUMENTED VESSELS....................................................................41
         SECTION 6.7.      TITLE TO ASSETS.......................................................................41
         SECTION 6.8.      LIENS AND SECURITY INTERESTS..........................................................41
         SECTION 6.9.      TAX RETURNS...........................................................................41
         SECTION 6.10.     ENVIRONMENTAL LAWS....................................................................42
         SECTION 6.11.     CONTINUED BUSINESS....................................................................42
         SECTION 6.12.     EMPLOYEE BENEFITS PLANS...............................................................42
         SECTION 6.13.     CONSENTS OR APPROVALS.................................................................43
         SECTION 6.14.     SOLVENCY..............................................................................43
         SECTION 6.15.     FINANCIAL STATEMENTS..................................................................43
         SECTION 6.16.     REGULATIONS...........................................................................43
         SECTION 6.17.     MATERIAL AGREEMENTS...................................................................44
         SECTION 6.18.     INTELLECTUAL PROPERTY.................................................................44
         SECTION 6.19.     INSURANCE.............................................................................44
         SECTION 6.20.     ACCURATE AND COMPLETE STATEMENTS......................................................44
         SECTION 6.21.     YEAR 2000 COMPLIANCE..................................................................44
         SECTION 6.22.     DEFAULTS..............................................................................44

ARTICLE VII.   EVENTS OF DEFAULT.................................................................................45
         SECTION 7.1.      PAYMENTS..............................................................................45
         SECTION 7.2.      SPECIAL COVENANTS.....................................................................45
         SECTION 7.3.      OTHER COVENANTS.......................................................................45
         SECTION 7.4.      REPRESENTATIONS AND WARRANTIES........................................................45
         SECTION 7.5.      CROSS DEFAULT.........................................................................45
         SECTION 7.6.      ERISA DEFAULT.........................................................................45
         SECTION 7.7.      CHANGE IN CONTROL.....................................................................45
         SECTION 7.8.      MONEY JUDGMENT........................................................................45
         SECTION 7.9.      MATERIAL ADVERSE CHANGE...............................................................46
         SECTION 7.10.     VALIDITY OF LOAN DOCUMENTS............................................................46
         SECTION 7.11.     SOLVENCY..............................................................................46

ARTICLE VIII.   REMEDIES UPON DEFAULT............................................................................46
         SECTION 8.1.      OPTIONAL DEFAULTS.....................................................................46
         SECTION 8.2.      AUTOMATIC DEFAULTS....................................................................47
         SECTION 8.3.      LETTERS OF CREDIT.....................................................................47
         SECTION 8.4.      OFFSETS...............................................................................47
         SECTION 8.5.      EQUALIZATION PROVISION................................................................47

ARTICLE IX.   THE AGENT..........................................................................................48
         SECTION 9.1.      APPOINTMENT AND AUTHORIZATION.........................................................48
         SECTION 9.2.      NOTE HOLDERS..........................................................................48
         SECTION 9.3.      CONSULTATION WITH COUNSEL.............................................................48
         SECTION 9.4.      DOCUMENTS.............................................................................48
         SECTION 9.5.      AGENT AND AFFILIATES..................................................................49
         SECTION 9.6.      KNOWLEDGE OF DEFAULT..................................................................49
         SECTION 9.7.      ACTION BY AGENT.......................................................................49
         SECTION 9.8.      NOTICES, DEFAULT, ETC.................................................................49
         SECTION 9.9.      INDEMNIFICATION OF AGENT..............................................................49
         SECTION 9.10.     SUCCESSOR AGENT.......................................................................49

ARTICLE X.   MISCELLANEOUS.......................................................................................50
         SECTION 10.1.     BANKS' INDEPENDENT INVESTIGATION......................................................50
         SECTION 10.2.     NO WAIVER; CUMULATIVE REMEDIES........................................................50
         SECTION 10.3.     AMENDMENTS, CONSENTS..................................................................50
         SECTION 10.4.     NOTICES...............................................................................51
         SECTION 10.5.     COSTS, EXPENSES AND TAXES.............................................................51
         SECTION 10.6.     INDEMNIFICATION.......................................................................51
         SECTION 10.7.     OBLIGATIONS SEVERAL; NO FIDUCIARY
                                    OBLIGATIONS..................................................................52
         SECTION 10.8.     EXECUTION IN COUNTERPARTS.............................................................52
         SECTION 10.9.     BINDING EFFECT; BORROWER'S ASSIGNMENT.................................................52

SECTION 10.10.    BANK ASSIGNMENTS/PARTICIPATIONS................................................................52
         SECTION 10.11.    SEVERABILITY OF PROVISIONS; CAPTIONS..................................................55
         SECTION 10.12.    INVESTMENT PURPOSE....................................................................55
         SECTION 10.13.    ENTIRE AGREEMENT......................................................................55
         SECTION 10.14.    GOVERNING LAW; SUBMISSION TO JURISDICTION.............................................55
         SECTION 10.15.    LEGAL REPRESENTATION OF PARTIES.......................................................55
         SECTION 10.16.    JURY TRIAL WAIVER.....................................................................56

         SCHEDULE          1.....................................................................................57

         SCHEDULE          2 - MORTGAGED REAL PROPERTY...........................................................58

         SCHEDULE 3 - PLEDGORS...................................................................................59

         EXHIBIT A - REVOLVING CREDIT NOTE.......................................................................60

         EXHIBIT B - SWING LINE NOTE.............................................................................62

         EXHIBIT C - NOTICE OF LOAN..............................................................................64

         EXHIBIT D - COMPLIANCE CERTIFICATE......................................................................66

         EXHIBIT E - FORM OF ASSIGNMENT  AND ACCEPTANCE AGREEMENT................................................67

         EXHIBIT F - FORM OF GUARANTY OF PAYMENT OF DEBT.........................................................72

         EXHIBIT G - FORM OF  SECURITY AGREEMENT.................................................................73

         EXHIBIT H - FORM OF COLLATERAL ASSIGNMENT AND SECURITY
                     AGREEMENT.....................................................................................74

         EXHIBIT I - FORM OF COLLATERAL ASSIGNMENT OF LICENSES

         AND PERMITS.............................................................................................75

         EXHIBIT J - FORM OF ASSUMPTION AGREEMENT................................................................76

         EXHIBIT K - FORM OF PLEDGE AGREEMENT....................................................................77

         This CREDIT AGREEMENT (as it may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 15th day of May, 1998, among OGLEBAY NORTON COMPANY, a Delaware corporation, 1100 Superior Avenue, Cleveland, Ohio 44114 ("Borrower"), the banking institutions named in
SCHEDULE 1 attached hereto and made a part hereof (collectively, "Banks", and individually, "Bank") and KEYBANK NATIONAL ASSOCIATION, 127 Public Square, Cleveland, Ohio 44114-1306, as Agent for the Banks under this Agreement ("Agent").


                                   WITNESSETH:

         WHEREAS, Borrower and the Banks desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrower upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is mutually agreed as follows:


                             ARTICLE I. DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition of in excess of fifty percent (50%) of the stock (or other equity interest) of any Person, or (c) the acquisition of another Person (other than a Company) by a merger or consolidation or any other combination with such Person.

         "Adjusted Prime Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (1/2%) in excess of the Federal Funds Effective Rate. Any change in the Adjusted Prime Rate shall be effective immediately from and after such change in the Adjusted Prime Rate.

         "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having less than its pro rata share of the Debt then outstanding, than was the case immediately before such payment.

         "Agent Fee Letter" shall mean the Agent Fee Letter from Agent to Borrower, dated as of the Closing Date.

         "Applicable Commitment Fee Rate" shall mean:

         (a) for the period from the Closing Date through November 15, 1998, fifty (50) basis points; and

         (b) commencing with the financial statements for the fiscal quarter ending September 30, 1998, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio for the most recently completed fiscal quarter, shall be used to establish the number of basis points that will go into effect on November 16, 1998 and thereafter:

-----------------------------------------------------------------------------------------------------------
                                                                                           APPLICABLE
                               LEVERAGE RATIO                                          COMMITMENT FEE RATE
-----------------------------------------------------------------------------------------------------------
Greater than or equal to 4.00 to 1.00                                                  50.00 basis points
-----------------------------------------------------------------------------------------------------------
Greater than or equal to 3.75 to 1.00 but less than 4.00 to 1.00                       37.50 basis points
------------------------------------------------------------------------------------------------------------
Greater than or equal to 3.50 to 1.00 but less than 3.75 to 1.00                       30.00 basis points
------------------------------------------------------------------------------------------------------------
Less than 3.50 to 1.00                                                                 25.00 basis points
------------------------------------------------------------------------------------------------------------

Changes to the Applicable Commitment Fee Rate shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3 hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of the Banks pursuant to Articles VII and VIII hereof.

         "Applicable Margin" shall mean:

         (a) for the period from the Closing Date through November 15, 1998, (i) two hundred fifty (250) basis points for LIBOR Loans, and (ii) twenty-five (25) basis points for Prime Rate Loans, and

         (b) commencing with the financial statements for the fiscal quarter ending September 30, 1998, the number of basis points (depending upon whether Loans are LIBOR Loans or Prime Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio for the most recently completed fiscal quarter, shall be used to establish the number of basis points that will go into effect on November 16, 1998 and thereafter:

-----------------------------------------------------------------------------------------------------------------

                                                             APPLICABLE MARGIN                APPLICABLE MARGIN
                   LEVERAGE RATIO                             FOR LIBOR LOANS                   FOR PRIME RATE
                                                                                                    LOANS
-----------------------------------------------------------------------------------------------------------------
Greater than or equal to 4.25 to 1.00                         250 basis points                  25 basis points
-----------------------------------------------------------------------------------------------------------------
Greater than or equal to 4.00 to 1.00 but                     225 basis points                  0 basis points
less than 4.25 to 1.00
-----------------------------------------------------------------------------------------------------------------
Greater than or equal to 3.75 to 1.00 but                     200 basis points                  0 basis points
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
less than 4.00 to 1.00
-----------------------------------------------------------------------------------------------------------------
Greater than or equal to 3.50 to 1.00 but                     175 basis points                  0 basis points
less than 3.75 to 1.00
-----------------------------------------------------------------------------------------------------------------
Less than 3.50 to 1.00                                        150 basis points                  0 basis points
-----------------------------------------------------------------------------------------------------------------

Changes to the Applicable Margin shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3 hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VII and VIII hereof.

         "Assignment Agreement" shall mean an Assignment and Acceptance Agreement in the form of EXHIBIT E hereto.

         "Assumption Agreement" shall mean an Assumption Agreement in the form of EXHIBIT J hereto.

         "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio, and, if the applicable Business Day relates to any LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

         "Canadian Amalgamation" shall mean all of the following:

                  (a) Global Stone Ingersoll Ltd. may reincorporate as a Canada federal corporation;

                  (b) Global Stone Ingersoll Ltd. may create a new Subsidiary (hereinafter "New Global Stone") organized as a Canada federal corporation;

                  (c) Global Stone Corporation may merge into Oglebay Norton Acquisition;

                  (d) Oglebay Norton Acquisition may merge into Global Stone Ingersoll Ltd.;

                  (e) Global Stone Ingersoll Ltd. may merge into New Global Stone; and

                  (f) the Global Reorganization may occur.

         "Canadian Second Stage Transaction" shall mean a Second Stage Transaction as such term is described in the Offer Documents.

         "Capital Distribution" shall mean, with respect to any Company, a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any capital stock of such Company or as a dividend, return of capital or other distribution (other than any stock dividend or stock split payable only in capital stock of the Company in question) in respect of any Company's capital stock.

         "Change in Control" shall mean (a) the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Borrower; or
(b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower nor (ii) appointed by directors so nominated; provided, however, that the consummation of the Holding Company Reorganization pursuant to Section 5.14 hereof shall not constitute a "Change in Control".

         "Closing Date" shall mean the effective date of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "Collateral Assignment and Security Agreement" shall mean a Collateral Assignment and Security Agreement, in the form of the attached EXHIBIT H, executed and delivered on or after the Closing Date by a Pledgor, wherein such Pledgor has granted to Agent, for the benefit of the Banks, a security interest in and an assignment of all intellectual property owned by such Pledgor, as the same may be from time to time amended, restated or otherwise modified.

         "Collateral Assignment of Licenses and Permits" shall mean a Collateral Assignment of Licenses and Permits, in the form of the attached EXHIBIT I, executed and delivered on or after the Closing Date by a Pledgor, wherein such Pledgor has granted to Agent, for the benefit of the Banks, a security interest in and assignment of all of such Pledgor's rights and interest in and to all material licenses and permits, as the same may be from time to time amended, restated or otherwise modified.

         "Commitment" shall mean the obligation hereunder of the Banks, during the Commitment Period, to extend credit pursuant to the Revolving Credit Commitments up to the Total Commitment Amount.

         "Commitment Percentage" shall mean, for each Bank, the percentage set forth opposite such Bank's name under the column headed "Commitment Percentage" as set forth on SCHEDULE 1 hereof.

         "Commitment Period" shall mean the period from the Closing Date to May 15, 2001, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

         "Company" shall mean Borrower or a Subsidiary.

         "Companies" shall mean Borrower and all Subsidiaries.

         "Compliance Certificate" shall mean a certificate, substantially in the form of the attached EXHIBIT D.

         "Computer System" shall mean a computer system and all related peripherals, including, but not limited to, hardware, software, devices and systems.

         "Consolidated" shall mean the resultant consolidation of the financial statements of Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.15 hereof.

         "Consolidated Capital Expenditures" shall mean, for any period, the amount of capital expenditures as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Depreciation and Amortization Charges" shall mean, for any period, the Depreciation and Amortization Charges of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated EBITDA" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) income taxes, (b) Consolidated Interest Expense, and
(c) Consolidated Depreciation and Amortization Charges.

         "Consolidated Fixed Charges" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, the aggregate of (a) cash interest expense (including, without limitation, the "imputed interest" portion of capital leases), (b) actual cash expenditures for taxes, (c) cash principal payments on long-term Funded Indebtedness maturing within twelve (12) months of the date in question, and (d) actual cash expenditures relating to Capital Distributions.

         "Consolidated Interest Expense" shall mean, for any period, the Consolidated interest expense of Borrower for such period, determined in accordance with GAAP.

         "Consolidated Net Earnings" shall mean, for any period, the Net Earnings of Borrower for such period, determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Net Worth" shall mean, at any date, the Consolidated stockholders' equity of Borrower, determined as of such date in accordance with GAAP.

         "Consolidated Pro-Forma Capital Expenditures" shall mean the sum of (a) Consolidated Capital Expenditures, plus (b)(i) without duplication, the amount of capital expenditures of Companies acquired by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters to the extent that such capital expenditures of Companies acquired are confirmed by audited financial or other information satisfactory to Agent, minus (ii) capital expenditures of Companies disposed of by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters.

         "Consolidated Pro-Forma Cash Flow" shall mean, for any period, (a) Consolidated Pro-Forma EBITDA minus (b) Consolidated Pro-Forma Capital Expenditures, as determined in accordance with GAAP.

         "Consolidated Pro-Forma EBITDA" shall mean the sum of (a) Consolidated EBITDA, plus (b) the Global Stone Charges, if applicable, plus (c)(i) without duplication, the EBITDA of Companies acquired by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters to the extent that such EBITDA of Companies acquired is confirmed by audited financial or other information satisfactory to Agent, minus (ii) EBITDA of Companies disposed of by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters.

         "Consolidated Pro-Forma Fixed Charges" shall mean the sum of (a) Consolidated Fixed Charges, plus (b)(i) without duplication, the amount of Fixed Charges of Companies acquired by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters to the extent that the Fixed Charges of Companies acquired are confirmed by audited financial or other information satisfactory to Agent, minus (ii) Fixed Charges of Companies disposed of by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters.

         "Consolidated Pro-Forma Interest Expense" shall mean the sum of (a) Consolidated Interest Expense, plus (b)(i) without duplication, the interest expense of Companies acquired by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters to the extent that such interest expense of Companies acquired is confirmed by audited financial or other information satisfactory to Agent, minus (ii) interest expense of Companies disposed of by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters.

         "Consolidated Pro-Forma Net Earnings" shall mean the sum of (a) Consolidated Net Earnings, plus (b)(i) without duplication, the Net Earnings of Companies acquired by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters to the extent that such net earnings of such Companies acquired is confirmed by audited financial or other information satisfactory to Agent, minus (ii) net earnings of Companies disposed of by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters.

         "Consolidated Pro-Forma Pre-Tax Earnings" shall mean, for any period,
(a)(i) Consolidated Net Earnings, plus (ii) Consolidated income taxes; plus
(b)(i) without duplication, the following number as calculated for all Companies acquired by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters to the extent that such number for such Companies acquired is confirmed by audited financial or other information satisfactory to
Agent: (A) net earnings, minus (B) any nonrecurring non-cash gains or losses, plus (C) income taxes; minus (ii) the following number as calculated for all Companies disposed of by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters: (A) net earnings, minus (B) any nonrecurring non-cash gains or losses, plus (C) income taxes; all as determined in accordance with GAAP.

         "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

         "Debt" shall mean, collectively, (a) all Indebtedness incurred by Borrower to Agent or the Banks pursuant to this Agreement and includes the principal of and interest on all Notes; (b) each extension, renewal or refinancing thereof in whole or in part; (c) the commitment and other fees, including any prepayment fee, payable hereunder; and (d) all Related Expenses.

         "Default Rate" shall mean a rate per annum equal to two percent (2%) in excess of the Prime Rate from time to time in effect.

         "Depreciation and Amortization Charges" shall mean, for any period, in accordance with GAAP, the aggregate of all such charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of a Person for such period.

         "Derived LIBOR Rate" shall mean a rate per annum equal to the sum of the Applicable Margin plus the LIBOR Rate.

         "Derived Prime Rate" shall mean a rate per annum equal to the sum of the Applicable Margin plus the Adjusted Prime Rate.

         "Documented Vessel" shall mean any one of the ships owned by a Company as set forth on SCHEDULE 6.6 hereto.

         "Dollar" and the sign "$" shall mean lawful money of the United States.

         "EBITDA" shall mean, for any period, in accordance with GAAP, net earnings for such period plus the aggregate amounts deducted in determining such net earnings in respect of (a) income taxes, (b) interest expense, and (c) Depreciation and Amortization Charges.

         "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, policies, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States or, if applicable, Canada, or by any state, province, territory or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning air quality, soil quality, water quality, wetlands, solid waste or the protection of public health, human health, safety or the environment or the Release of any Hazardous Substance into the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

         "ERISA Event" shall mean: (a) the existence of any condition or event with respect to a Plan which presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company, (b) a Controlled Group member has engaged in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code Section
4975) or a breach of a fiduciary duty under ERISA which could result in liability to a Company, (c) a Controlled Group member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307, (d) a Reportable Event has occurred with respect to any Pension Plan as to which notice is required to be provided to the PBGC, (e) a Controlled Group member has withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively), (f) a Multiemployer Plan is in or is likely to be in reorganization under ERISA Section 4241, (g) a Plan (and any related trust) which is intended to be qualified under Code Sections 401 and 501 fails to be so qualified or any "cash or deferred arrangement" under any such Plan fails to meet the requirements of Code Section 401(k), (h) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or a Controlled Group member takes steps to terminate a Pension Plan, (i) a Controlled Group member or a Plan fails to satisfy any requirements of law applicable to a Plan, (j) a claim, action, suit, audit or investigation is pending or threatened with respect to a Plan, other than a routine claim for benefits, or (k) a Controlled Group member incurs or is expected to incur any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, ET. SEQ. or Code Section 4980B.

         "Eurocurrency Reserve Percentage" shall mean, for any Interest Period in respect of any LIBOR Loan, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which a Bank may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extension of credit or other assets that include the LIBOR Loans. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Bank under said Regulation D.

         "Event of Default" shall mean an event or condition that constitutes an event of default as defined in Article VII hereof.

         "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

         "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer, treasurer or vice president of finance.

         "Fixed Charges" shall mean, for any period, in accordance with GAAP, the aggregate of (a) cash interest expense (including, without limitation, the "imputed interest" portion of capital leases), (b) actual cash expenditures for taxes, (c) cash principal payments on long-term funded indebtedness maturing within twelve (12) months of the date in question, and (d) actual cash expenditures relating to Capital Distributions.

         "Foreign Entity" shall mean a Company that is not organized under the laws of state of the United States.

         "Fronting Bank" shall mean, as to any Letter of Credit transaction hereunder, Agent as issuer of the Letter of Credit, or, in the event that Agent is unable to issue a Letter of Credit, such other Bank as shall agree to issue the Letter of Credit in its own name but on behalf of the Banks hereunder.

         "Funded Indebtedness" shall mean, on a Consolidated basis, Indebtedness for borrowed money, including, but not limited to, current, long-term and Subordinated Indebtedness, if any; provided, however, that reimbursement obligations under letters of credit or banker's acceptances up to an aggregate amount of Three Million Dollars ($3,000,000) shall not be deemed to constitute Funded Indebtedness.

         "GAAP" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower, and, if applicable, shall mean generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, as of the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

         "Global Control Date" shall mean the date, after the Global Stone Acquisition, upon which Oglebay Norton Acquisition shall own ninety percent (90%) of the Global Stone Shares.

         "Global Domestic Subsidiary" shall mean a Subsidiary of Global Stone that is organized under the laws of a state of the United States.

         "Global Reorganization" shall mean the transfer of direct ownership of all Global Domestic Subsidiaries to one or more Oglebay Domestic Subsidiaries.

         "Global Stone" shall mean Global Stone Corporation, a Canada corporation, and its successors and assigns.

         "Global Stone Acquisition" shall mean the acquisition by Oglebay Norton Acquisition of at least sixty-six and two thirds percent (66 2/3%) of the outstanding voting shares of Global Stone, pursuant to the terms and conditions of the Offer Documents.

         "Global Stone Charges" shall mean the nonrecurring charges associated with the tender offer by Carmeuse S.A. to purchase all of the shares of Global Stone and the Global Stone Acquisition, including, but not limited to, all costs and expenses related thereto, to be taken (in accordance with GAAP) by Borrower on or prior to Borrower's fiscal quarter ending June 30, 1998.

         "Global Stone Pledgor" shall mean a Pledgor that, prior to the Global Stone Acquisition, was a Global Domestic Subsidiary.

         "Global Stone Shares" shall mean the "Global Stone Shares" as defined in the Offer Documents.

         "Global Stone Trust Indenture" shall mean the Trust Indenture between Global Stone and Montreal Trust Company of Canada, as trustee, dated as of February 15, 1995.

         "Guarantor" shall mean a Person which pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person which agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

         "Guaranty of Payment" shall mean a Guaranty of Payment of the Debt, in the form of the attached EXHIBIT F, executed and delivered on or after the Closing Date by a Pledgor, as the same may be from time to time amended, restated or otherwise modified.

         "Hazardous Substance" shall mean any hazardous, toxic or dangerous pollutant, contaminant, substance or waste or any such pollutant, contaminant, substance or waste that is defined or listed under any Environmental Law or that is otherwise regulated or prohibited or subject to investigation or remediation under any Environmental Law because of its hazardous, toxic, dangerous or injurious properties, including, without limitation: (i) any "hazardous substance" as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended;
(ii) any "hazardous waste" as now or hereafter defined under the Resource Conservation and Recovery Act, 42 U.S.C. Section 690l et seq., as amended; (iii) hydrocarbons and/or petroleum products or fractions thereof, natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel;
(iv) asbestos containing material; (v) flammable explosives; (vi) polychlorinated biphenyls; (vii) radioactive materials; and (viii) any substance for which special handling or notification is required for its collection, storage, treatment, use or disposal.

         "Hedge Agreement" shall mean any hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by Borrower with any financial institution.

         "Holding Company" shall mean Oglebay Norton Holding Company, an Ohio corporation, and its successors and assigns.

         "Holding Company Reorganization" shall have the meaning set forth in
Section 5.14 hereof.

         "Indebtedness" shall mean, for any Company (excluding in all cases trade payables and accrued expenses payable in the ordinary course of business by any Company), (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all reimbursement obligations (contingent or otherwise) under any letter of credit or banker's acceptance, (e) all lease obligations capitalized on the books of such Company in accordance with GAAP, and (f) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

         "Interest Adjustment Date" shall mean the last day of each Interest Period.

         "Interest Period" shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for any LIBOR Loan shall be one (1) month, two (2) months, three (3) months, or six (6) months, in each case as Borrower may select upon notice, as set forth in Section 2.2 hereof, provided that: (a) if Borrower fails to so select the duration of any Interest Period, Borrower shall be deemed to have converted such LIBOR Loan to a Prime Rate Loan at the end of the then current Interest Period; and (b) Borrower may not select any Interest Period for a LIBOR Loan which ends after any date when principal is due on such LIBOR Loan.

         "Interest Rate Protection" shall mean, with respect to Indebtedness of a Company, that either (a) such Company has obtained a fixed rate of interest on such Indebtedness, or (b) such Company has entered into a Hedge Agreement or Hedge Agreements, upon terms and conditions satisfactory to Agent.

         "Letter of Credit" shall mean any commercial documentary letter of credit or any standby letter of credit which shall be issued by a Fronting Bank for the benefit of Borrower or a Pledgor, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) one (1) year after its date of issuance, or (b) fifteen (15) days prior to the last day of the Commitment Period.

         "Letter of Credit Commitment" shall mean the commitment of Agent (or a Fronting Bank), on behalf of the Banks, to issue Letters of Credit in an aggregate outstanding face amount of up to Fifteen Million Dollars ($15,000,000), during the Commitment Period, on the terms and conditions set forth in Section 2.1C hereof.

         "Leverage Ratio" shall mean, at any time, the ratio for the Companies of Total Funded Indebtedness to Consolidated Pro-Forma EBITDA for the most recently completed four (4) fiscal quarters.

         "LIBOR Loan" shall mean a Loan described in Section 2.1 hereof on which Borrower shall pay interest at a rate based on the LIBOR Rate.

         "LIBOR Rate" shall mean, for any Interest Period with respect to a LIBOR Loan, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of: (a) the per annum rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, as provided by Telerate Service, Bloomberg's or Reuters (or any other similar company or service that provides rate quotations comparable to those currently provided by such companies) as the rate in the London interbank market for dollar deposits in immediately available funds with a maturity comparable to such Interest Period, DIVIDED BY (b) a number equal to 1.00 MINUS the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (a) hereof) shall be the rate, determined by Agent as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which dollar deposits in immediately available funds in an amount comparable to such LIBOR Loan and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

         "Lien" shall mean any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property (real or personal) or asset.

         "Loan" or "Loans" shall mean the credit granted to Borrower by the Banks in accordance with Section 2.1A or B hereof.

         "Loan Documents" shall mean this Agreement, each of the Notes, each of the Guaranties of Payment, each Security Document, each Subordination Agreement, if any, all documentation relating to each Letter of Credit and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Majority Banks" shall mean the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Total Commitment Amount, or, if there is any borrowing hereunder, the holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate amount at the time outstanding under the Notes (other than the Swing Line Notes).

         "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company.

         "Mortgage" shall mean a Mortgage, Deed of Trust or other instrument, in form and substance reasonably satisfactory to Agent, executed by a Company on or after the Closing Date, with respect to a Mortgaged Real Property, as the same may from time to time be amended, restated or otherwise modified.

         "Mortgaged Real Property" shall mean any one of the parcels of real property owned or leased by a Company as set forth on SCHEDULE 2 hereto, in each case together with all improvements and buildings thereon and all appurtenances, easements or other rights belonging thereto.

         "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

         "NCB Ship Mortgage" shall mean the First Preferred Fleet Mortgage dated as of July 14, 1997, executed by Borrower in favor of National City Bank, as amended and as may from time to time be further amended, restated or otherwise modified, with respect to the Wolverine and the David Z. Norton.

         "Negotiated Rate" shall mean a fixed rate of interest per annum quoted to Borrower by Agent based upon Agent's cost of funds, and agreed to by Borrower.

         "Net Earnings" shall mean, for any period, the net income (loss) for such period, determined in accordance with GAAP.

         "New Global Stone" shall mean that term as defined in subpart (b) of the definition of Canadian Amalgamation set forth above.

         "Note" shall mean any Revolving Credit Note, the Swing Line Note, any Canadian Revolving Note, the Canadian Swing Line Note or any other note delivered pursuant to this Agreement.

         "Notice of Loan" shall mean a Notice of Loan in the form of the attached EXHIBIT C.

         "Obligor" shall mean (a) a Person whose credit or any of whose property is pledged to the payment of the Debt and includes, without limitation, any Guarantor, and (b) any signatory to a Related Writing.

         "Offer Documents" shall mean the offer to purchase for cash all of the common shares of Global Stone by Oglebay Norton Acquisition and the take-over bid circular, and all other documents filed in connection with the foregoing, filed by Oglebay Norton Acquisition on April 24, 1998 with the applicable Securities Authorities and all agreements, instruments and documents executed pursuant thereto or in connection therewith, as any of the foregoing may from time to time be amended, restated or otherwise modified.

         "Oglebay Domestic Subsidiary" shall mean a Subsidiary of Borrower that is organized under the laws of a state of the United States.

         "Oglebay Pledgor" shall mean a Pledgor that, prior to the Global Stone Acquisition, was a Subsidiary of Borrower.

         "Oglebay Norton Acquisition" shall mean Oglebay Norton Acquisition Limited, a corporation organized under the Canada Business Corporation Act, as amended, and its successors and assigns.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

         "Pension Plan" shall mean a Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

         "Permitted Investment" shall mean any of the following:

                  (a) direct obligations of or obligations guaranteed by the United States or the Canadian government;

                  (b) obligations issued or guaranteed by an agency or instrumentality of the United States or obligations of the Federal National Mortgage Association, the Student Loan Marketing Association, the Federal home Loan Banks or the Federal Farm Credit Bank;

                  (c) bankers' acceptances drawn on and accepted by banks (which may include Agent or any Bank), and certificates of deposit or commercial paper of banks (which may include Agent or any Bank), with a combined capital and surplus aggregating at least One Hundred Million Dollars ($100,000,000) and, if such acceptances are drawn on, or such certificates of deposits or commercial paper are issued by any bank other than the Banks, the unsecured deposits or securities of such bank shall be, at the time of acquisition, rated within one (1) of the two
         (2) highest rating categories assigned by either Rating Agency;

                  (d) interest-bearing demand or time deposits or certificates of deposit of a bank (which may include Agent or any Bank) or trust company continuously secured and collateralized by obligations of the type described in subsection (a) hereof, or by obligations of the type described in subsection (k) hereof, having a market value determined not less than daily equal at all times to at least the amount of such deposit or certificate, to the extent such deposit or certificate is not insured by the Federal Deposit Insurance Corporation or any successor thereto;

                  (e) interest-bearing notes or commercial paper of any of the Banks, or interest-bearing notes or commercial paper rated within one of the three (3) highest rating categories assigned by either Rating Agency, issued by a bank or bank holding company which has a combined capital and surplus aggregating at least One Hundred Million Dollars ($100,000,000), or commercial paper rated within rating category A1+, A1, A2, P1 or P2, as assigned by the applicable Rating Agency, issued by any other entity;

                  (f) repurchase agreements and investment agreements issued by banks (which may include the Agent or any Bank) with a combined capital and surplus aggregating at least One Hundred Million Dollars ($100,000,000) or by any other entity whose debt or unsecured securities are, at the time of acquisition, rated within one (1) of the two (2) highest rating categories assigned by either Rating Agency, or continuously secured and collateralized by obligations referred to in subsections (a) through (e) above or (g) through (j) below having a market value, determined not less frequently than daily, at least equal at the time of each such determination to the principal balance collectible pursuant thereto plus accrued interest thereon;

                  (g) interest-bearing notes or investment agreements secured by a letter of credit issued by banks (which may include Agent or any Bank) with a combined capital and surplus aggregating at least One Hundred Million Dollars ($100,000,000), or by a surety issued by an insurance company, in each case (other than in the case of a letter of credit issued by a Bank) the unsecured securities or deposits of either of which are rated at the time of acquisition within one (1) of the two
         (2) highest rating categories assigned by either Rating Agency;

                  (h) securities with a remaining term of maturity of, or which are payable at par upon demand by the holder thereof within ninety (90) days or less, the interest on which is exempt from federal income taxation, rated by either Rating Agency in its highest note or commercial paper rating category;

                  (i) any other securities or obligations selected by Borrower and approved in writing by the Majority Banks;

                  (j) shares redeemable on demand at par of, or an investment agreement with, an Investment Company (as defined in the Investment Company Act of 1940, as amended) which invests in, or collateralizes such investment agreement with, obligations of the type described as Permitted Investments in any other subsection of this definition; and

                  (k) tax-free money market funds which invest principally in obligations rated in the highest rating category whether rated as short-term or long-term obligations by a Rating Agency.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Plan" shall mean (a) an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan, or (b) a statutory plan relating to any of such matters which any Person is required to comply with, including, without limitation, the Canada or Quebec Pension Plans and plans administered pursuant to applicable provincial health tax, workers' compensation and unemployment insurance legislation.

         "Pledge Agreement" shall mean a Pledge Agreement, in the form of the attached EXHIBIT K, executed and delivered to Agent and the Banks by Borrower or a Pledgor, as appropriate, on or after the Closing Date, as the same may be from time to time amended, restated or otherwise modified.

         "Pledgor" shall mean each of the Companies set forth on SCHEDULE 3 hereof which are each executing and delivering to Agent for the benefit of the Banks a (a) Guaranty of Payment, (b) Security Agreement, (c) Collateral Assignment and Security Agreement, if applicable, (d) Collateral Assignment of Licenses and Permits, (e) Pledge Agreement, if applicable, (f) Mortgage, if applicable, and (g) Preferred Ship Mortgage, if applicable; and any other Person which shall execute and deliver any of the foregoing to Agent for the benefit of the Banks subsequent to the Closing Date.

         "Preferred Ship Mortgage" shall mean a Preferred Ship Mortgage, in form and substance satisfactory to Agent, executed by a Company on or after the Closing Date with respect to a Documented Vessel, as the same may from time to time be amended, restated or otherwise modified.

         "Prime Rate" shall mean the interest rate established from time to time by Agent as Agent's prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

         "Prime Rate Loan" shall mean a Loan described in Section 2.1 hereof on which Borrower shall pay interest at a rate based on the Derived Prime Rate.

         "Proxy Statement" shall mean the Proxy-Statement Prospectus relating to the Holding Company Reorganization, filed by Borrower with the SEC on March 3, 1998, as amended on April 8, 1998, and as further amended on April 24, 1998, and as the same may, with prior written notice to Agent and the Banks, be further amended, restated or otherwise modified.

         "Rating Agency" means Moody's or Standard & Poor's or the successor of either or, if both no longer exist and have no successors, then any other rating agency approved by the Majority Banks.

         "Real Property" shall mean any one of the parcels of real property, or interests therein, owned or leased by a Company (including, but not limited to, the Mortgaged Real Property) together with all improvements and buildings thereon and all appurtenances, easements or other rights belonging thereto.

         "Related Expenses" shall mean any and all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits, and disbursements) incurred by, imposed upon, or asserted against, Agent or any Bank in any attempt by Agent: (a) to obtain, preserve, perfect, or enforce any security interest evidenced by this Agreement or any Related Writing; (b) to obtain payment, performance, and observance of any and all of the Debt; (c) to maintain, insure, audit, collect, preserve, repossess, and dispose of any of the collateral securing the Debt or any thereof, including, without limitation, costs and expenses for appraisals, assessments, and audits of Borrower or any such collateral; or (d) incidental or related to (a) through (c) above, including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the Default Rate.

         "Related Writing" shall mean the Loan Documents and any assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrower, any Subsidiary or any Obligor, or any of their respective officers, to the Banks pursuant to or otherwise in connection with this Agreement.

         "Release" shall mean any release, spill, emission, leaking, pumping, pouring, emptying, disposing, injection, deposit, discharge, leaching, or migration into any media, whether soil, surface water, ground water, building interior or components, air or any combination of the foregoing, and the movement of any contamination through any media, and including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance.

         "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

         "Revolving Credit Commitment" shall mean the obligation hereunder, during the Commitment Period, of (a) each Bank to participate in the making of Revolving Loans up to the aggregate amount set forth opposite such Bank's name under the column headed "Revolving Credit Commitment Amount" as set forth on
SCHEDULE 1 hereof (or such lesser amount as shall be determined pursuant to Section 2.5 hereof), (b) each Bank to participate in the issuance of Letters of Credit pursuant to the Letter of Credit Commitment and (c) Agent to make Swing Loans pursuant to the Swing Line Commitment.

         "Revolving Credit Note" shall mean any Revolving Credit Note executed and delivered pursuant to Section 2.1A hereof.

         "Revolving Loan" shall mean a Loan granted to Borrower by the Banks in accordance with Section 2.1A hereof.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Securities Authorities" shall mean The Toronto Stock Exchange, the appropriate securities commissions or similar regulatory authorities in Canada and each of the provinces and territories thereof and in the United States and each of the states thereof.

         "Security Agreement" shall mean a Security Agreement, in the form of the attached EXHIBIT G, executed and delivered by a Company to Agent and the Banks in connection with this Agreement, as the same may be from time to time amended, restated or otherwise modified.

         "Security Documents" shall mean each of the Security Agreements, each of the Pledge Agreements, each of the Mortgages, each of the Preferred Ship Mortgages, each of the Collateral Assignment and Security Agreements, each of the Collateral Assignments of Licenses and Permits, each U.C.C. financing statement executed in connection herewith, and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw- Hill, Inc., or any successor to such company.

         "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance reasonably satisfactory to Agent) in favor of the prior payment in full of the Debt.

         "Subordinated Creditor" shall mean any Person which shall deliver a Subordination Agreement to Agent and the Banks.

         "Subordinated Note Purchase Agreement" shall mean the Note Purchase Agreement among Borrower, the guarantors a party thereto, and CIBC Oppenheimer Corp., dated as of May 15, 1998, as the same may be, with the prior written consent of Agent, which consent shall not be unreasonably withheld, from time to time, amended, restated or otherwise modified.

         "Subordination Agreement" shall mean a Subordination Agreement, in form and substance satisfactory to Agent, executed and delivered by a Subordinated Creditor on or subsequent to the Closing Date, as the same may be from time to time amended, restated or otherwise modified.

         "Subsidiary" of Borrower or any of its Subsidiaries shall mean (a) a corporation more than fifty percent (50%) of the voting power or capital stock of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority ownership interest or the power to direct the policies, management and affairs thereof.

         "Swing Line" shall mean the credit facility established by Agent in accordance with Section 2.1B hereof.

         "Swing Line Commitment" shall mean the commitment of Agent to make Swing Loans to Borrower up to the maximum aggregate amount at any time outstanding of Ten Million Dollars ($10,000,000) on the terms and conditions set forth in Section 2.1B hereof.

         "Swing Line Note" shall mean the Swing Line Note executed and delivered pursuant to Section 2.1B hereof.

         "Swing Loan" shall mean a Loan granted to Borrower by Agent in accordance with Section 2.1B hereof.

         "Swing Loan Maturity Date" shall mean, with respect to any Swing Loan, the earlier of (a) thirty (30) days after the date such Swing Loan is made, or
(b) the last day of the Commitment Period.

         "Title XI Ship Mortgage" shall mean the First Preferred Ship Mortgage executed by Borrower in favor of the United States of America, represented by the Secretary of Transportation, dated as of May 29, 1981, as supplemented, with respect to the Columbia Star, as the same may be from time to time further supplemented, amended, restated or otherwise modified.

         "Total Commitment Amount" shall mean the principal amount of Two Hundred Fifteen Million Dollars ($215,000,000) (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

         "Total Funded Indebtedness" shall mean all Funded Indebtedness.

         "Total Senior Funded Indebtedness" shall mean all Total Funded Indebtedness other than Subordinated Indebtedness.

         "Unmatured Event of Default" shall mean an event or condition which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and which has not been waived by the Majority Banks in writing.

         "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

         "Welfare Plan" shall mean a Plan that is a "welfare plan" within the meaning of ERISA Section 3 (l).

         "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity all of the securities or other ownership interest, of which having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Year 2000 Compliant" shall mean that a Computer System will operate accurately, without interruption and without any negative change in performance due to the change of the millennium.

         Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

         The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

         SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, each Bank will participate to the extent hereinafter provided in making Loans to Borrower, and issuing Letters of Credit at the request of Borrower, in such aggregate amount as Borrower shall request pursuant to the Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement be in excess of the Total Commitment Amount.

         Each Bank, for itself and not one for any other, agrees to participate in Loans made and Letters of Credit issued hereunder during the Commitment Period on such basis that (a) immediately after the completion of any borrowing by Borrower or issuance of a Letter of Credit hereunder, the aggregate principal amount then outstanding on the Notes (other than the Swing Line Note) issued to such Bank, when combined with such Bank's pro rata share of the aggregate undrawn face amount of all issued and outstanding Letters of Credit, shall not be in excess of the amount shown opposite the name of such Bank under the column headed "Maximum Amount" as set forth in SCHEDULE 1 hereto, and (b) such aggregate principal amount outstanding on the Notes (other than the Swing Line
Note) issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Notes (other than the Swing Line Note) which is such Bank's Commitment Percentage.

         Each borrowing (other than Swing Loans) from the Banks hereunder shall be made pro rata according to the Banks' respective Commitment Percentages. The Loans may be made as Revolving Loans and Swing Loans, and Letters of Credit may be issued, as follows:

         A.       Revolving Loans.

         Subject to the terms and conditions of this Agreement, during the Commitment Period, the Banks shall make a Revolving Loan or Revolving Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Credit Commitment, when such Revolving Loans are combined with the aggregate principal amount of all Swing Loans outstanding and the aggregate undrawn face amount of all issued and outstanding Letters of Credit. Borrower shall have the option to borrow Revolving Loans, maturing on the last day of the Commitment Period, hereunder by means of any combination of
(a) Prime Rate Loans, or (b) LIBOR Loans.

         Borrower shall pay interest on the unpaid principal amount of Prime Rate Loans outstanding from time to time from the date thereof until paid at the Derived Prime Rate from time to time in effect. Interest on such Prime Rate Loans shall be payable on the last day of each June, September, December and March of each year and at the maturity thereof, commencing June 30, 1998. Borrower shall pay interest on the unpaid principal amount of each LIBOR Loan outstanding from time to time from the date thereof until paid at a rate per annum which shall be the Derived LIBOR Rate, fixed in advance for each Interest Period (but subject to changes in the Applicable Margin) as herein provided for each such Interest Period. Interest on such LIBOR Loans shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three
(3) months, commencing three (3) months from the beginning of such Interest Period).

         At the request of Borrower, provided no Unmatured Event of Default or Event of Default exists hereunder, the Banks shall convert Prime Rate Loans to LIBOR Loans at any time, subject to the notice and other provisions of Section
2.2 hereof, and shall convert LIBOR Loans to Prime Rate Loans on any Interest Adjustment Date.

         The obligation of Borrower to repay the Prime Rate Loans and the LIBOR Loans made by each Bank and to pay interest thereon shall be evidenced by a Revolving Credit Note of Borrower substantially in the form of EXHIBIT A hereto, dated the Closing Date, and payable to the order of such Bank in the principal amount of its Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made hereunder by such Bank. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1A to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

         B.       Swing Loans.

         Subject to the terms and conditions of this Agreement, during the Commitment Period, Agent shall make a Swing Loan or Swing Loans to Borrower in such amount or amounts as Borrower may from time to time request; provided, that Agent shall not make any Swing Loan under the Swing Line if, after giving effect thereto, (a) the sum of (i) the aggregate outstanding principal amount of all Revolving Loans, plus, (ii) the aggregate outstanding principal amount of all Swing Loans, plus (iii) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, would exceed the Total Commitment Amount, or (b) the aggregate outstanding principal amount of all Swing Loans would exceed the Swing Line Commitment. Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto.

         Borrower shall pay interest, for the sole benefit of Agent, on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at a rate equal to the Negotiated Rate applicable to such Swing Loan. Interest on each Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one (1) day.

         The obligation of Borrower to repay the Swing Loans and to pay interest thereon shall be evidenced by a Swing Line Note of Borrower substantially in the form of EXHIBIT B hereto, dated the Closing Date, and payable to the order of Agent in the principal amount of the Swing Loan Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made hereunder by Agent. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1B to borrow funds, repay the same in whole or in part and reborrow hereunder at any time and from time to time during the Commitment Period.

         On any day when a Swing Loan is outstanding (whether before or after the maturity thereof), Agent shall have the right to request that each Bank purchase a participation in such Swing Loan, and Agent shall promptly notify each Bank thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, Agent hereby agrees to grant to each Bank, and each Bank hereby agrees to acquire from Agent, an undivided participation interest in such Swing Loan in an amount equal to such Bank's Commitment Percentage of the aggregate principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for its sole account, such Bank's ratable share of such Swing Loan (determined in accordance with such Bank's Commitment Percentage). Each Bank acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this Section 2.1B is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of an Unmatured Event of Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Revolving Credit Commitment shall have been reduced or terminated. Each Bank shall comply with its obligation under this Section 2.1B by wire transfer of immediately available funds, in the same manner as provided in
Section 2.2(b) with respect to Revolving Loans to be made by such Bank.

         If Agent elects, by giving notice to Borrower and the Banks, Borrower agrees that Agent shall have the right, in its sole discretion, to request that any Swing Loan be refinanced as a Revolving Loan. Such Revolving Loan shall be a Prime Rate Loan unless and until converted by Borrower to a LIBOR Loan pursuant to Section 2.1A hereof. Upon receipt of such notice by Borrower, Borrower shall be deemed on such day to have requested a Revolving Loan in the principal amount of the Swing Loan in accordance with Sections 2.1 and 2.2. Each Bank agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Bank acknowledges and agrees that its obligation to make a Revolving Loan pursuant to Section 2.1A when required by this Section 2.1B is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of an Unmatured Event of Default or Event of Default, and that its payment to Agent, for the account of Agent, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Revolving Credit Commitment shall have been reduced or terminated. Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this paragraph to repay in full such Swing Loan.

         C.       Letters of Credit.

         Subject to the terms and conditions of this Agreement, during the Commitment Period, Agent (or such other Bank as shall agree to be the Fronting
Bank) shall, in its own name, but only as agent for the Banks, issue such Letters of Credit for the account of Borrower or any Pledgor, as Borrower may from time to time request. Borrower shall not request any Letter of Credit (and neither Agent nor any Fronting Bank shall be obligated to issue any Letter of Credit) if, after giving effect thereto, (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit would exceed the Letter of Credit Commitment, or (b) the sum of (i) the aggregate outstanding principal amount of all Revolving Loans, plus (ii) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, plus (iii) the aggregate outstanding principal amount of all Swing Loans, would exceed the Total Commitment Amount. The issuance of each Letter of Credit shall confer upon each Bank the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of that Bank's Commitment Percentage.

         Each request for a Letter of Credit shall be delivered to Agent (and the Fronting Bank, if the Fronting Bank is a Bank other than Agent) not later than 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent (and the Fronting Bank, if the Fronting Bank is a Bank other than Agent) and shall specify the face amount thereof, whether such Letter of Credit is a commercial documentary or a standby letter of credit, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, and the nature of the transaction to be supported thereby. Concurrently with each such request, Borrower, and any Pledgor for whose benefit the Letter of Credit is to be issued, shall execute and deliver to Agent (or the Fronting Bank, if the Fronting Bank is a Bank other than Agent) an appropriate application and agreement, being in the standard form of the Fronting Bank for such letters of credit, as amended to conform to the provisions of this

Agreement if required by Agent. Agent shall give each Bank notice of each such request for a Letter of Credit.

         In respect of each Letter of Credit and the drafts thereunder, if any, whether issued for the account of Borrower or a Pledgor, Borrower agrees (a) to pay to Agent, for the pro rata benefit of the Banks, a non-refundable commission based upon the face amount of the Letter of Credit, which shall be paid quarterly in arrears, at a rate per annum equal to (i) the then current Applicable Margin for LIBOR Loans (i.e. the Applicable Margin for LIBOR Loans in effect on the date such Letter of Credit is issued and, as to each quarterly payment thereafter, the Applicable Margin for LIBOR Loans in effect on the date of such quarterly payment), times (ii) the face amount of the Letter of Credit;
(b) to pay to the Fronting Bank, for its sole account, an additional Letter of Credit fee, which shall be paid on the date that such Letter of Credit is issued at the rate of one-eighth percent (1/8 of 1%) of the face amount of such Letter of Credit; and (c) to pay to the Fronting Bank, for its sole account, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by the Fronting Bank.

         Whenever a Letter of Credit is drawn, Borrower shall immediately reimburse the Fronting Bank for the amount drawn. In the event that (A) the amount drawn is not reimbursed by Borrower within one (1) Business Day of the drawing of such Letter of Credit, and (B) Revolving Loans are available to Borrower, at the option of Agent (and the Fronting Bank, if the Fronting Bank is a Bank other than Agent), the amount drawn shall be deemed to be a Revolving Loan to Borrower subject to the provisions of this Section 2.1A and shall be evidenced by the Revolving Credit Notes. Each such Revolving Loan shall be deemed to be a Prime Rate Loan unless otherwise requested by and available to Borrower hereunder. Each Bank is hereby authorized to record on its records relating to its Revolving Credit Note such Bank's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

         SECTION 2.2. CONDITIONS TO LOANS AND LETTERS OF CREDIT. The obligation of the Banks to make Revolving Loans, convert any Revolving Loan or continue any LIBOR Loan, or of Agent (or a Fronting Bank) to issue Letters of Credit or make Swing Loans hereunder is conditioned, in the case of each borrowing, conversion, continuation or issuance hereunder, upon:

         (a) all conditions precedent as listed in Article IV hereof shall have been satisfied;

         (b) with respect to the making or conversion of any Revolving Loan, receipt by Agent of a Notice of Loan, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing or conversion with respect to Prime Rate Loans and, with respect to LIBOR Loans, by 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the proposed date of borrowing, conversion or continuation. Agent shall notify each Bank of the date, amount and initial Interest Period (if applicable) promptly upon the receipt of such notice, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date any Revolving Loan is to be made, each Bank shall provide Agent, not later than 3:00 P.M. (Cleveland, Ohio time), with the amount in federal or other immediately available funds required of it;

         (c) with respect to Swing Loans, receipt by Agent of a Notice of Loan, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing;

         (d) with respect to Letters of Credit, satisfaction of the notice provisions set forth in Section 2.1C hereof;

         (e) Borrower's request for (i) a Prime Rate Loan shall be in an amount of not less than Five Million Dollars ($5,000,000), increased by increments of One Hundred Thousand Dollars ($100,000), (ii) a LIBOR Loan shall be in an amount of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000), and (iii) a Swing Loan shall be in the amount of not less than Two Hundred Fifty Thousand Dollars ($250,000), increased by increments of Twenty-Five Thousand Dollars ($25,000);

         (f) the fact that no Unmatured Event of Default or Event of Default shall then exist or immediately after the making, conversion or continuation of the Loan or issuance of the Letter of Credit would exist; and

         (g) the fact that each of the representations and warranties contained in Article VI hereof shall be true and correct with the same force and effect as if made on and as of the date of the making, conversion or continuation of such Loan, or the issuance of the Letter of Credit, except to the extent that any thereof expressly relate to an earlier date.

         At no time shall Borrower request that LIBOR Loans be outstanding for more than ten (10) different Interest Periods at any time.

         Each request by Borrower for the making, conversion or continuation of a Loan , or for the issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the facts specified in (f) and (g) above.

         Each request for a LIBOR Loan shall be irrevocable and binding on Borrower and Borrower shall indemnify Agent and the Banks against any loss or expense incurred by Agent or the Banks as a result of any failure by Borrower to consummate such transaction including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by the Banks to fund such Loan. A certificate as to the amount of such loss or expense submitted by the Banks to Borrower shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.3. PAYMENT ON NOTES, ETC. All payments of principal, interest and commitment and other fees shall be made to Agent in immediately available funds for the account of the Banks (except for any payment received with respect to any Swing Loan, which shall be for the account of Agent), and Agent, within one (1) Business Day, shall distribute to each Bank its ratable share of the amount of principal, interest, and commitment and other fees received by it for the account of such Bank. Each Bank shall record (a) any principal, interest or other payment, and (b) the principal amount of the Prime Rate Loans and the LIBOR Loans and all prepayments thereof and the applicable dates with respect thereto, by such method as such Bank may generally employ; provided, however, that, failure to make any such entry shall in no way detract from Borrower's obligations under each such Note. The aggregate unpaid amount of Loans set forth on the records of Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that, with respect to any LIBOR Loan, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

         SECTION 2.4. PREPAYMENT. Borrower shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Banks, all or any part of the principal amount of the Notes then outstanding as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment. Borrower shall give Agent notice of prepayment of any Prime Rate Loan by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and written notice of the prepayment of any LIBOR Loan not later than 1:00 P.M. (Cleveland, Ohio time) three (3) Business Days before the Business Day on which such prepayment is to be made. Prepayments of Prime Rate Loans shall be without any premium or penalty.

         In any case of prepayment of any LIBOR Loan, Borrower agrees that if the reinvestment rate as quoted by the money desk of Agent ("Reinvestment Rate"), shall be lower than the LIBOR Rate applicable to the LIBOR Loan which is intended to be prepaid (hereinafter, "Last LIBOR"), then Borrower shall, upon written notice by Agent, promptly pay to Agent, for the benefit of the Banks, in immediately available funds, a prepayment fee equal to the product of (a) a rate (the "Prepayment Rate") which shall be equal to the difference between the Last LIBOR and the Reinvestment Rate, times (b) the principal amount of the LIBOR Loan which is to be prepaid, times (c) (i) the number of days remaining in the Interest Period of the LIBOR Loan which is to be prepaid, divided by (ii) three hundred sixty (360). In addition, Borrower shall immediately pay directly to Agent, for the account of the Banks, the amount of any additional costs or expenses (including, without limitation, cost of telex, wires, or cables) incurred by Agent or the Banks in connection with the prepayment, upon Borrower's receipt of a written statement from Agent. Each prepayment of a LIBOR Loan shall be in the aggregate principal sum of not less than Five Million Dollars ($5,000,000), except in the case of a mandatory prepayment pursuant to
Section 2.7 or Article III hereof.

         In the case of prepayment of any Swing Loan, Borrower agrees to pay a prepayment fee equal to the present value (discounted at the Discount Rate, as hereinafter defined), of (a) the amount, if any, by which (i) the interest rate on such Swing Loan exceeds (ii) the interest rate (as of the date of prepayment) on United States Treasury obligations in a like amount as the Swing Loan being prepaid, and with a maturity approximately equal to the number of days between the prepayment date and the due date for such Swing Loan, multiplied by (b) the amount of such Swing Loan being prepaid, multiplied by (c) (i) the number of days between the prepayment date and the due date for such Swing Loan divided by
(ii) three hundred sixty (360). As used herein, "Discount

Rate" means a rate equal to the interest rate (as of the date of prepayment) on United States Treasury obligations in a like amount as the Swing Loan being prepaid and with a maturity approximately equal to the number of days between the prepayment date and the date that such Swing Loan was due.

         SECTION 2.5. COMMITMENT AND OTHER FEES; REDUCTION OF COMMITMENT.

         (a) Borrower shall pay to Agent, for the ratable account of the Banks, as a consideration for the Commitment hereunder, a commitment fee from the Closing Date to and including the last day of the Commitment Period equal to (i) the Applicable Commitment Fee Rate in effect on the payment date, times (ii) (A) the Total Commitment Amount, less (B) the average aggregate principal amount of all Revolving Loans outstanding for the time period for which such payment is being made, less (C) the average aggregate principal amount of all Swing Loans outstanding for the time period for which such payment is being made, less (D) the average aggregate amount of all issued and outstanding Letters of Credit for the time period for which such payment is being made. The commitment fee shall be payable, in arrears, on June 30, 1998, and on the last day of each September, December, March and June thereafter.

         (b) Borrower shall pay to Agent, for its sole benefit, all fees as set forth in the Agent Fee Letter.

         (c) Borrower may at any time or from time to time permanently reduce in whole or ratably in part the Commitment of the Banks hereunder to an amount not less than the aggregate principal amount of the Loans and Letters of Credit then outstanding, by giving Agent not fewer than three (3) Business Days' written notice, provided that any such reduction shall be in an aggregate amount for all of the Banks of Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000). Any reduction in the Total Commitment Amount shall be on a pro rata basis in accordance with the respective Commitment Percentages of the Banks. Agent shall promptly notify each Bank of the date of each such reduction and such Bank's proportionate share thereof. After each such reduction, the facility fees payable hereunder shall be calculated upon the Commitment of the Banks as so reduced. If Borrower reduces in whole the Commitment of the Banks, on the effective date of such reduction (Borrower having prepaid in full the unpaid principal balance, if any, of the Notes outstanding, together with all interest and facility and other fees accrued and unpaid and provided that no issued and outstanding Letters of Credit shall exist) all of the Notes shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Notes to Borrower. Any reduction in the Commitment of the Banks shall be effective during the remainder of the Commitment Period, and, if the entire Commitment is terminated, then the Commitment Period shall be deemed to have ended on the date of such termination.

         SECTION 2.6. COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. Interest on Loans, Related Expenses and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, (a) the principal of each Note (and the unpaid interest thereon after acceleration of the Debt pursuant to Article VIII hereof) shall bear interest, until paid, at the Default Rate; and (b) the fee for the aggregate undrawn face amount of all issued and outstanding Letters of Credit shall be increased to two percent (2%) in excess of the then applicable fee from time to time in effect pursuant to Section 2.1C hereof. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

         SECTION 2.7. MANDATORY PAYMENT. If the sum of (i) the aggregate principal amount of all Revolving Loans outstanding, (ii) the aggregate principal amount of all Swing Loans outstanding, and (iii) the undrawn face amount of all issued and outstanding Letters of Credit, at any time exceeds the Total Commitment Amount, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Revolving Loans sufficient to bring the aggregate outstanding principal amount of all Revolving Loans, the aggregate outstanding principal amount of all Swing Loans and the aggregate undrawn face amount of all issued and outstanding Letters of Credit within the Total Commitment Amount. Any prepayment of a LIBOR Loan pursuant to this Section 2.7 shall be subject to the prepayment fees set forth in Section 2.4 hereof.

         SECTION 2.8. EXTENSION OF COMMITMENT. Contemporaneously with the delivery of the financial statements required pursuant to Section 5.3 (b) hereof, Borrower may deliver a written request that the Banks extend the maturity of the Commitment for an additional year. Each such extension shall require the unanimous written consent of all of the Banks and shall be upon such terms and conditions as may be agreed to by Agent, Borrower and the Banks. Borrower shall pay any attorneys' fees or other expenses of Agent in connection with the documentation of any such extension, as well as such other fees as may be agreed upon between Borrower and Agent and the Banks.


ARTICLE III.   ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS;
                  CAPITAL ADEQUACY

         SECTION 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If, at any time, any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Eurocurrency Reserve Percentage, the effect of which is reflected in the interest rate(s) of the LIBOR Loan(s) in question) against assets held by, or deposits in or for the amount of any LIBOR Loan by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining hereunder any LIBOR Loan or to reduce the amount of principal or interest received by such Bank with respect to such LIBOR Loan, then, upon demand by such Bank, Borrower shall pay to such Bank from time to time on Interest Adjustment Dates with respect to such LIBOR Loan, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount was allocable to such LIBOR Loan. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this
Section 3.1, setting forth the calculations therefor, shall be promptly submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower, upon at least three (3) Business Days' prior written notice to such Bank through Agent, may prepay any affected LIBOR Loan in full or convert such LIBOR Loan to a Prime Rate Loan regardless of the Interest Period thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.4 hereof. Each Bank shall notify Borrower as promptly as practicable (with a copy thereof delivered to Agent) of the existence of any event which will likely require the payment by Borrower of any such additional amount under this Section.

         SECTION 3.2. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any LIBOR Loan or in a reduction in the amount of principal, interest or commitment fee receivable by such Bank in respect thereof, then such Bank shall promptly notify Borrower stating the reasons therefor. Borrower shall thereafter pay to such Bank, upon demand from time to time on Interest Adjustment Dates with respect to such LIBOR Loan, as additional consideration hereunder, such additional amounts as shall fully compensate such Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         If any Bank receives such additional consideration from Borrower pursuant to this Section 3.2, such Bank shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse Borrower to the extent, but only to the extent, that such Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Bank. If, at the time any audit of such Bank's income tax return is completed, such Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to Borrower as aforesaid, Borrower, upon demand of such Bank, shall promptly pay to such Bank the amount so refunded to which such Bank was not so entitled, or the amount by which the net income taxes of such Bank were not so reduced, as the case may be.

         Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower, upon at least three (3) Business Days' prior written notice to such Bank through Agent, may prepay any affected LIBOR Loan in full or convert such LIBOR Loan to a Prime Rate Loan regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.4 hereof.

         SECTION 3.3. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any LIBOR Loan, in the event that Agent shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such LIBOR Loan are not available to Bank in the applicable eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, as the case may be, Agent shall promptly give notice of such determination to Borrower and (a) any notice of a new LIBOR Loan (or conversion of an existing Loan to a LIBOR Loan) previously given by Borrower and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make a Prime Rate Loan, and (b) Borrower shall be obligated either to prepay, or to convert to a Prime Rate Loan, any outstanding LIBOR Loan on the last day of the then current Interest Period with respect thereto.

         SECTION 3.4. INDEMNITY. Without prejudice to any other provisions of this Article III, Borrower hereby agrees to indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of any default by Borrower in payment when due of any amount hereunder in respect of any LIBOR Loan, including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such LIBOR Loan, as determined by such Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         SECTION 3.5. CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any LIBOR Loan which it is committed to make hereunder with moneys obtained in the eurodollar market, the commitment of such Bank to fund such LIBOR Loan shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to Borrower and Agent declare that its commitment with respect to such LIBOR Loan has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify Borrower and Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable eurodollar market of any LIBOR Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify Borrower, Agent and the other Banks thereof in writing stating the reasons therefor, and Borrower shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert such LIBOR Loan to a Prime Rate Loan or prepay such LIBOR Loan to the Banks in full. Any such prepayment or conversion shall be subject to the prepayment fees described in Section 2.4 hereof.

         SECTION 3.6. FUNDING. Each Bank may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside the United States.

         SECTION 3.7. CAPITAL ADEQUACY. If any Bank shall have determined, after the Closing Date, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Agent), Borrower shall pay to such Bank such additional amount or amounts as shall compensate such Bank (or its holding company) for such reduction. Each Bank shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.


                        ARTICLE IV. CONDITIONS PRECEDENT

         SECTION 4.1. CONDITIONS PRECEDENT TO CLOSING. The obligation of the Banks to make the first Loan and of Agent (or a Fronting Bank) to issue the first Letter of Credit is subject to Borrower satisfying each of the following conditions:

         (a) NOTES. Borrower shall have executed and delivered to each Bank its Revolving Credit Note and shall have executed and delivered to Agent the Swing Line Note.

         (b) GUARANTIES OF PAYMENT OF DEBT. Borrower shall have delivered a Guaranty of Payment of Debt executed by each Oglebay Pledgor.

         (c) OFFICER'S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Borrower and each Oglebay Pledgor shall have delivered to Agent an officer's certificate certifying the names of the officers of Borrower or such Oglebay Pledgor authorized to sign the Loan Documents to which Borrower or such Oglebay Pledgor, as the case may be, is a party, together with the true signatures of such officers and certified copies of (a) the resolutions of the board of directors of Borrower and each Oglebay Pledgor evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which Borrower or such Oglebay Pledgor, as the case may be, is a party, and (b) the Certificate (Articles) of Incorporation and Bylaws (Regulations), and all amendments thereto, of Borrower and each Oglebay Pledgor.

         (d) LEGAL OPINION. Borrower shall have delivered to Agent an opinion or opinions of counsel for Borrower and each Oglebay Pledgor, and with respect to each Mortgage and each Preferred Ship Mortgage, each in form and substance satisfactory to Agent.

         (e) GOOD STANDING CERTIFICATES. Borrower shall have delivered to Agent a good standing certificate for Borrower and each Oglebay Pledgor issued on or about the Closing Date by the Secretary of State in the state where Borrower or such Oglebay Pledgor is incorporated and in each state in which Borrower or such Pledgor is qualified as a foreign corporation and conducts a material amount of business.

         (f) CLOSING AND LEGAL FEES; AGENT FEE LETTER. Borrower shall have executed and delivered to Agent the Agent Fee Letter and paid to Agent, for its sole benefit, the fees described therein and paid all legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents.

         (g) SECURITY DOCUMENTS. Borrower shall have delivered to Agent for the benefit of the Banks:

                  (i) a Pledge Agreement, executed by Borrower, each Oglebay Pledgor, as appropriate, and Oglebay Norton Acquisition, together with delivery of the share certificates referenced therein (except for the share certificates referenced Section 4.2(b) hereof);

                  (ii) a Security Agreement, executed by Borrower and each Oglebay Pledgor;

                  (iii) with respect to each Documented Vessel (other than the Columbia Star), a Preferred Ship Mortgage, executed by Borrower;

                  (iv) a Collateral Assignment and Security Agreement, executed by Borrower; and

                  (v) a Collateral Assignment of Licenses and Permits, executed by Borrower and each Oglebay Pledgor.

         (h) MORTGAGES. With respect to the Mortgaged Real Property, Borrower shall have delivered to Agent a Mortgage executed by Borrower or an Oglebay Pledgor, as appropriate.

         (i) FINANCING STATEMENTS AND LIEN SEARCHES. With respect to the property owned or leased by Borrower and each Oglebay Pledgor and any other property securing the Debt, Borrower shall have caused to be delivered to Agent:
(i) U.C.C. financing and registration statements satisfactory to Agent; (ii) the results of U.C.C. and Personal Property Security Act lien searches, satisfactory to Agent; (iii) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent; and (iv) U.C.C. and Personal Property Security Act termination statements reflecting termination of all financing and registration statements previously filed by any other party having a security interest in any part of the collateral or any other property securing the Debt.

         (j) GLOBAL STONE ACQUISITION. With respect to the Global Stone Acquisition, Borrower shall have provided to Agent an officer's certificate, satisfactory to Agent, evidencing that all conditions to the consummation of the Global Stone Acquisition shall have been satisfied (or waived with the written approval of Agent) and that the Global Stone Acquisition has been consummated in accordance with the terms of the Offer Documents, which shall include, but not be limited to, evidence satisfactory to Agent that the following conditions shall have been satisfied:

                  (i) at least sixty-six and two thirds percent (66 2/3%) of the outstanding Global Stone Shares (calculated on fully diluted basis) shall have been validly deposited and not withdrawn pursuant to the terms of the Offer Documents;

                  (ii) the Global Stone Acquisition shall have been approved by the Canadian Federal Minister of Industry under the Investment Canada Act, as amended;

                  (iii) no action shall have been taken by the Antitrust Division of the United States Department or Justice and the United States Federal Trade Commission under the United States Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, with respect to the Global Stone Acquisition; and

                  (iv) the board of directors of Global Stone shall have resolved to waive the application of its shareholder rights plan to the offer by Oglebay Norton Acquisition, to any other actions taken by Oglebay Norton Acquisition in furtherance of acquiring all of the Global Stone Shares and to any other "triggering event" as required under such shareholder rights plan to effect such waiver as of the expiry date of the offer by Oglebay Norton Acquisition pursuant to the Offer Documents.

         (k) OFFER DOCUMENTS. Borrower shall have delivered to Agent evidence, satisfactory to Agent, that (i) the Offer Documents have been duly executed and delivered by the respective parties thereto and that the Offer Documents are in full force and effect, (ii) the Offer Documents have not been supplemented, amended, modified or waived since the date of the original filing of the Offer Documents, together with a copy of the Offer Documents (including all amendments, modifications and supplements thereto, if any, to and including the Closing Date), certified by an officer of Borrower as being true and complete,
(iii) a Final Deposit Report from

Montreal Trust Company of Canada, and (iv) a Take Up Notice from Oglebay Norton Acquisition to Montreal Trust Company.

         (l) SUBORDINATED INDEBTEDNESS. Borrower shall have executed the Subordinated Note Purchase Agreement, on terms and conditions satisfactory to Agent, and all conditions precedent thereunder to funding shall have been satisfied. In addition, Agent shall have received a copy of the Subordinated Note Purchase Agreement and all ancillary documents related thereto, certified by an officer of Borrower as being true and complete.

         (m) CONSENTS. Borrower shall have delivered to Agent evidence, satisfactory to Agent, that Borrower shall have obtained such consent or authorization as may be necessary in connection with the execution, delivery or performance of any of the Loan Documents pursuant to the NCB Ship Mortgage.

         (n) INSURANCE CERTIFICATES. Borrower shall have delivered to Agent evidence of insurance on ACORD 27 form and otherwise satisfactory to Agent of adequate personal property and liability insurance of Borrower and each Pledgor, with Agent listed as mortgagee, loss payee and additional insured.

         (o) NO MATERIAL ADVERSE CHANGE. No material adverse change, in the opinion of Agent, shall have occurred in the financial condition, operations or prospects of the Companies or Global Stone since December 31, 1997.

         (p) MISCELLANEOUS. Borrower shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Banks.

         SECTION 4.2. CONDITIONS SUBSEQUENT TO CLOSING DATE. On the Closing Date, or at such later date as specified below, Borrower shall satisfy each of the following conditions:

         (a) INTEREST RATE PROTECTION. Within sixty (60) days of the Closing Date, Borrower shall provide evidence that Borrower has obtained Interest Rate Protection for a period of no less than two (2) years beginning on the date of obtaining such Interest Rate Protection, all on terms and conditions satisfactory to Agent, with respect to at least fifty percent (50%) of Borrower's Total Senior Funded Indebtedness.

         (b) GLOBAL STONE SHARES. Within seven (7) days after the Closing Date, Borrower shall have delivered the share certificates representing at least sixty-five percent (65%) of the Global Stone Shares pursuant to the Pledge Agreement executed by Oglebay Norton Acquisition.

         (c) GLOBAL STONE PLEDGORS. On the Global Control Date, Borrower shall have delivered to Agent:

                  (i) a Guaranty of Payment of Debt executed by each Global Stone Pledgor;

                  (ii) an officer's certificate certifying the names of the officers of such Global Stone Pledgor authorized to sign the Loan Documents to which it is a party, together with the true signatures of such officers and certified copies of (a) the resolutions of the board of directors of such Global Stone Pledgor evidencing approval of the execution and delivery of the Loan Documents to which it is a party, and (b) the Certificate (Articles) of Incorporation and Bylaws (Regulations), and all amendments thereto, of such Global Stone Pledgor;

                  (iii) an opinion or opinions of counsel for and each Global Stone Pledgor, in form and substance satisfactory to Agent;

                  (iv) a good standing certificate for each Global Stone Pledgor issued on or about the Closing Date by the Secretary of State in the state where such Global Stone Pledgor is incorporated and in each state in which such Global Stone Pledgor is qualified as a foreign corporation and conducts a material amount of business;

                  (v) a Pledge Agreement executed by each Global Stone Pledgor, as appropriate, together with delivery of the share certificates referenced therein;

                  (vi) a Security Agreement, executed by and each Global Stone Pledgor;

                  (vii) a Collateral Assignment of Licenses and Permits, executed by each Global Pledgor;

                  (viii) with respect to any Mortgaged Real Property owned by a Global Stone Pledgor, Borrower shall have delivered to Agent a Mortgage executed by such Global Stone Pledgor; and

                  (ix) with respect to the property owned or leased by each Global Stone Pledgor and any other property securing the Debt, Borrower shall have caused to be delivered to Agent: (i) U.C.C. financing and registration statements satisfactory to Agent; (ii) the results of U.C.C. and Personal Property Security Act lien searches, satisfactory to Agent; (iii) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent; and (iv) U.C.C. and Personal Property Security Act termination statements reflecting termination of all financing and registration statements previously filed by any other party having a security interest in any part of the collateral or any other property securing the Debt.


         (d) GLOBAL REORGANIZATION. Within twenty-one (21) days after the Global Control Date, Borrower shall have provided evidence to Agent that the Global Reorganization has occurred.

         (e) SUBORDINATED INDEBTEDNESS. Borrower and Oglebay Norton Acquisition shall have received the proceeds of the notes issued pursuant to the Subordinated Note Purchase Agreement in an amount not less than Eighty-Five Million Dollars ($85,000,000), on or before (i)

May 26, 1998, if less than ninety percent (90%) of the Global Stone Shares have been acquired on or prior to May 26, 1998, pursuant to the Global Stone Acquisition, or (ii) June 5, 1998, if greater than or equal to ninety percent (90%) of the Global Stone Shares have been acquired on or prior to May 26, 1998, pursuant to the Global Stone Acquisition.

         (f) ADDITIONAL SUBORDINATED INDEBTEDNESS. On or before September 8, 1998, Borrower shall have received the proceeds of additional Subordinated Indebtedness in the original principal amount of not less than Fifteen Million Dollars ($15,000,000).

         (g) PREFERRED SHIP MORTGAGE. Within sixty (60) days of the Closing Date, Borrower shall have executed and delivered to Agent a Preferred Ship Mortgage with respect to the Columbia Star.

         (h) GLOBAL STONE TRUST INDENTURE. With respect to the Global Stone Trust Indenture, Borrower shall:

                  (i) on or before July 31, 1998, have provided to Agent evidence, in form and substance satisfactory to Agent, that Global Stone has delivered a notice of redemption pursuant to Section 5.04 of the Global Stone Trust Indenture that the Debentures (as defined in the Global Stone Trust Indenture) are to be redeemed within thirty (30) days of delivery of such notice; and

                  (ii) on or before August 31, 1998, have provided to Agent evidence, satisfactory to Agent, that the Indebtedness of Global Stone pursuant to the Global Stone Trust Indenture has been paid in full and that all Liens in connection with the Global Stone Trust Indenture have been released and Borrower shall have delivered to Agent such U.C.C. and Personal Property Security Act termination statements and such other releases and discharges satisfactory to Agent reflecting the termination of all financing and registration statements previously filed in connection with the Global Stone Trust Indenture and the release of any other Lien in connection with the Global Stone Trust Indenture.

         (i) LANDLORDS' AND MORTGAGEES' WAIVERS. Within sixty (60) days of the Closing Date, Borrower shall have delivered a landlord's waiver and mortgagee's waiver, if applicable, each in form and substance satisfactory to Agent, for each location not owned by Borrower where any of the collateral or other property securing the Debt is located.

         (j) REAL ESTATE MATTERS. On or before thirty (30) days of the Closing Date, Borrower shall have delivered to Agent:

                  (i) for each of the Mortgaged Real Property a Loan Policy of title insurance, ALTA 1970 Form B (amended 10/17/70 and 10/17/84) issued to Agent for the benefit of the Banks by a title company acceptable to Agent, in an amount equal to the fair market value of the applicable Mortgaged Real Property insuring each Mortgage to be a valid, first-priority lien on such Mortgage Real Property, free and clear of all defects and encumbrances except such matters of record as are acceptable to Agent, in its sole discretion, with such endorsements and affirmative insurance as Agent may require;

                  (ii) a current (certified not more than thirty (30) days prior to the Closing Date) "as-built" survey of the Mortgage Real Property prepared by a licensed surveyor acceptable to Agent, certified to Agent and the Banks and the applicable title company pursuant to certificate of survey acceptable to Agent. Such survey shall be in form and substance acceptable to Agent, in its sole discretion, shall be made in accordance with the "Minimum Standard Detail Requirements for and Title Surveys" adopted by the American Land Title Association in 1992, revised 1997, and shall show, without limitation (A) the location of the perimeter of the Mortgaged Real Property by courses and distances with all reference points shown or referred to in the aforesaid title policy; (B) all easements (including those easements whose existence is disclosed by physical inspection of the Mortgaged Real Property), rights-of-way and the location of all utility lines servicing the improvements on the Mortgaged Real Property; (C) the established building lines; (D) the full legal description of the Mortgaged Real Property (conforming to the legal description set forth in the aforesaid title policy) and a certification as to the acreage and square footage thereof; (E) the highway and street right-of-way lines abutting the Mortgaged Real Property and the width thereof; and (F) encroachments upon the Mortgaged Real Property and the extent thereof in feet and inches;

                  (iii) a copy of the certificate of occupancy for each building located on the Mortgaged Real Property;

                  (iv) evidence satisfactory to Agent of compliance with all building and zoning codes applicable to the Mortgaged Real Property;

                  (v) disclosure to Agent's satisfaction, in its sole discretion, contained in the surveys described above that no portion of the Mortgaged Real Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency;

                  (vi) environmental reports with respect to the Mortgaged Real Property and the improvements located thereon, prepared by environmental engineering firms acceptable to Agent, which reports shall be in form and substance acceptable to Agent;

                  (vii) copies of all underlying title documents with respect to the Mortgaged Real Property requested by Agent or its counsel;

                  (viii) Estoppel Certificates and Consents, where required by Agent, from Landlords and other parties having a right or interest in the Mortgaged Real Property as are acceptable to Agents, in its sole discretion;

                  (ix) Subordination, Non-Disturbance and Attornment Agreements as are required by and acceptable to Agent in its sole discretion; and

                  (x) such information relating to the ownership, use, occupancy, operation and maintenance of the Real Property as Agent may request from time to time including, but not limited to, copies of all written inspections, reports, test results, correspondence and management reports received or sent by Borrower or Pledgor, as the case may be, from such party's employees, agents, representatives, architects, engineers, contractors, consultants and any other persons or entities (including without limitation governmental authorities) which in any way relate to the Real Property, the operation of the Real Property, or any part thereof.


                              ARTICLE V. COVENANTS

         Borrower agrees that so long as the Commitment remains in effect and thereafter until the principal of and interest on all Notes and all other payments and fees due hereunder shall have been paid in full, Borrower shall perform and observe, and shall cause each Subsidiary to perform and observe, each of the following provisions:

         SECTION 5.1. INSURANCE. Each Company shall at all times maintain insurance upon its personal and real property in such form, written by such companies, in such amounts, for such period, and against such risks as may be acceptable to Agent, with provisions satisfactory to Agent, for payment of all losses thereunder to Agent, for the benefit of the Banks, and such Company as their interests may appear (loss payable endorsement in favor of Agent, for the benefit of the Banks), and, if required by Agent, Borrower shall deposit the policies with Agent. Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to Agent. Any sums received by Agent, for the benefit of the Banks, in payment of insurance losses, returns, or unearned premiums under the policies may, at the option of Agent, be applied upon any Debt whether or not the same is then due and payable, or may be delivered to Borrower for the purpose of replacing, repairing, or restoring the insured property; provided, however, that any sums received by Agent which are less than the aggregate amount of Ten Million Dollars ($10,000,000) shall be paid to Borrower, if Borrower so requests, for the sole purpose of rebuilding, replacing or restoring the property which has been damaged or destroyed. Agent is hereby authorized to act as attorney-in-fact for Borrower in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. In the event of failure to provide such insurance as herein provided, Agent may, at its option, provide such insurance and Borrower shall pay to Agent, upon demand, the cost thereof. Should Borrower fail to pay such sum to Agent upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten (10) days of any Bank's written request, Borrower shall furnish to such Bank such information about a Company's insurance as such Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Bank and certified by a Financial Officer of such Company.

         SECTION 5.2. MONEY OBLIGATIONS. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with GAAP) before such payment becomes overdue.

         SECTION 5.3. FINANCIAL STATEMENTS. Borrower shall furnish to each Bank:

         (a) within forty-five (45) days after the end of each of the first three (3) quarter-annual periods of each fiscal year of Borrower, balance sheets of Borrower as of the end of such period and statements of income and cash flows for the quarter and fiscal year to date periods, all prepared on a Consolidated and consolidating basis, in accordance with GAAP, and in form and detail satisfactory to the Banks and certified by a Financial Officer of Borrower;

         (b) within ninety (90) days after the end of each fiscal year of Borrower, an annual audit report of Borrower for that year prepared on a Consolidated and consolidating basis, in accordance with GAAP, and in form and detail satisfactory to the Banks and certified by an independent public accountant satisfactory to Agent (Agent acknowledges that the independent public accountant being used by Borrower as of the Closing Date is satisfactory to Agent) , which report shall include balance sheets and statements of income, stockholders' equity and cash flows for that period, together with a certificate by the accountant setting forth the Events of Default coming to its attention during the course of its audit or, if none, a statement to that effect;

         (c) concurrently with the delivery of the financial statements in (a) and (b) above, a Compliance Certificate together with calculations of the financial covenants set forth in Section 5.7 hereof;

         (d) with the delivery of the quarterly and annual financial statements in (a) and (b) above, a copy of any management report, letter or similar writing furnished to the Companies by the accountants in respect of the Companies' systems, operations, financial condition or properties;

         (e) within ninety (90) days after the end of each fiscal year of Borrower, annual pro-forma projections of Borrower and its Subsidiaries for the then current fiscal year and the next two (2) succeeding fiscal years, to be in form acceptable to Agent;

         (f) as soon as available, copies of all notices, reports, definitive proxy or other statements and other documents sent by Borrower to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by Borrower (in final form) to any securities exchange or over the counter authority or system, or to the Securities and Exchange Commission or any similar federal agency having regulatory jurisdiction over the issuance of Borrower's securities; and

         (g) within ten (10) days of any Bank's written request, such other information about the financial condition, properties and operations of any Company as such Bank may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to such Bank and certified by a Financial Officer of the Company or Companies in question.

         SECTION 5.4. FINANCIAL RECORDS. Each Company shall at all times maintain true and complete records and books of account including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to the Company in question) permit the Banks to examine that Company's books and records and to make excerpts therefrom and transcripts thereof.

         SECTION 5.5. FRANCHISES. Each Company shall preserve and maintain at all times its corporate existence and all material rights and franchises.

         SECTION 5.6. ERISA COMPLIANCE. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any Plan. Borrower shall furnish to the Banks (a) either in accordance with the time frame set forth in the applicable federal regulations or, if no such regulation is applicable, within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the Financial Officer of such Company, setting forth details as to such Reportable Event and the action which such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrower shall promptly notify the Banks of any material taxes assessed, proposed to be assessed or which Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any Plan. As used in this Section "material" means the measure of a matter of significance which shall be determined as being an amount equal to five percent (5%) of the Consolidated Net Worth of Borrower. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that an ERISA Event has occurred, such Company shall provide Bank with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrower shall, at the request of Agent or any Bank, deliver or cause to be delivered to Agent or such Bank, as the case may be, true and correct copies of any documents relating to the Plan of any Company.

         SECTION 5.7. FINANCIAL COVENANTS.

         (a) PROJECTION COMPLIANCE. The Companies shall be in compliance with the projections dated as of May 15, 1998, signed by the treasurer of Borrower and delivered to Agent on the Closing Date, from the Closing Date through June 29, 1998.

         (b) LEVERAGE RATIO. The Companies shall not suffer or permit at any time the Leverage Ratio to exceed (i) 5.00 to 1.00 on June 30, 1998 through December 31, 1999, and (ii) 4.75 to 1.00 thereafter, based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters.

         (c) SENIOR DEBT RATIO. The Companies shall not suffer or permit at any time the ratio of Total Senior Funded Indebtedness to Consolidated Pro-Forma EBITDA to be greater than (i) 3.60 to 1.00 on June 30, 1998, (ii) 3.50 to 1.00 on July 1, 1998 through September 30, 1998 and (iii) (A) 3.00 to 1.00 thereafter at any time that the total amount of Subordinated Indebtedness outstanding is equal to or greater than One Hundred Forty Million Dollars ($140,000,000), (B)
3.25 to 1.00 thereafter at any time that the total amount of Subordinated Indebtedness outstanding is equal to or greater than One Hundred Twenty Million Dollars ($120,000,000) but less than One Hundred Forty Million Dollars ($140,000,000) or (C) 3.50 to 1.00 thereafter at any time that the total amount of Subordinated Indebtedness outstanding is less than One Hundred Twenty Million Dollars ($120,000,000); based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters.

         (d) INTEREST COVERAGE. The Companies shall not suffer or permit at any time the ratio of (i) Consolidated Pro-Forma Pre-Tax Earnings plus Consolidated Pro-Forma Interest Expense to (ii) Consolidated Pro-Forma Interest Expense to be less than (A) 1.50 to 1.00 on June 30, 1998, through June 29, 1999, (B) 1.75 to
1.00 on June 30, 1999 to December 31, 1999, and (C) 2.00 to 1.00 thereafter, based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters.

         (e) CASH-FLOW COVERAGE. The Companies shall not suffer or permit at any time the ratio of (i) Consolidated Pro-Forma Cash Flow to (ii) Consolidated Pro-Forma Fixed Charges to be less than (A) 0.90 to 1.00 on June 30, 1998, and
(B) 1.10 to 1.00 thereafter, based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters.

         (f) NET WORTH. The Companies shall not suffer or permit their Consolidated Net Worth at any time, based upon the Consolidated financial statements of the Companies for the most recently completed fiscal quarter, to fall below the current minimum amount required, which current minimum amount required shall be One Hundred Five Million Six Hundred Thousand Dollars ($105,600,000) on the Closing Date through June 29, 1998, with such current minimum amount required to be positively increased by the Increase Amount on June 30, 1998, and by an additional Increase Amount on the last day of each fiscal quarter thereafter. As used herein, the term "Increase Amount" shall mean an amount equal to (i) sixty five percent (65%) of the positive Consolidated Net Earnings of the Companies for the fiscal quarter then ended, plus (ii) one hundred percent (100%) of the proceeds of any equity offering or any debt offering convertible to equity.

         (g) CONSOLIDATED PRO-FORMA EBITDA. The Companies shall not suffer or permit at any time Consolidated Pro-Forma EBITDA to be less than (i) Sixty-Six Million Dollars ($66,000,000) on June 30, 1998 through June 30, 1999, and (ii) Seventy Five Million Dollars ($75,000,000) thereafter, based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters.

         SECTION 5.8. BORROWING. No Company shall create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section shall not apply to:

         (a) the Loans and any other Indebtedness incurred to Agent or the Banks pursuant to this Agreement;

         (b) any loans or capital leases to a Company for the purchase or lease of assets, which loans or leases are secured by the assets being purchased or leased, so long as the aggregate principal amount of all such loans or leases does not exceed Twenty-Five Million Dollars ($25,000,000) at any time outstanding;

         (c) the Indebtedness set forth on SCHEDULE 5.8 hereto;

         (d) Indebtedness under any Hedge Agreement acceptable to Agent;

         (e) unsecured Subordinated Indebtedness;

         (f) the Indebtedness of Borrower existing on the Closing Date in connection with the NCB Ship Mortgage and the Title XI Ship Mortgage; or

         (g) loans to a Company from a Company so long as each such Company is Borrower or a Pledgor.

         SECTION 5.9. LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property, including the Real Property, or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

         (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

         (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets which (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

         (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to Borrower or a Pledgor;

         (d) the Liens set forth on SCHEDULE 5.9 hereto;

         (e) Liens on fixed assets securing the loans or capital leases pursuant to Section 5.8 (b) or (c) hereof, provided that such Lien only attaches to the property being acquired or leased;

         (f) any mortgage, security interest or Lien securing only indebtedness incurred to Agent for the benefit of the Banks;

         (g) easements, rights-of-way or other minor defects or irregularities in title the Real Property not interfering in any material respect with the use of such property in the business of any Company; or

         (h) any Lien on fixed assets owned by a Company as a result of an Acquisition permitted pursuant to Section 5.13 hereof, so long as such Lien is released within ninety (90) days of such Acquisition (unless Borrower shall have obtained the prior written consent of Agent and the Majority Banks).

No Company shall enter into any contract or agreement (other than a capital lease or an agreement that creates a purchase money security interest) which would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of Borrower and/or any of its Subsidiaries.

         SECTION 5.10. REGULATIONS U and X. No Company shall take any action that would result in any non-compliance of the Loans with Regulations U and X of the Board of Governors of the Federal Reserve System.

         SECTION 5.11. INVESTMENTS AND LOANS. No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership without the prior written consent of Agent and the Majority Banks, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind, except guarantees securing only indebtedness of the Companies incurred or permitted pursuant to this Agreement; provided, that this Section shall not apply to:

         (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;
         (ii)     any Permitted Investment;

         (iii) the holding of Subsidiaries listed on SCHEDULE 6.1 hereto;

         (iv) loans to a Company from a Company so long as each such Company is Borrower or a Pledgor;

         (v) the holding of stock which has been acquired pursuant to an Acquisition permitted pursuant to Section 5.13 hereof;

         (vi) the creation of a Subsidiary for the purpose of making an Acquisition permitted pursuant to Section 5.13 hereof;

         (vii) the holding of any Subsidiary as a result of an Acquisition made pursuant to Section 5.13 hereof so long as such Subsidiary becomes a Pledgor promptly following such Acquisition; or

         (viii) the creation of a Subsidiary so long as (i) Borrower notifies Agent on or prior to the creation of such Subsidiary and, (ii) if the total assets of such Subsidiary are in excess of Five Hundred Thousand Dollars ($500,000), such Subsidiary becomes a Pledgor (if required by Section 5.25 hereof) promptly after such Subsidiary's creation.

         SECTION 5.12. MERGER AND SALE OF ASSETS. No Company shall merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets to any Person or entity, except that if no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

         (a) any Subsidiary may merge with (i) Borrower (provided that Borrower shall be the continuing or surviving corporation) or (ii) any one (1) or more Pledgors, provided that either (A) the continuing or surviving corporation shall be a Wholly-Owned Subsidiary which is a Pledgor, or (B) after giving effect to any merger pursuant to this sub-clause (ii), Borrower and/or one or more Wholly-Owned Subsidiaries which are Pledgor shall own not less than the same percentage of the outstanding Voting Power of the continuing or surviving corporation as Borrower and/or one or more Wholly-Owned Subsidiaries (which are Pledgors) owned of the merged Subsidiary immediately prior to such merger;

         (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) Borrower, (ii) any Wholly-Owned Subsidiary which is a Pledgor, or (iii) any Pledgor, of which Borrower and/or one or more Wholly-Owned Subsidiaries, which are Pledgors, shall own not less than the same percentage of Voting Power as Borrower and/or one or more Wholly-Owned Subsidiaries (which are Pledgors) then own of the Subsidiary making such sale, lease, transfer or other disposition;

         (c) any Company may engage in any such conduct in connection with an Acquisition permitted pursuant to Section 5.13 hereof so long as the resulting Person is either Borrower or a Pledgor;

         (d) Borrower may effectuate the Holding Company Reorganization pursuant to Section 5.14 hereof and the Canadian Amalgamation pursuant to Section 5.15 hereof.

         (e) any Company may (i) sell, lease or transfer inventory in the ordinary course of business, or (ii) dispose of obsolete or no longer useful equipment or other assets of such Company in the ordinary course of business so long as the aggregate amount of all such dispositions by all Companies does not exceed One Million Dollars ($1,000,000) during any fiscal year of Borrower.

         SECTION 5.13. ACQUISITIONS. Without the prior written consent of Agent and the Majority Banks, no Company shall effect an Acquisition; provided, that, so long as no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist, this Section shall not apply to:

         (a) an Acquisition by Borrower or a Pledgor so long as (i) Borrower or such Pledgor is the surviving entity of the Acquisition (in the case of a merger, consolidation or other combination) or the Person to be acquired becomes a Pledgor promptly after such Acquisition (in the case of the acquisition of the stock (or other equity interest) of a Person); (ii) the Companies are in full compliance with the Loan Documents both prior to and subsequent to the transaction; (iii) Borrower provides to Agent and the Banks, at least ten (10) days prior to the consummation of such Acquisition, written notice of such Acquisition, historical financial statements of such Person and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer of Borrower showing pro forma compliance with Section 5.7 hereof, both before and after the proposed Acquisition, and (iv) the aggregate consideration paid by the Companies with respect to such Acquisition, when added to all other acquisitions for all Companies during any four (4) consecutive fiscal quarters, would not exceed the aggregate amount of Twenty-Five Million Dollars ($25,000,000); or

         (b) the Holding Company Reorganization pursuant to Section 5.14 hereof and the Canadian Amalgamation pursuant to Section 5.15 hereof.

         SECTION 5.14. HOLDING COMPANY REORGANIZATION. Borrower may merge with a Wholly-Owned Subsidiary of the Holding Company as contemplated by the Proxy Statement (the "Holding Company Reorganization") so long as at the time of such transaction:

         (a) no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist;

         (b) the Companies are in full compliance with the Loan Documents both prior to and subsequent to the Holding Company Reorganization;

         (c) the Holding Company shall have executed and delivered to Agent for the benefit of the Banks, an Assumption Agreement, pursuant to which the Holding Company unconditionally assumes all of the obligations of Borrower under this Agreement and the other Loan Documents to which Borrower is a party;

         (d) the Holding Company shall have executed and delivered to Agent and the Banks a Security Agreement, Collateral Assignment and Security Agreement, Collateral Assignment of Licenses and Permits and such other Security Documents as Agent and the Banks deem necessary or advisable; and

         (e) Borrower shall have provided to Agent and the Banks such corporate governance and authorization documents and an opinion of counsel, in form and substance satisfactory to Agent and the Banks, as may be deemed necessary or advisable by Agent and the Banks. Upon completion of the such transaction in accordance with the foregoing requirements, the Holding Company shall (i) succeed to all of the rights and obligations of Borrower under this Agreement and the other Loan Documents to which Borrower is a party, (ii) for all purposes hereof be substituted for Borrower hereunder, and (iii) constitute the "Borrower" bound by this Agreement and the other Loan Documents to which Borrower is a party. After the transactions contemplated in this Section 5.14, to evidence Borrower's obligations as a subsidiary of the Holding Company, Borrower shall execute and deliver to Agent a Guaranty of Payment.

         SECTION 5.15. CANADIAN AMALGAMATION. Borrower may cause the Canadian Amalgamation to occur so long as at the time of such transaction (a) no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist, and (b) the Companies are in full compliance with the Loan Documents both prior to and subsequent to the Canadian Amalgamation.

         SECTION 5.16. CANADIAN SECOND STAGE TRANSACTIONS. Borrower may complete the Canadian Second Stage Transactions as contemplated by the Offer Documents, so long as at the time of such transactions (a) no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist, and (b) the Companies are in full compliance with the Loan Documents both prior to and subsequent to the Canadian Second Stage Transactions. Borrower agrees to inform Agent from time to time, but no less than weekly, of the status of the actions taken with respect to the Canadian Second Stage Transactions. In addition, Borrower shall have provided to Agent and the Banks such corporate governance and authorization documents and an opinion of counsel, in form and substance satisfactory to Agent and the Banks, as may be deemed necessary or advisable by Agent and the Banks.

         SECTION 5.17. NOTICE.

         (a) Borrower shall cause a Financial Officer of Borrower to promptly notify Agent whenever any Unmatured Event of Default or Event of Default may occur hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

         (b) Borrower shall provide notice to Agent contemporaneously with any notice provided to the Purchaser (as defined in the Subordinated Note Purchase Agreement) under the Subordinated Note Purchase Agreement.

         SECTION 5.18. ENVIRONMENTAL COMPLIANCE. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, (a) all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of any Hazardous Substance, solid waste or other wastes, accepts for transport any Hazardous Substances, solid waste or other wastes or holds any interest in real property or otherwise, and (b) all Environmental Laws relating to permits, licenses, approval, authorizations, consents and registrations required for such Company's operation. Borrower shall furnish to the Banks, promptly after receipt thereof, a copy of any notice any Company may receive from any governmental authority, private person or entity or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the Release or, to such Company's knowledge, disposal of any Hazardous Substance, solid waste or other wastes on, under, to or about any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any written demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise. Borrower shall defend, indemnify and hold Agent and the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including reasonable attorneys and environmental consultant fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law.

         SECTION 5.19. AFFILIATE TRANSACTIONS. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that are less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit the payment of customary and reasonable directors' fees to directors who are not employees of a Company or any Affiliate of a Company. For purposes of this provision, "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

         SECTION 5.20. USE OF PROCEEDS. Borrower's use of the proceeds of the Loans shall be for the consummation of the Global Stone Acquisition, working capital and other general corporate purposes of Borrower and its Subsidiaries.

         SECTION 5.21. CAPITAL EXPENDITURES. Borrower and its Subsidiaries shall not invest in Consolidated Capital Expenditures more than an aggregate amount equal to Forty Million Dollars ($40,000,000) during each fiscal year of Borrower.

         SECTION 5.22. CORPORATE NAMES. No Company shall change its corporate name, unless, in each case, Borrower shall provide Agent and each Bank with thirty (30) days prior written notice thereof; provided, however, that this Section shall not apply to the name changes of (a) Oglebay Norton Company to ONCO Transportation Company, and (b) Oglebay Norton Holding

Company to Oglebay Norton Company pursuant the Holding Company Reorganization, which name changes shall occur within thirty (30) days after the Closing Date.

         SECTION 5.23. CAPITAL DISTRIBUTIONS. Borrower will not pay or commit itself to pay Capital Distributions in excess of the aggregate sum of Five Million Dollars ($5,000,000) during any fiscal year of Borrower.

         SECTION 5.24. RESTRICTED PAYMENTS. No Company shall make any payments, including, but not limited to any prepayment or redemption, of any kind with respect to any Subordinated Indebtedness, except that if no Unmatured Event of Default (other than with respect to subpart (a) hereof) or Event of Default shall then exist or immediately thereafter shall begin to exist:

         (a) Borrower may make regularly scheduled payments of interest with respect to any Subordinated Indebtedness;

         (b) Borrower shall pay in full the Indebtedness of Global Stone pursuant to the Global Stone Trust Indenture in accordance with Section 4.2(h) hereof; and

         (c) Borrower may prepay the entire outstanding principal balance of any Subordinated Indebtedness so long as (i) Borrower shall have provided Agent with at least ten (10) days written notice (or such shorter period as Agent shall agree) prior to the proposed date of repayment; (ii) the Subordinated Indebtedness being prepaid is being prepaid solely with the proceeds of new Subordinated Indebtedness; (iii) Borrower shall have provided Agent with all documentation relating to such new Subordinated Indebtedness at least ten (10) days prior to the proposed date of repayment, which documents shall be in form and substance reasonably satisfactory to Agent (it being understood that covenants and events of default substantially similar, in the reasonable opinion of Agent, to those set forth in Articles VI, VII and IX, including the definitions relating thereto, of the Subordinated Note Purchase Agreement are satisfactory to Agent); and (iv) such new Subordinated Indebtedness shall be subject to a Subordination Agreement, in form and substance reasonably satisfactory to Agent (it being understood that provisions substantially similar, in the reasonable opinion Agent, to those set forth in Articles X and XI of the Subordinated Note Purchase Agreement, including the definitions relating thereto, are satisfactory to Agent).

         SECTION 5.25. SUBSIDIARIES CREATED, ACQUIRED OR HELD SUBSEQUENT TO CLOSING DATE. Each Subsidiary or other affiliate of a Company created, acquired or held subsequent to the Closing Date, shall (a) immediately become a Pledgor (provided that, any Foreign Entity shall only be required to execute a Pledge Agreement) and shall deliver to Agent and the Banks such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Agent; and (b) Borrower, or a Pledgor, as appropriate, shall deliver to Agent for the benefit of the Banks the share certificates, or other evidence of equity interest, pursuant to the terms of the Pledge Agreement, provided that no Company shall be required to pledge more than sixty-five (65%) of the outstanding shares of stock of any Foreign Entity. Notwithstanding the foregoing, a Subsidiary shall not be required to become a Pledgor so long as (i) the total assets of such Subsidiary are less than the amount of Five Hundred Thousand Dollars ($500,000), and (ii) the aggregate of the total assets of all such Subsidiaries with total asset values of less than Five Hundred Thousand Dollars ($500,000) does not exceed the aggregate amount of Three Million Dollars ($3,000,000). In the event that the total assets of any Subsidiary which is not a Pledgor are at any time equal to or greater than Five Hundred Thousand Dollars ($500,000), Borrower shall provide Agent and the Banks with prompt written notice of such asset value.

         SECTION 5.26. PROPERTY ACQUIRED OR HELD SUBSEQUENT TO CLOSING DATE. Borrower shall provide Agent with prompt written notice with respect to any Real Property or documented vessel acquired or held by a Company with a fair market value in excess of One Million Dollars ($1,000,000), and with respect to such Real Property or documented vessel shall, at the request of Agent, provide, or cause such Company to provide, to Agent for the benefit of the Banks (a) a Mortgage or Preferred Ship Mortgage, as applicable, (b) such other information, documents or agreements as may be deemed necessary or advisable by Agent and the Banks in connection with such Mortgage or Preferred Ship Mortgage, as applicable, and (c) such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Agent and the Banks.

         SECTION 5.27. SYNDICATION OF CREDIT. Each Company shall provide to Agent, upon request, such information and assistance as may be requested by Agent, including, but not limited to, participation of senior level management, in Agent's efforts to syndicate the Commitment and the Loans.

         SECTION 5.28. OTHER COVENANTS. In the event that Borrower shall enter into any other contract or agreement for the borrowing of money in excess of the aggregate amount of Five Million Dollars ($5,000,000), wherein the covenants and agreements contained therein are more restrictive than the covenants set forth herein, then the Company shall be bound hereunder by such covenants and agreements with the same force and effect as if such covenants and agreements were written herein.

         SECTION 5.29. GUARANTY OF SUBORDINATED INDEBTEDNESS. No Company shall be or become a Guarantor of the Subordinated Indebtedness under the Subordinated Note Purchase Agreement unless such Company is also a Pledgor hereunder.


                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants that the statements set forth in this
Article VI are true, correct and complete.

         SECTION 6.1. CORPORATE EXISTENCE; FOREIGN QUALIFICATION; SUBSIDIARIES.

         (a) Each Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and is duly qualified and authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a material adverse effect on the business, operations or condition (financial or otherwise) of such Company.

         (b) SCHEDULE 6.1 hereto sets forth (i) the state of organization of Borrower, and (ii) each state or other jurisdiction in which Borrower is qualified to do business as a foreign corporation.

         (c) SCHEDULE 6.1 hereto sets forth (i) each Subsidiary of Borrower and each Subsidiary of each Company, (ii) such Subsidiary's state of incorporation,
(iii) each state or other jurisdiction in which such Subsidiary is qualified to do business as a foreign corporation, and (iv) the direct or indirect ownership of Borrower in such Subsidiary.

         SECTION 6.2. CORPORATE AUTHORITY. Each Company has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Company is a party have been duly authorized and approved by such Company's Board of Directors and are the valid and binding obligations of such Company, enforceable against such Company in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 of this Agreement) upon any assets or property of any Company under the provisions of, such Company's Certificate (Articles) of Incorporation, Bylaws (Regulations) or any agreement.

         SECTION 6.3. COMPLIANCE WITH LAWS.

         (a) Each Company holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies reasonably necessary for the conduct of its business and the use, operation and ownership of the Real Property and is in compliance in all material respects with all applicable laws relating thereto. SCHEDULE 6.3 hereto sets forth each material permit, certificate, license, registration or authorization necessary for the conduct of each Company's business.

         (b) Each Company is in compliance in all material respects with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices and the use, operation and ownership of the Real Property.

         (c) No Company is in violation of or in default in any material respect under any agreement to which it is a party or by which its assets are subject or bound.

         SECTION 6.4. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as disclosed on SCHEDULE 6.4 hereto, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against Borrower or any of its Subsidiaries, or in respect of which Borrower or any of its Subsidiaries may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining; which, as to subsections (a) through (c) above, if determined adversely would not have a material adverse effect on the business, property or operations (financial or otherwise) of any Company,

         SECTION 6.5. LOCATION. SCHEDULE 6.5 hereto sets forth (i) the location of the chief executive office and the principal place of business of each Company, (ii) each state or other location where each Company has places of business or maintains inventory, equipment or records concerning such Company's accounts, and (iii) each state or other location where each Company owns any real property.

         SECTION 6.6. DOCUMENTED VESSELS. SCHEDULE 6.6 hereto sets forth each Documented Vessel owned by each Company.

         SECTION 6.7. TITLE TO ASSETS. Each Company has good title to and ownership of all property, including the Real Property, it purports to own or lease (including leases for or with respect to minerals and mineral rights), which property is free and clear of all Liens, except those permitted under
Section 5.9 hereto.

         SECTION 6.8. LIENS AND SECURITY INTERESTS. On and after the Closing Date, except for Liens in connection with the Indebtedness referenced in Section 4.2(h) hereof which shall be released in accordance with Section 4.2(h) and except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no financing statement or other registration document outstanding covering any personal property of any Company, other than a financing statement in favor of Agent on behalf of the Banks; (b) there is no mortgage outstanding covering any Real Property of any Company, other than a mortgage in favor of Agent on behalf of the Banks; and (c) no Real Property or personal property of any Company is subject to any security interest or Lien of any kind other than any security interest or Lien which may be granted to Agent on behalf of the Banks. On and after the Closing Date, no Company has entered into any contract or agreement which would prohibit Agent or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of Borrower and/or any of its Subsidiaries including the Real Property.

         SECTION 6.9. TAX RETURNS. All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each

Company have been filed and all taxes, assessments, fees and other governmental charges which are due and payable have been paid, except as otherwise permitted herein or the failure to do so does not and will not cause or result in a material adverse effect on the business, operations or condition (financial or otherwise) of such Company. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

         SECTION 6.10. ENVIRONMENTAL LAWS. Each Company is in material compliance with any and all Environmental Laws including, without limitation,
(a) all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges for disposal or treatment of any Hazardous Substance, solid waste or other wastes, accepts or has accepted for transport any Hazardous Substance, solid waste or other wastes or holds or has held any interest in real property or otherwise, and (b) all Environmental Laws relating to permits, licenses, approvals, authorizations, consents and registrations required for such Company's operation. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of each Company, threatened against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No Release, threatened Release or disposal of any Hazardous Substance, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any written demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise.

         SECTION 6.11. CONTINUED BUSINESS. To Borrower's knowledge, there exists no actual, pending or threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company which would have a material adverse effect to the Companies taken as a whole, and there exists no present condition or state of facts or circumstances which would materially affect adversely any Company in any respect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner which it was theretofore conducted.

         SECTION 6.12. EMPLOYEE BENEFITS PLANS. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each Plan. The liability of each Controlled Group member with respect to each Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the Plan. With respect to each Plan that is intended to be qualified under Code
Section 401(a): (a) the Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a), (b) the Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (c) the Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the Plan qualifies under Code Section 401(k), unless the Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired, (d) the Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period", and (e) no contribution made to the Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets, or if it does, it does not have a material adverse effect on the Companies taken as whole. Neither Borrower nor any Controlled Group member has had a complete or partial withdrawal from any Multiemployer Plan which has resulted in material liability to Borrower which has not been satisfied, and neither Borrower nor any Controlled Group member would become subject to any material liability under ERISA if Borrower or such Controlled Group member were to withdraw completely from all such Multiemployer Plans to which Borrower or any Controlled Member contributes or has an obligation to contribute.

         SECTION 6.13. CONSENTS OR APPROVALS. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by Borrower in connection with the execution, delivery or performance of any of the Loan Documents, which has not already been obtained or completed.

         SECTION 6.14. SOLVENCY. Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to the Banks. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Banks. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Banks incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         SECTION 6.15. FINANCIAL STATEMENTS. The audited financial statements of the Companies for the fiscal year ended December 31, 1997, and the audited Consolidated financial statements of Global Stone for the fiscal year ended September 30, 1997, furnished to Agent and the Banks, are true and complete, have been prepared in accordance with GAAP, and fairly present the Companies' financial condition as of the date of such financial statements and the results of their operations for the period then ending. Since the dates of such statements, there has been no material adverse change in any Company's financial condition, properties or business nor any change in any Company's accounting procedures.

         SECTION 6.16. REGULATIONS. Borrower is not engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) nor the use of the proceeds of the Loans will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.

         SECTION 6.17. MATERIAL AGREEMENTS. Except as disclosed on SCHEDULE 6.17 attached to this Agreement, no Company is a party to any (a) debt instrument;
(b) lease (capital, operating or otherwise, including leases for Real Property and leases for or with respect to minerals and mineral rights), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its "Affiliates" (as such term is defined in the Securities Exchange Act of 1934, as amended); (e) management or employment contract or contract for personal services with any of its Affiliates which is not otherwise terminable at will or on less than ninety (90) days' notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement which, as to subsections (a) through
(g), above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a material adverse effect on the business, operation or condition (financial or otherwise) of any Company.

         SECTION 6.18. INTELLECTUAL PROPERTY. Each Company owns, possesses, or has the right to use all of the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others. SCHEDULE 6.18 hereto sets forth all intellectual property owned by the Companies, setting forth in detail a description of such intellectual property and the owner thereof.

         SECTION 6.19. INSURANCE. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with persons engaged in the same businesses as the Companies.
SCHEDULE 6.19 sets forth all insurance carried by the Companies, setting forth in detail the amount and type of such insurance.

         SECTION 6.20. ACCURATE AND COMPLETE STATEMENTS. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by Borrower, there is no known fact which any Company has not disclosed to Agent and the Banks which has a material adverse effect on the business, operations or condition (financial or otherwise) of any Company.

         SECTION 6.21. YEAR 2000 COMPLIANCE. Each Company's Computer Systems are, or will be modified to be, Year 2000 Compliant, except to the extent that noncompliance will not have a material adverse effect to the business, operations or condition (financial or otherwise) of such Company or except to the extent that noncompliance is a result of a third party that is not an affiliate of such Company.

         SECTION 6.22. REAL PROPERTY.

         (a) To the knowledge of Borrower, there is no existing, proposed or contemplated plan, study, or effort by any governmental authority or other Person that in any way effects or would affect materially and adversely the continued authorization of the present or contemplated ownership, financing, construction, use or operation of any part of the Real Property or that could or will result in any tax or other charge being levied or assessed against, or in the creation of any Lien upon, any part of the Real Property.

         (b) No Real Property or any portion thereof is affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or other casualty (which is not covered by insurance) which has resulted in or would reasonably be likely to result in a material adverse effect on such Real Property.

         (c) No condemnation of any Real Property or any portion thereof is pending, nor, to the best of Borrower's knowledge is threatened, by any governmental authority or other Person, except for taking of streets, rights of way and other similar takings not having any material adverse effect on such Real Property.

         SECTION 6.23. SUBORDINATED NOTE PURCHASE AGREEMENT. (a) No Event of Default (as defined in the Subordinated Note Purchase Agreement) or Default (as defined in the Subordinated Note Purchase Agreement) exists, nor will any such Event of Default or Default exist immediately after the granting of any Loan, under the Subordinated Note Purchase Agreement, or any agreement executed in connection therewith; (b) no Company has incurred (as defined in the Subordinated Note Purchase Agreement) any Designated Senior Indebtedness (as defined in the Subordinated Note Purchase Agreement) other than the Debt; (c); and (d) no Company has "incurred" (as defined in the Subordinated Note Purchase Agreement) either prior to or after the granting of any Loan, any Indebtedness (as defined in the Subordinated Note Purchase Agreement) in violation of Section
6.8 (Limitation on Additional Indebtedness) of the Subordinated Note Purchase Agreement.

         SECTION 6.24. DEFAULTS. No Unmatured Event of Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

                         ARTICLE VII. EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default hereunder:

         SECTION 7.1. PAYMENTS. If (a) the principal of any Note shall not be paid in full punctually when due and payable, or (b) the interest on any Note or any commitment or other fee shall not be paid in full punctually when due and payable or within five (5) Business Days thereafter.

         SECTION 7.2. SPECIAL COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe Sections 5.7, 5.12, 5.21, 5.23 or 5.24.

         SECTION 7.3. OTHER COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's or Obligor's part, as the case may be, to be complied with, and that Unmatured Event of Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to Borrower by Agent or any Bank that the specified Unmatured Event of Default is to be remedied.

         SECTION 7.4. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company or any Obligor to the Banks or any thereof or any other holder of any Note, shall be false or erroneous in any material respect.

         SECTION 7.5. CROSS DEFAULT. If any Company or any Obligor shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money in excess of the aggregate, for all such obligations for all such Companies and Obligors, of Five Million Dollars ($5,000,000) beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

         SECTION 7.6. ERISA DEFAULT. The occurrence of one or more ERISA Events which (a) the Majority Banks determine could have a material adverse effect on the financial condition of the Companies when taken as a whole, or (b) results in a Lien on any of the assets of any Company in excess of Two Million Five Hundred Thousand Dollars ($2,500,000).

         SECTION 7.7. CHANGE IN CONTROL. If a Change in Control shall occur.

         SECTION 7.8. MONEY JUDGMENT. A final judgment or order for the payment of money shall be rendered against any Company or any Obligor by a court of competent jurisdiction, which remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments for all such Companies and Obligors not covered by any form of insurance (which coverage shall be proved to the satisfaction of Agent) shall exceed One Million Five Hundred Thousand Dollars ($1,500,000).

         SECTION 7.9. MATERIAL ADVERSE CHANGE. There shall have occurred any condition or event which Agent or the Majority Banks determine has or is reasonably likely to have a material and adverse effect on the business, prospects, operations or financial condition of Borrower or any of its Subsidiaries or on the rights and remedies of Agent or the Banks under the Loan Documents or the ability of Borrower or any of its Subsidiaries to perform their respective obligations under the Loan Documents.

         SECTION 7.10. VALIDITY OF LOAN DOCUMENTS. (a) Any material provision, in the sole opinion of Agent, of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against Borrower or any Pledgor; (b) the validity, binding effect or enforceability of any Loan Document against Borrower or any Pledgor shall be contested by any Company or any other Obligor; (c) Borrower or any Pledgor shall deny that it has any or further liability or obligation thereunder; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Banks the benefits purported to be created thereby.

         SECTION 7.11. SOLVENCY. If Borrower or any Pledgor shall (a) discontinue business, (b) generally not pay its debts as such debts become due,
(c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.

         SECTION 7.12. SUBORDINATED NOTE PURCHASE AGREEMENT. If (a) any Event of Default (as defined in the Subordinated Note Purchase Agreement), or any event or condition which with the lapse of time or giving of notice or both would constitute an Event of Default (as defined in the Subordinated Note Purchase Agreement), shall exist under the Subordinated Note Purchase Agreement or any agreement executed in connection therewith, (b) without the prior written consent of Agents and the Majority Banks, the Subordinated Note Purchase Agreement shall be amended or modified in any respect, (c) the debt incurred in connection with the Subordinated Note Purchase Agreement shall be accelerated for any reason, or (d) if any Company incurs (as defined in the Subordinated Note Purchase Agreement) any Designated Senior Indebtedness (as defined in the Subordinated Note Purchase Agreement) other than the Debt.


                       ARTICLE VIII. REMEDIES UPON DEFAULT

         Notwithstanding any contrary provision or inference herein or elsewhere,

         SECTION 8.1. OPTIONAL DEFAULTS. If any Event of Default referred to in
Section 7.1, 7.2., 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10 or 7.12 hereof shall occur, the Majority Banks shall have the right, in their discretion, by directing Agent, on behalf of the Banks, to give written notice to Borrower, to:

         (a) terminate the Commitment and the credits hereby established, if not theretofore terminated, and, immediately upon such election, the obligations of the Banks, and each thereof, to make any further Loan and the obligation of Agent (or a Fronting Bank) to issue any Letter of Credit hereunder immediately shall be terminated, and/or

         (b) accelerate the maturity of all of the Debt (if it be not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

         SECTION 8.2. AUTOMATIC DEFAULTS. If any Event of Default referred to in
Section 7.11 hereof shall occur:

         (a) all of the Commitment and the credits hereby established shall automatically and immediately terminate, if not theretofore terminated, and no Bank thereafter shall be under any obligation to grant any further Loan, nor shall Agent (or a Fronting Bank) be obligated to issue any Letter of Credit hereunder, and

         (b) the principal of and interest then outstanding on all Notes, and all of the Debt to the Banks, shall thereupon become and thereafter be immediately due and payable in full (if it be not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

         SECTION 8.3. LETTERS OF CREDIT. If the maturity of the Notes is accelerated pursuant to Sections 8.1 or 8.2 hereof, Borrower shall immediately deposit with Agent, as security for Borrower's and any Pledgor's obligations to reimburse Agent and the Banks for any then outstanding Letters of Credit, cash equal to the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Banks are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Bank to or for the credit or account of any Company, as security for Borrower's and any Pledgor's obligations to reimburse Agent and the Banks for any then outstanding Letters of Credit.

         SECTION 8.4. OFFSETS. If there shall occur or exist any Event of Default referred to in Section 7.11 hereof or if the maturity of the Notes is accelerated pursuant to Section 8.1 or 8.2 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to
Section 8.5 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank to or for the credit or account of Borrower, all without notice to or demand upon Borrower or any other Person, all such notices and demands being hereby expressly waived by Borrower.

         SECTION 8.5. EQUALIZATION PROVISION. Each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks or any thereof in respect of the Debt (except under Article III hereof), it shall purchase from the other Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of Borrower on any indebtedness owing by Borrower to that Bank by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all indebtedness owing by Borrower to that Bank pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of Borrower in the amount of such participation.


                              ARTICLE IX. THE AGENT

         The Banks authorize KeyBank National Association and KeyBank National Association hereby agrees to act as agent for the Banks in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

         SECTION 9.1. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         SECTION 9.2. NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.

         SECTION 9.3. CONSULTATION WITH COUNSEL. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

         SECTION 9.4. DOCUMENTS. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

         SECTION 9.5. AGENT AND AFFILIATES. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not Agent, and Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or affiliate thereof.

         SECTION 9.6. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that Agent shall be entitled to assume that no Unmatured Event of Default or Event of Default has occurred and is continuing, unless Agent has been notified by a Bank in writing that such Bank believes that an Unmatured Event of Default or Event of Default has occurred and is continuing and specifying the nature thereof.

         SECTION 9.7. ACTION BY AGENT. So long as Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Unmatured Event of Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

         SECTION 9.8. NOTICES, DEFAULT, ETC. In the event that Agent shall have acquired actual knowledge of any Unmatured Event of Default, Agent shall promptly notify the Banks and shall take such action and assert such rights under this Agreement as the Majority Banks shall direct and Agent shall inform the other Banks in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

         SECTION 9.9. INDEMNIFICATION OF AGENT. The Banks agree to indemnify Agent (to the extent not reimbursed by Borrower), ratably according to their respective Commitment Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements resulting from Agent's gross negligence, willful misconduct or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement.

         SECTION 9.10. SUCCESSOR AGENT. Agent may resign as agent hereunder by giving not fewer than thirty (30) days' prior written notice to Borrower and the Banks. If Agent shall resign under this Agreement, then either (a) the Majority Banks shall appoint from among the Banks a successor agent for the Banks (with the consent of Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Banks of its resignation, then Agent shall appoint a successor agent who shall serve as agent until such time as the Majority Banks appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.


                            ARTICLE X. MISCELLANEOUS

         SECTION 10.1. BANKS' INDEPENDENT INVESTIGATION. Each Bank, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans hereunder or at any time or times thereafter.

         SECTION 10.2. NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

         SECTION 10.3. AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (except that Agent may consent to the release of any collateral or other property securing the Debt in an aggregate amount not to exceed a fair market value of One Million Dollars ($1,000,000) during any fiscal year of Borrower) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the Banks shall be required with respect to (a) any increase in the Commitment hereunder, (b) the extension of maturity of the Notes, the payment date of interest thereunder, or the payment of commitment or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or the payment of commitment or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrower to the Banks hereunder, (d) any change in any percentage voting requirement, voting rights, or the Majority Banks definition in this Agreement,
(e) the release of any Pledgor or, except as set forth in the first sentence of this Section 10.3, of any collateral securing the Debt or any part thereof, or
(f) any amendment to this Section 10.3 or Section 8.5 hereof. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by Agent to Borrower and each of the Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto.

         SECTION 10.4. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Bank, mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be given by overnight delivery or first class mail with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that all notices hereunder shall not be effective until received.

                    SECTION 10.5. COSTS, EXPENSES AND TAXES.

         (a) COSTS AND EXPENSES. Borrower agrees to pay on demand all costs and expenses of Agent, and all Related Expenses, including, but not limited to, (i) administration, travel and out-of-pocket expenses, including but not limited to attorneys fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (ii) extraordinary out-of-pocket expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, (iii) the reasonable fees and out-of-pocket expenses of special counsel for Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto, (iv) all costs and expenses, including reasonable attorneys' fees in connection with the syndication of the Commitment and the Loans; and (v) all costs and expenses, including reasonable attorneys' fees, of Agent and the Banks, in connection with the restructuring or enforcement of the Debt, the Loan Documents or any Related Writing.

         (b)      TAXES.

         (i) All payments by Borrower or other payor under this Agreement or with respect to the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed on or with respect to such payments, and all interest, penalties and other liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

         (ii) If Borrower or other payor shall be required by law to deduct any Taxes imposed by or on behalf of the Government of Canada, or any province or territory thereof, or any taxing authority thereon or thereof ("Canadian Taxes") from or in respect of any sum payable hereunder or with respect to the Notes,
(A) the sum payable shall be increased by Borrower as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.5), such holder receives an amount equal to the sum it would have received had no such deductions been made, (B) Borrower or other payor shall make such deductions and (C) Borrower or other payor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that no such additional amount shall be payable if any such Taxes are required to be paid by reason of the payees having some connection with a Canadian taxing jurisdiction other than the receipt of the payments to be made under this Agreement and the holding and disposition of the Notes to be issued pursuant to the Agreement.

         (iii) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies imposed by or on behalf of the United States or any state thereof, the Government of Canada, or any province or territory thereof, or any other taxing authority of any of the foregoing, that arise from any payment made under this Agreement or any other Loan Document or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document (other than any transfer taxes payable in connection with a change in the registered holder of any Notes) (hereinafter referred to as "Other Taxes").

         (iv) Borrower will indemnify each Bank for the full amount of Taxes, Canadian Taxes or Other Taxes imposed by any Jurisdiction and paid by such Bank with respect to any amounts payable pursuant to this Section 10.5, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Canadian Taxes or Other Taxes were correctly asserted. This indemnification shall be made within thirty (30) days from the date such Bank makes written demand therefor (which demand shall identify the nature and amount of Taxes, Canadian Taxes or Other Taxes for which indemnification is being sought and shall include a copy of the relevant portion of any written assessment from the relevant taxing authority demanding payment of such Taxes, Canadian Taxes or Other Taxes).

         SECTION 10.6. INDEMNIFICATION. Borrower agrees to defend, indemnify and hold harmless Agent and the Banks from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorney fees) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or any Bank in connection with any investigative, administrative or judicial proceeding (whether or not such Bank or Agent shall be designated a party thereto) or any other claim by any person or entity relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Loans or any of the Debt, or any activities of any Company or any Obligor or any of their affiliates; provided that no Bank nor Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement.

         SECTION 10.7. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrower and the Banks with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Bank has any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

         SECTION 10.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 10.9. BINDING EFFECT; BORROWER'S ASSIGNMENT. This Agreement shall become effective when it shall have been executed by Borrower, Agent and by each Bank and thereafter shall be binding upon and inure to the benefit of Borrower, Agent and each of the Banks and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein (except for the assignment in connection with the Holding Company Reorganization) without the prior written consent of Agent and all of the Banks.

         SECTION 10.10. BANK ASSIGNMENTS/PARTICIPATIONS.

         A. Assignments of Commitments. Each Bank shall have the right at any time or times to assign to another financial institution, without recourse, all or a percentage of all of the following: (a) that Bank's Commitment, (b) all Loans made by that Bank, (c) that Bank's Notes, and (d) that Bank's interest in any Letter of Credit and any participation purchased pursuant to Section 2.1B or
8.5 hereof; provided, however, in each such case, that the assignor and the assignee shall have complied with the following requirements:

                  (i) Prior Consent. No assignment may be consummated pursuant to this Section 10.10 without the prior written consent of Borrower (except that the initial syndication of the Commitment and the Loans may be consummated without the prior written consent of Borrower) and Agent (other than an assignment by any Bank to any affiliate of such Bank which affiliate is either wholly-owned by such Bank or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Bank), which consent of Borrower and Agent shall not be unreasonably withheld; provided, however, that, Borrower's consent shall not be required if, at the time of the proposed assignment any Event of Default shall then exist. Anything herein to the contrary notwithstanding, any Bank may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder;

                  (ii) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Ten Million Dollars ($10,000,000) of the assignor's Commitment or the entire amount of the assignor's Commitment;

                  (iii) Assignment Fee; Assignment Agreement. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500). Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall
         (A) cause the assignee to execute and deliver to Borrower and Agent an Assignment Agreement, and (B) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require; and

                  (iv) Non-U.S. Assignee. If the assignment is to be made to an assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Bank shall cause such assignee, at least five (5) Business Days prior to the effective date of such assignment, (A) to represent to the assignor Bank (for the benefit of the assignor Bank, Agent and Borrower) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder,
         (B) to furnish to the assignor (and, in the case of any assignee registered in the Register (as defined below), Agent and Borrower) either (1) U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or (2) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (C) to agree (for the benefit of the assignor, Agent and Borrower) to provide the assignor Bank (and, in the case of any assignee registered in the Register, Agent and Borrower) a new Form 4224 or Form 1001 or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         Upon satisfaction of the requirements specified in clauses (i) through
(iv) above, Borrower shall execute and deliver (A) to Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Borrower in connection with the Assignment Agreement, and (B) to the assignee, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to Borrower marked "replaced".

         Upon satisfaction of the requirements of set forth in (i) through (iv), and any other condition contained in this Section 10.10A, (A) the assignee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement, (B) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Bank" and (C) the signature pages hereto and SCHEDULE 1 hereof shall be automatically amended, without further action, to reflect the result of any such assignment.

         Agent shall maintain at its address referred to in Section 10.4 a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Banks may treat each financial institution whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         B. Sale of Participations. Each Bank shall have the right at any time or times, without the consent of Agent or Borrower, to sell one or more participations or sub-participations to a financial institution, as the case may be, in all or any part of (a) that Bank's Commitment, (b) that Bank's Commitment Percentage, (c) any Loan made by that Bank, (d) any Note delivered to that Bank pursuant to this Agreement, and (e) that Bank's interest in any Letter of Credit and any participation, if any, purchased pursuant to Section 2.1B or 8.5 hereof or this Section 10.10B.

         The provisions of Article III shall inure to the benefit of each purchaser of a participation or sub-participation and Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

         In the event that any Bank shall sell any participation or sub-participation, that Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against Borrower the Loan Documents and the Related Writings) and duties pursuant to the Loan Documents and the Related Writings, including, without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to Section 10.3, except if and to the extent that any such waiver, consent or amendment would:

         (i) reduce any fee or commission allocated to the participation or sub-participation, as the case may be,

         (ii) reduce the amount of any principal payment on any Loan allocated to the participation or sub-participation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, or

         (iii) extend the time for payment of any amount allocated to the participation or sub- participation, as the case may be.

         No participation or sub-participation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or sub-participation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

         SECTION 10.11. SEVERABILITY OF PROVISIONS; CAPTIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

         SECTION 10.12. INVESTMENT PURPOSE. Each of the Banks represents and warrants to Borrower that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets.

         SECTION 10.13. ENTIRE AGREEMENT. This Agreement, any Note and any other agreement, document or instrument attached hereto or referred to herein or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

         SECTION 10.14. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower and the Banks shall be governed by Ohio law, without regard to principles of conflict of laws.

Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         SECTION 10.15. LEGAL REPRESENTATION OF PARTIES. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

                 [Remainder of page intentionally left blank.]

         SECTION 10.16. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

Address:    1100 Superior Avenue            OGLEBAY NORTON COMPANY
            Cleveland, Ohio 44114
            Attention: Treasurer            By:________________________________
                                               Michael F. Biehl, Treasurer


Address:    Key Center                      KEYBANK NATIONAL ASSOCIATION,
            127 Public Square                  As a Bank and as Agent
            Cleveland, Ohio  44114-1306
            Attention: Large Corporate      By:_________________________________
                     Banking Division          Lawrence A. Mack, Vice President

                                   SCHEDULE 1

                                                  REVOLVING
                                                    CREDIT
                                   COMMITMENT     COMMITMENT
     BANKING INSTITUTIONS          PERCENTAGE       AMOUNT        MAXIMUM AMOUNT
     --------------------          ----------       ------        --------------
KeyBank National                      100 %      $215,000,000       $215,000,000
Association                           -----      ------------       ------------

Total Commitment Amount               100%       $215,000,000       $215,000,000

                                   SCHEDULE 2

                             MORTGAGED REAL PROPERTY


--------------------------------------------------------------------------------
              Owner                                             Location
--------------------------------------------------------------------------------
Oglebay Engineered Material, Inc.                          Dunkirk, Indiana
--------------------------------------------------------------------------------
Oglebay Norton Industrial Sands, Inc.                      Glenford, Ohio
--------------------------------------------------------------------------------
Oglebay Norton Industrial Sands, Inc.                      Millwood, Ohio
--------------------------------------------------------------------------------
Texas Mining, LP                                           Voca, Texas
--------------------------------------------------------------------------------
Texas Mining, LP                                           Brady, Texas
--------------------------------------------------------------------------------
Oglebay Norton Limestone Company                           Gulliver, Michigan
--------------------------------------------------------------------------------
Global Stone Tenn Lutrell Company                          Lutrell, Tennessee
--------------------------------------------------------------------------------
Global Stone Chemstone Corporation                         Strasburg, Virginia
--------------------------------------------------------------------------------
Global Stone PenRoc, Inc.                                  York, Pennsylvania
--------------------------------------------------------------------------------
Global Stone St. Clair Inc.                                Marble City, Oklahoma
--------------------------------------------------------------------------------
Global Stone Chemstone Corporation                         Buchanan, Virginia
--------------------------------------------------------------------------------
Global Stone Chemstone Corporation                         Middletown, Virginia
--------------------------------------------------------------------------------

                                   SCHEDULE 3

                                    PLEDGORS

1.       Oglebay Norton Holding Company
2.       ONCO Investment Company
3.       Oglebay Norton Industrial Minerals, Inc.
4.       Oglebay Norton Management Company
5.       Oglebay Norton Industrial Sands, Inc.
6.       Texas Mining, LP
7.       Colorado Silica Sand, Inc.
8.       Oglebay Norton Terminals, Inc.
9.       Oglebay Norton Engineered Materials, Inc.
10.      Oglebay Norton Acquisition Company
11.      Oglebay Norton Limestone Company
12.      Global Stone (USA) Inc.
13.      Global Stone Tenn Lutrell Company
14.      Global Stone Chemstone Corporation
15.      Global Stone Detroit Lime Company
16.      Global Stone St. Clair, Inc.
17.      Global Stone PenRoc Inc.

                                  SCHEDULE 6.6

                               DOCUMENTED VESSELS

--------------------------------------------------------------------------------------------------------
                                                                    Official
         Name             Type                                       Number            Hailing Port
--------------------------------------------------------------------------------------------------------
Armco                     Coastwise Great-Lakes Self-Unloader        265621      Wilmington, Delaware
--------------------------------------------------------------------------------------------------------
Buckeye                   Coastwise Great-Lakes Self-Unloader        264391      Wilmington, Delaware
--------------------------------------------------------------------------------------------------------
Courtney Burton           Coastwise Great-Lakes Self-Unloader        265246      Wilmington, Delaware
--------------------------------------------------------------------------------------------------------
Columbia Star             Coastwise Great-Lakes Self-Unloader        635289      Wilmington, Delaware
--------------------------------------------------------------------------------------------------------
Joseph H. Frantz          Coastwise Great-Lakes Self-Unloader        224409      Wilmington, Delaware
--------------------------------------------------------------------------------------------------------
Middletown                Coastwise Great-Lakes Self-Unloader        251093      Wilmington, Delaware
--------------------------------------------------------------------------------------------------------
David Z. Norton           Coastwise Great-Lakes Self-Unloader        549231      Cleveland, Ohio
--------------------------------------------------------------------------------------------------------
Oglebay Norton            Coastwise Great-Lakes Self-Unloader        592377      Wilmington, Delaware
--------------------------------------------------------------------------------------------------------
Reserve                   Coastwise Great-Lakes Self-Unloader        265360      Wilmington, Delaware
--------------------------------------------------------------------------------------------------------
Fred R. White, Jr.        Coastwise Great-Lakes Self-Unloader        606421      Wilmington, Delaware
--------------------------------------------------------------------------------------------------------
Wolverine                 Coastwise Great-Lakes Self-Unloader        560339      Wilmington, Delaware
--------------------------------------------------------------------------------------------------------

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

$________________                                             Cleveland, Ohio
                                                                 May 15, 1998

         FOR VALUE RECEIVED, the undersigned, OGLEBAY NORTON COMPANY ("Borrower") promises to pay on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of __________________ ("Bank") at the Main Office of KEYBANK NATIONAL ASSOCIATION, Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

 ....................................................................   DOLLARS

or the aggregate unpaid principal amount of all Loans made by Bank to Borrower pursuant to Section 2.1A of the Credit Agreement, whichever is less, in lawful money of the United States of America. As used herein, "Credit Agreement" means the Credit Agreement dated as of May 15, 1998, among Borrower, the banks named therein and KeyBank National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of each Loan from time to time outstanding, from the date of such Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1A of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1A; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing Prime Rate Loans and LIBOR Loans, and payments of principal of any thereof, will be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this
Note is issued.

         Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

         JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.


                                       OGLEBAY NORTON COMPANY

                                       By:__________________________________
                                                Michael F. Biehl, Treasurer

                                    EXHIBIT B

                                 SWING LINE NOTE

$10,000,000                                                  Cleveland, Ohio
                                                             May 15, 1998

         FOR VALUE RECEIVED, the undersigned, OGLEBAY NORTON COMPANY ("Borrower"), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION ("Bank") at the Main Office of KEYBANK NATIONAL ASSOCIATION, as Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

TEN MILLION AND 00/100. . . . . . . . . . . . . . . . . . . . . . . .  DOLLARS

or the aggregate unpaid principal amount of all Swing Loans, as defined in the Credit Agreement (as hereinafter defined), made by Bank to Borrower pursuant to
Section 2.1B of the Credit Agreement, whichever is less, in lawful money of the United States of America on the earlier of the last day of the Commitment Period, as defined in the Credit Agreement, or, with respect to each Swing Loan, the Swing Loan Maturity Date applicable thereto. As used herein, "Credit Agreement" means the Credit Agreement dated as of May 15, 1998, among Borrower, the banks named therein and KeyBank National Association, as Agent, as it may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of each Swing Loan from time to time outstanding, from the date of such Swing Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1B of the Credit Agreement. Such interest shall be payable on each date provided for in such
Section 2.1B; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The principal sum hereof from time to time and payments of principal hereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

         This Note is the Swing Line Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the undersigned's payment obligations hereunder, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                                 OGLEBAY NORTON COMPANY

                                                 By:___________________________
                                                    Michael F. Biehl, Treasurer

                                    EXHIBIT C

                                 NOTICE OF LOAN

                                          [Date]_______________________, 19____

KeyBank National Association
127 Public Square
Cleveland, Ohio 44114-0616

Attention: ________________

Ladies and Gentlemen:

         The undersigned, OGLEBAY NORTON COMPANY, refers to the Credit Agreement, dated as of May 15, 1998 ("Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Banks, as defined in the Credit Agreement, and KeyBank National Association, as Agent, and hereby gives you notice, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Loan under the Credit Agreement, and in connection therewith sets forth below the information relating to the Loan (the "Proposed Loan") as required by Section 2.2 of the Credit Agreement:

         (a)      The Business Day of the Proposed Loan is __________, 19__.

         (b) The amount of the Proposed Loan is $_______________.

         (c) The Proposed Loan is to be a Prime Rate Loan ____ /LIBOR Loan ___. (Check one.)

         (d) If the Proposed Loan is a LIBOR Loan, the Interest Period requested is one month ___, two months ___, three months ___, six months ____ (Check one.)

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

                  (i) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, which constitutes an Unmatured Event of Default or Event of Default; and

                  (iii) the conditions set forth in Section 2.2 and Article IV of the Credit Agreement have been satisfied.

                                Very truly yours,

                                     OGLEBAY NORTON COMPANY

                                     By:_______________________________
                                     Name:____________________________
                                     Title:_____________________________

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

                                For Fiscal Quarter ended ____________________

THE UNDERSIGNED HEREBY CERTIFIES THAT:

         (1) I am the duly elected Chief Financial Officer or Treasurer of OGLEBAY NORTON COMPANY, a Delaware corporation ("Borrower");

         (2) I am familiar with the terms of that certain Credit Agreement, dated as of May 15, 1998, among the undersigned, the Banks, as defined in the Credit Agreement, and KeyBank National Association, as Agent (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein and not otherwise defined in this Certificate being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         (3) The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes or constituted an Unmatured Event of Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

         (4) The representations and warranties made by Borrower contained in each Loan Document are true and correct as though made on and as of the date hereof; and,

         (5) Set forth on Attachment I hereto are calculations of the financial covenants set forth in Sections 5.7 and 5.20 of the Credit Agreement, which calculations show compliance with the terms thereof.

         IN WITNESS WHEREOF, the undersigned has signed this certificate the ___ day of _________, 19___.


                                         OGLEBAY NORTON COMPANY

                                         By:_______________________________
                                         Title: _____________________________

                                    EXHIBIT E

                                     FORM OF

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


         This Assignment and Acceptance Agreement (this "Assignment Agreement") between ______________________ (the "Assignor") and ______________________ (the
"Assignee") is dated as of ________, 199_. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. Assignor is a party to a Credit Agreement, dated as of May 15, 1998 (which, as it may from time to time be amended, restated or otherwise modified is herein called the "Credit Agreement"), among OGLEBAY NORTON COMPANY, ("Borrower"), the banking institutions named on SCHEDULE 1 thereto (collectively, "Banks" and, individually, "Bank"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Credit Agreement, effective as of the Assignment Effective Date (as hereinafter defined), equal to the percentage interest specified on ANNEX 1 hereto (hereinafter, "Assignee's Percentage") of Assignor's right, title and interest in and to (a) the Commitment of Assignor as set forth on ANNEX 1 (hereinafter, "Assigned Amount"),
(b) any Loan made by Assignor which is outstanding on the Assignment Effective Date, (c) Assignor's interest in any Letter of Credit, as defined in the Credit Agreement, which is issued and outstanding on the Assignment Effective Date, (d) any Note delivered to Assignor pursuant to the Credit Agreement, and (e) the Credit Agreement and the other Related Writings. After giving effect to such sale and assignment and on and after the Assignment Effective Date, Assignee shall be deemed to have a "Commitment Percentage" under the Credit Agreement equal to the Commitment Percentage set forth in subpart I.C on ANNEX 1 hereto.

         3. ASSIGNMENT EFFECTIVE DATE. The Assignment Effective Date (the "Assignment Effective Date") shall be two (2) Business Days (or such other time agreed to by Agent) after the following conditions precedent have been satisfied:

         (a) receipt by Agent of this Assignment Agreement, including ANNEX 1 hereto, properly executed by Assignor and Assignee and accepted and consented to by Agent and, if necessary pursuant to the provisions of Section 10.10(A)(i) of the Credit Agreement, by Borrower;

         (b) receipt by Agent from Assignor of a fee of Three Thousand Five Hundred Dollars ($3,500), in accordance with Section 10.10A of the Credit Agreement;

         (c) receipt by Agent from Assignee of an administrative questionnaire, or other similar document, which shall include (i) the address for notices under the Credit Agreement, (ii) the address of its Lending Office, (iii) wire transfer instructions for delivery of funds by Agent, (iv) and such other information as Agent shall request; and

         (d) receipt by Agent from Assignor or Assignee of any other information required pursuant to Section 10.10 of the Credit Agreement or otherwise necessary to complete the transaction contemplated hereby.

         4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, Assignee shall pay Assignor, on the Assignment Effective Date, an amount in Dollars equal to Assignee's Percentage. Any interest, fees and other payments accrued prior to the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other part any interest, fees or other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and to pay the other party any such amounts which it may receive promptly upon receipt thereof.

         5. CREDIT DETERMINATION; LIMITATIONS ON ASSIGNOR'S LIABILITY. Assignee represents and warrants to Assignor, Borrower, Agent and the other Banks (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor, (b) Assignee confirms that it meets the requirements to be an assignee as set forth in Section 10.10 of the Credit Agreement; (c) Assignee confirms that it is able to fund the Loans and the Letters of Credit as required by the Credit Agreement; and (d) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Related Writings are required to be performed by it as a Bank thereunder. It is understood and agreed that the assignment and assumption hereunder are made without recourse to Assignor and that Assignor makes no representation or warranty of any kind to Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of the Credit Agreement or any Related Writings, (ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Related Writings, (iii) the financial condition or creditworthiness of Borrower or any Guarantor, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Related Writings, (v) inspecting any of the property, books or records of Borrower, or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or Letters of Credit. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Letters of Credit, the Credit Agreement or the Related Writings, except for its or their own bad faith or willful misconduct. Assignee appoints Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof.

         6. INDEMNITY. Assignee agrees to indemnify and hold Assignor harmless against any and all losses, cost and expenses (including, without limitation, attorneys' fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

         7. SUBSEQUENT ASSIGNMENTS. After the Assignment Effective Date, Assignee shall have the right pursuant to Section 10.10 of the Credit Agreement to assign the rights which are assigned to Assignee hereunder, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Related Writings, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or any of the Related Writings has been obtained, (b) the assignee under such assignment from Assignee shall agree to assume all of Assignee's obligations hereunder in a manner satisfactory to Assignor and (c) Assignee is not thereby released from any of its obligations to Assignor hereunder.

         8. REDUCTIONS OF AGGREGATE AMOUNT OF COMMITMENTS. If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage of the Total Commitment Amount assigned to Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of Assignee shall be recalculated based on the reduced Total Commitment Amount.

         9. ACCEPTANCE OF AGENT. This Assignment Agreement is conditioned upon the acceptance and consent of Agent and, if necessary pursuant to Section 10.10A of the Credit Agreement, upon the acceptance and consent of Borrower. The execution of this Assignment Agreement by Agent and, if necessary, by Borrower is evidence of such acceptance and consent.

         10. ENTIRE AGREEMENT. This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         11. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.

         12. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                               ASSIGNOR:

Address:          _____________________        ________________________________
                  Attn:_________________       By:_____________________________
                  Phone: _______________       Title: _________________________
                  Fax:__________________


                                               ASSIGNEE:

Address:          _____________________        ________________________________
                  Attn:_________________       By:_____________________________
                  Phone: _______________       Title: _________________________
                  Fax:__________________


Accepted and Consented to this ___ day of ___, 199_:

KEYBANK NATIONAL ASSOCIATION,
as Agent


By: __________________________
Title:_________________________

Accepted and Consented to this ___ day of _______, 19__:

OGLEBAY NORTON COMPANY

By:___________________________
Title:__________________________

                                     ANNEX 1
                                       TO
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


         On and after ___________, 199_ (the "Assignment Effective Date"), the Commitment of Assignee, and, if this is less than an assignment of all of Assignor's interest, Assignor, shall be as follows:


   I.    ASSIGNEE'S COMMITMENT

         A.       Assignee's Percentage                         __________%

         B.       Assigned Amount                               $__________

         C.       Assignee's Commitment Percentage
                  under the Credit Agreement                    __________%

   II.   ASSIGNOR'S COMMITMENT

         A.       Assignor's Commitment Percentage
                  under the Credit Agreement                    __________%

         B.       Assignor's Commitment Amount
                  under the Credit Agreement                    $__________

                                    EXHIBIT F

                                     FORM OF

                           GUARANTY OF PAYMENT OF DEBT

         1.       RECITALS.

         Concurrently herewith, OGLEBAY NORTON COMPANY, a Delaware corporation (together with its successors and assigns, "Oglebay") is entering into the Credit Agreement, as hereinafter defined, with the financial institutions listed on SCHEDULE 1 to the Credit Agreement (collectively, "Banks", and individually, "Bank") and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"), pursuant to which Oglebay and certain of its subsidiaries may obtain loans, letters of credit and other financial accommodations from the Banks. It is anticipated that Oglebay and its subsidiaries will or may be restructured such that Oglebay will become a subsidiary of OGLEBAY NORTON HOLDING COMPANY (together with its successors and assigns, "Oglebay Holding"). It is further anticipated that Oglebay Holding will or may assume all of the benefits and obligations of Oglebay under the Credit Agreement pursuant to such restructuring of Oglebay and its subsidiaries. [________________ , an __________] corporation, ("Guarantor") desires that the Banks grant the financial accommodations described in the Credit Agreement to Oglebay and certain of its subsidiaries, and, after any such restructuring, to Oglebay Holding (collectively, "Borrower").

         Guarantor deems it to be in the direct pecuniary and business interests of Guarantor that Borrower obtain from the Banks the Commitment, as defined in the Credit Agreement, and the Loans and Letters of Credit, as hereinafter defined, provided for in the Credit Agreement.

         Guarantor understands that the Banks are willing to enter into the Credit Agreement with Borrower only upon certain terms and conditions, one of which is that Guarantor guarantee the payment of the Debt (as hereinafter defined), and this instrument is being executed and delivered in consideration of the Banks entering into the Credit Agreement and for other valuable considerations.

         2. DEFINITIONS. As used herein, the following terms shall have the following meanings:

         2.1. "Collateral" shall mean, collectively, all property securing the Debt or any part thereof at the time in question.

         2.2. "Credit Agreement" shall mean the Credit Agreement originally executed by and among Oglebay, Agent and the Banks and dated as of the 15th day of May, 1998, as it may from time to time be amended, restated or otherwise modified.

         2.3. "Debt" shall mean, collectively, (a) all Loans and the Letters of Credit; (b) all other indebtedness now owing or hereafter incurred by Borrower to the Banks pursuant to the Credit Agreement and the Notes executed in connection therewith; (c) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (d) all interest from time to time accruing on any of the foregoing, and all commitment and other fees pursuant to the Credit Agreement; (e) all other amounts payable by Borrower to Agent or any of the Banks pursuant to the Credit Agreement or any Related Writing; and (f) all costs and expenses, including attorney fees, incurred by Agent in connection with the Credit Agreement or by Agent or the Banks in connection with the collection of any portion of the indebtedness described in (a), (b), (c), (d) or
(e) hereof.

         2.4. "Letter of Credit" shall mean any Letter of Credit, as defined in the Credit Agreement, issued pursuant to the Credit Agreement.

         2.5. "Loan" shall mean any Loan, as defined in the Credit Agreement, granted pursuant to the Credit Agreement.

         2.6. "Obligor" shall mean any Person which, or any of whose property, is or shall be obligated on the Debt or any part thereof in any manner and includes, without limiting the generality of the foregoing, Borrower, Guarantor and any other co-maker, endorser, guarantor of payment, subordinating creditor, assignor, grantor of a security interest, pledgor, mortgagor or any hypothecator of property, if any.

         2.7. "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

Except as otherwise specifically defined herein, capitalized terms used herein which are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement.

         3. GUARANTY OF DEBT. Guarantor hereby absolutely and unconditionally guarantees the prompt payment in full of all of the Debt as and when the respective parts thereof become due and payable. If the Debt or any part thereof shall not be paid in full when due and payable, Agent and the Majority Banks in each case shall have the right to proceed directly against Guarantor under this instrument to collect the payment in full of the Debt, regardless of whether or not Agent and the Banks shall have theretofore proceeded or shall then be proceeding against Borrower or any other Obligor or Collateral, or any of the foregoing, it being understood that Agent and the Majority Banks, in their sole discretion may proceed against any Obligor and any Collateral, and may exercise each right, power or privilege that Agent or the Banks may then have, either simultaneously or separately, and, in any event, at such time or times and as often and in such order as Agent and the Majority Banks, in their sole discretion, may from time to time deem expedient to collect the payment in full of the Debt.

         4. PAYMENTS CONDITIONAL. Whenever Agent or any Bank shall credit any payment to the Debt or any part thereof, whatever the source or form of payment, the credit shall be conditional as to Guarantor unless and until the payment shall be final and valid as to all the world. Without limiting the generality of the foregoing, Guarantor agrees that if any check or other instrument with which such payment is made shall be dishonored by the drawer or any party thereto, or if any proceeds of Collateral or payment so applied shall thereafter be recovered by any trustee in bankruptcy or any other Person, each Bank, in each case, may reverse any entry relating thereto in its books and Guarantor shall remain liable therefor even if such Bank may no longer have in its possession any evidence of the Debt to which the payment in question was applied.

         5.       GUARANTOR'S OBLIGATIONS ABSOLUTE AND UNCONDITIONAL.
Regardless of the duration of time, regardless of whether Borrower may from time to time cease to be indebted to the Banks and irrespective of any act, omission or course of dealing whatever on the part of Agent or any Bank, Guarantor's liabilities and other obligations under this instrument shall remain in full effect until the payment in full of the Debt. Without limiting the generality of the foregoing:

         5.1. BANKS HAVE NO DUTY TO MAKE ADVANCES. No Bank shall at any time be under any duty to Guarantor to grant any financial accommodation to Borrower, irrespective of any duty or commitment of any of the Banks to Borrower, or to follow or direct the application of the proceeds of any such financial accommodation;

         5.2. GUARANTOR'S WAIVER OF NOTICE, PRESENTMENT, ETC. Guarantor waives
(a) notice of the granting of any Loan to Borrower, the issuance of any Letter of Credit or the incurring of any other indebtedness by Borrower or the terms and conditions thereof, (b) presentment, demand for payment and notice of dishonor of the Debt or any part thereof, or any other indebtedness incurred by Borrower to any of the Banks, (c) notice of any indulgence granted to any Obligor, and (d) any other notice, to the extent permitted by statute, to which Guarantor might, but for this waiver, be entitled;

         5.3. BANKS' RIGHTS NOT PREJUDICED BY ACTION OR OMISSION. Agent and the Banks in their sole discretion may, without any prejudice to their rights under this instrument, at any time or times, without notice to or the consent of Guarantor, (a) grant Borrower whatever financial accommodations that Agent and the Banks may from time to time deem advisable, even if Borrower might be in default in any respect and even if those financial accommodations might not constitute indebtedness the payment of which is guaranteed hereunder, (b) assent to any renewal, extension, consolidation or refinancing of the Debt or any part thereof, (c) forbear from demanding security, if Agent and the Banks shall have the right to do so, (d) release any Obligor or Collateral or assent to any exchange of Collateral, if any, irrespective of the consideration, if any, received therefor, (e) grant any waiver or consent or forbear from exercising any right, power or privilege that Agent and the Banks may have or acquire, (f) assent to any amendment, deletion, addition, supplement or other modification in, to or of any writing evidencing or securing any Debt or pursuant to which any Debt is created, (g) grant any other indulgence to any Obligor, (h) accept any Collateral for, or any other

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



Obligor upon, the Debt or any part thereof, and (i) fail, neglect or omit in any way to realize upon any Collateral or to protect the Debt or any part thereof or any Collateral therefor;

         5.4. LIABILITIES SURVIVE GUARANTOR'S DISSOLUTION. Guarantor's liabilities and other obligations under this instrument shall survive any dissolution of Guarantor; and

         5.5. LIABILITIES ABSOLUTE AND UNCONDITIONAL. Guarantor's liabilities and other obligations under this instrument shall be absolute and unconditional irrespective of any lack of validity or enforceability of the Credit Agreement, the Notes, any Loan Document or any other agreement, instrument or document evidencing the Loans or the Letters of Credit or related thereto, or any other defense available to Guarantor in respect of this instrument.

         6. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Agent and each of the Banks that (a) Guarantor is a duly organized and validly existing corporation, in good standing under the laws of the state of its incorporation (as referenced in the first paragraph of this instrument), and is qualified to do business in each other state where failure to so qualify would have a material adverse effect on Guarantor; (b) Guarantor has legal power and right to execute and deliver this instrument and to perform and observe the provisions hereof; (c) the officers executing and delivering this instrument on behalf of Guarantor have been duly authorized to do so, and this instrument, when executed, is legal and binding upon Guarantor in every respect; (d) except for matters described or referenced in the Credit Agreement or any Schedule thereto, no litigation or proceeding is pending or threatened against Guarantor before any court or any administrative agency which, in Guarantor's opinion after consultation with counsel, is reasonably expected to have a material adverse effect on Guarantor; (e) Guarantor has received consideration which is the reasonable equivalent value of the obligations and liabilities that Guarantor has incurred to Agent and the Banks; (f) Guarantor is not insolvent as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this instrument to Agent and the Banks; (g) Guarantor is not engaged or about to engage in any business or transaction for which the assets retained by Guarantor are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Banks incurred hereunder; and (h) Guarantor does not intend to, nor does Guarantor believe that Guarantor will, incur debts beyond Guarantor's ability to pay them as they mature.

         7. DISABILITY OF OBLIGOR. Without limiting the generality of any of the other provisions hereof, Guarantor specifically agrees that upon the dissolution of any Obligor and/or the filing or other commencement of any bankruptcy or insolvency proceedings by, for or against any Obligor, including without limitation, any assignment for the benefit of creditors or other proceedings intended to liquidate or rehabilitate any Obligor, Agent and the Majority Banks, in their sole discretion, may declare the unpaid principal balance of and accrued interest on the Debt to be forthwith due and payable in full without notice. Upon the occurrence of any of the events enumerated in the immediately preceding sentence, Guarantor shall, upon the demand of Agent or the Majority Banks, whenever made, purchase from the Banks (without recourse upon any Bank and

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



without warranties either express or implied) the Notes or any other evidence of the Debt for an amount equal to the then unpaid principal balance of and accrued interest on the Debt.

         8.       WAIVER OF GUARANTOR'S RIGHTS AGAINST BORROWER AND
COLLATERAL. To the extent permitted by law, Guarantor waives any claim or other right which Guarantor might now have or hereafter acquire against Borrower or any other Obligor which arises from the existence or performance of Guarantor's liabilities or other obligations under this instrument, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of Agent or any Bank against Borrower or any Collateral which Agent or any Bank now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law.

         9.       MAXIMUM LIABILITY OF GUARANTOR.

         9.1. GUARANTOR'S LIABILITY LIMITED IN AMOUNT. Subject to subsection 9.5 hereof, but otherwise notwithstanding anything to the contrary contained in this instrument, the maximum liability of Guarantor under this instrument shall not exceed the sum of (a) that portion of the Loans and Letters of Credit the proceeds of which are used by Borrower to make Valuable Transfers (as hereinafter defined) to Guarantor, plus (b) ninety-five percent (95%) of the Adjusted Net Worth (as hereinafter defined), but only to the extent that the Adjusted Net Worth is a positive number, of Guarantor at the date of this instrument.

         9.2. DEFINITION OF TERMS USED IN SECTION 9. For purposes of this
Section 9:

                  "Adjusted Net Worth" shall mean, as of any date of determination thereof, the excess of (a) the amount of the fair saleable value of the assets of Guarantor as of the date of such determination, determined in accordance with applicable federal and state laws governing determinations of insolvency of debtors, over (b) the amount of all liabilities of Guarantor, contingent or otherwise, as of the date of such determination, determined on the basis provided in the preceding clause (a), and in all events prior to giving effect to Valuable Transfers.

                  "Valuable Transfer" shall mean (a) all loans, advances or capital contributions made to Guarantor with proceeds of the Loans and Letters of Credit; (b) the fair market value of all property acquired with proceeds of the Loans and Letters of Credit and transferred to Guarantor; (c) the interest on and the fees in respect of the Loans and the Letters of Credit, the proceeds of which are used to make such a Valuable Transfer; and (d) the value of any quantifiable economic benefits not included in clauses (a) through (c) above, but includable in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, accruing to Guarantor as a result of the Loans and Letters of Credit.

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

         9.3. DEBT MAY EXCEED GUARANTOR'S MAXIMUM LIABILITY. Guarantor agrees that the Debt may at any time and from time to time exceed the maximum liability of Guarantor hereunder without impairing this instrument or affecting the rights and remedies of Agents or the Banks hereunder.

         9.4. GUARANTOR'S LIABILITY NOT REDUCED BY PAYMENTS BY OTHERS. No payment or payments made by Borrower, Guarantor or any other Person or received or collected by Agents or the Banks from Borrower, Guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Debt shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor under this instrument and Guarantor shall, notwithstanding any such payment or payments (other than payments made to Agents or the Banks by Guarantor or payments received or collected by Agents or the Banks from Guarantor), remain liable for the Debt up to the maximum liability amount of Guarantor set forth above until the Debt is indefeasibly paid in full in cash.

         9.5. ADJUSTMENTS TO MAXIMUM LIABILITY. Anything in this Section 9 to the contrary notwithstanding, in no event shall Guarantor's liability set forth in subsections 9.1 through 9.4 hereof exceed the maximum amount that, after giving effect to the incurring of the obligations hereunder and to any rights to contribution of Guarantor from other affiliates of Borrower, would not render Agent's or the Banks' rights to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law; and further provided that, if a greater amount of the Debt than the maximum liability set forth in this Section 9 could be repaid by Guarantor as a result of an increase in Guarantor's Adjusted Net Worth subsequent to the date hereof, without rendering Agent's or the Banks' rights to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law, then the amount of Guarantor's maximum liability calculated in subsection 9.1 hereof shall be calculated based upon Guarantor's Adjusted Net Worth on such later date, rather than the date of execution of this instrument.

         10. NOTICE. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Guarantor, mailed or delivered to it, addressed to it at the address specified on the signature page of this instrument and, if to a Bank, mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of the Credit Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.

         11. MISCELLANEOUS. This instrument shall bind Guarantor and Guarantor's successors and assigns and shall inure to the benefit of Agent and each Bank and their respective successors and assigns, including (without limitation) each holder of any Note evidencing any Debt. The provisions of this instrument and the respective rights and duties of Guarantor, Agent, and the Banks hereunder shall be interpreted and determined in accordance with Ohio law, without regard to principles of conflict of laws. If at any time one or more provisions of this instrument is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability

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


of the remaining provisions shall not in any way be affected or impaired thereby. This instrument constitutes a final written expression of all of the terms of this instrument, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof. The relationship between (a) Guarantor and (b) Agent and the Banks with respect to this instrument is and shall be solely that of debtor and creditors, respectively, and Agent and the Banks shall have no fiduciary obligation toward Guarantor with respect to this instrument or the transactions contemplated hereby. The captions herein are for convenience of reference only and shall be ignored in interpreting the provisions of this instrument.

         12. GOVERNING LAW; SUBMISSION TO JURISDICTION. The provisions of this instrument and the respective rights and duties of Guarantor, Agent and the Banks hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflict of laws. Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this instrument, any Loan Document or any Related Writing, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Guarantor, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Guarantor agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  [Remainder of page intentionally left blank.]

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



         12. (JURY TRIAL WAIVER) GUARANTOR, AGENT AND THE BANKS, TO THE EXTENT PERMITTED BY LAW, EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, ANY OF THE BANKS, BORROWER AND/OR GUARANTOR ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN EACH OF THEM AND GUARANTOR IN CONNECTION WITH THIS INSTRUMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

Signed as of the 15th day of May, 1998, at Cleveland, Ohio.

Address:          1100 Superior Avenue               _________________________
                  Cleveland, Ohio 44114
                  Attention: Treasurer
                                                     By:______________________
                                                     Title:___________________

                                                     and______________________
                                                     Title:___________________



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                                    EXHIBIT G

                                     FORM OF

                               SECURITY AGREEMENT

         1.       RECITALS

         Concurrently herewith, OGLEBAY NORTON COMPANY, a Delaware corporation (together with its successors and assigns, "Oglebay") is entering into the Credit Agreement, as hereinafter defined, with the financial institutions listed on SCHEDULE 1 to the Credit Agreement (collectively, "Banks", and individually, "Bank") and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"), pursuant to which Oglebay and certain of its subsidiaries may obtain loans, letters of credit and other financial accommodations from the Banks. It is anticipated that Oglebay and its subsidiaries will or may be restructured such that Oglebay will become a subsidiary of OGLEBAY NORTON HOLDING COMPANY (together with its successors and assigns, "Oglebay Holding"). It is further anticipated that Oglebay Holding will or may assume all of the benefits and obligations of Oglebay under the Credit Agreement pursuant to such restructuring of Oglebay and its subsidiaries. [________________ , an __________] corporation, ("Pledgor") desires that the Banks grant the financial accommodations described in the Credit Agreement to Oglebay and certain of its subsidiaries, and, after any such restructuring, to Oglebay Holding (collectively, "Borrower").

         Pledgor deems it to be in the direct pecuniary and business interests of Pledgor that Borrower obtain from the Banks the Commitment, as defined in the Credit Agreement, and the Loans and Letters of Credit, as hereinafter defined, provided for in the Credit Agreement.

         Pledgor understands that the Banks are willing to grant such financial accommodations to Borrower only upon certain terms and conditions, one of which is that Pledgor grant to Agent, for the benefit of the Banks, a security interest in and an assignment of the Collateral, as hereinafter defined, and this Agreement (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is being executed and delivered in consideration of each financial accommodation, if any, granted to Borrower by the Banks and for other valuable considerations.

         2. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "Account" shall mean (a) any right to payment now or hereafter owing to Pledgor (including but not limited to any such right to payment by reason of any lease, sale, manufacture, repair, processing or fabrication of personal property formerly, now or hereafter owned or otherwise held by Pledgor, by reason of any services formerly, now or hereafter rendered by or on behalf of Pledgor or by reason of any former, existing or future contract for any such lease, sale, manufacture, repair, processing, fabrication and/or services), whether such right to payment be classified by law as an

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instrument, chattel paper, contract right, account, document, general intangible or otherwise; (b) the security, if any, for such right to payment; (c) Pledgor's right, title and interest (including, without limitation, all of Pledgor's rights as an unpaid vendor, and any applicable right of stoppage in transit) in or to the personal property, if any, which is the subject of such rights to payment; (d) all books and records pertaining to such rights to payment; and (e) all proceeds of any of the foregoing, irrespective of the form or kind thereof.

         "Account Debtor" shall mean any Person obligated to pay all or any part of any Account in any manner and includes (without limitation) any guarantor thereof or other accommodation party therefor.

         "Cash Collateral Account" shall mean a commercial Deposit Account designated "cash collateral account" and maintained by Pledgor with Agent, without liability by Agent or the Banks to pay interest thereon, from which account Agent shall have the exclusive right to withdraw funds until all of the Debt is paid in full.

         "Cash Security" shall mean all cash, instruments, Deposit Accounts, and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which Pledgor presently has or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of Agent or any Bank.

         "Collateral" shall mean (a) all of Pledgor's existing and future Accounts, accounts receivable, instruments, contract rights, chattel paper, Investment Property, documents and General Intangibles; (b) all of Pledgor's Inventory, Equipment and Mineral Interests, whether now owned or hereafter acquired by Pledgor; (c) all funds now or hereafter on deposit in the Cash Collateral Account, if any; (d) all of Pledgor's existing and future Cash Security; and (e) all of the Proceeds, products, profits, and rents of any of
(a) through (d) above.

         "Credit Agreement" shall mean the Credit Agreement executed by and among Borrower, Agent and the Banks and dated as of the 15th day of May, 1998, as it may be from time to time amended, restated or otherwise modified.

         "Debt" shall mean, collectively, (a) all Loans and Letters of Credit;
(b) all other indebtedness now owing or hereafter incurred by Borrower to Agent or any Bank pursuant to the Credit Agreement and the Notes executed in connection therewith; (c) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (d) all interest from time to time accruing on any of the foregoing, and all commitment and other fees pursuant to the Credit Agreement; (e) all obligations and liabilities of Borrower now existing or hereafter incurred to Agent or any of the Banks under, arising out of, or in connection with any Hedge Agreement; (f) all other amounts payable by Borrower to Agent or any Bank pursuant to the Credit Agreement or any Related Writing; and (g) all Related Expenses.


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



         "Deposit Account" shall mean (a) any deposit account, and (b) any demand, time, savings, passbook, or a similar account maintained with a bank, savings and loan association, credit union, or similar organization.

         "Equipment" shall mean (a) all equipment as defined in Chapter 1309 of the Ohio Revised Code, including without limitation, machinery, motor vehicles, trade fixtures, office and other furniture and furnishings; (b) all goods that are used or bought for use primarily in Pledgor's business; (c) all goods that are not consumer goods, farm products (as defined in Chapter 1309 of the Ohio Revised Code), or Inventory; and (d) all substitutes or replacements for, and all parts, accessories, additions, attachments, or accessions to (a) through (c) above.

         "General Intangibles" shall mean all general intangibles now owned or hereafter acquired by Pledgor, including, but not limited to, general intangibles as defined in Chapter 1309 of the Ohio Revised Code, choses in action, causes of action, all customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, goodwill, computer software, rights to indemnification and tax refunds, and all Proceeds of any of the foregoing, irrespective of the form or kind thereof.

         "Hedge Agreement" shall mean any currency swap or hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by Borrower with Agent or any of the Banks, or any of their respective affiliates in connection with the Debt.

         "Inventory" shall mean (a) all inventory as defined in Chapter 1309 of the Ohio Revised Code; (b) all goods that are raw materials; (c) all goods that are work in process; (d) all goods that are materials used or consumed in the ordinary course of Pledgor's business; (e) all goods that are, in the ordinary course of Pledgor's business, held for sale or lease or furnished or to be furnished under contracts of service; and (f) all substitutes and replacements for, and parts, accessories, additions, attachments, or accessions to (a) through (e) above.

         "Investment Property" shall mean "investment property" as defined in Chapter 1309 of the Ohio Revised Code, unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and/or priority of a security interest in investment property, and, in such case, "investment property" shall be defined in accordance with the law of that jurisdiction.

         "Letter of Credit" shall mean any Letter of Credit, as defined in the Credit Agreement, issued pursuant to the Credit Agreement.

         "Loan" shall mean any Loan, as defined in the Credit Agreement, granted pursuant to the Credit Agreement.

         "Mineral Interest" shall mean (a) any right of Pledgor to extract minerals from the ground, (b) any minerals which have been extracted from the ground, and (c) any proceeds or payments owing to Pledgor by virtue of the lease or sublease of mineral rights or the sale of minerals.

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         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Proceeds" shall mean (a) any proceeds, and (b) whatever is received upon the sale, exchange, collection, or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds includes, without limitation, moneys, checks, and Deposit Accounts. Proceeds includes, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the right of Agent and the Banks to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of Agent or any Bank to Pledgor's sale, exchange, collection, or other disposition of any or all of the Collateral.

         "Related Expenses" shall mean any and all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits, and disbursements) incurred by, imposed upon, or asserted against, Agent or any Bank in any attempt by Agent or any Bank: (a) to obtain, preserve, perfect, or enforce any security interest evidenced by this Agreement, the Credit Agreement or any Related Writing; (b) to obtain payment, performance, and observance of any and all of the Debt; (c) to maintain, insure, audit, collect, preserve, repossess, and dispose of any of the Collateral or any other collateral securing the Debt, including, without limitation, costs and expenses for appraisals, assessments, and audits of Pledgor or any such collateral; or (d) incidental or related to (a) through (c) above, including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the Default Rate, as defined in the Credit Agreement.

Except as specifically defined herein, all capitalized terms shall have the meanings ascribed to them in the Credit Agreement.

         3. SECURITY INTEREST. In consideration of and as security for the full and complete payment of all of the Debt, Pledgor hereby agrees that Agent shall at all times have, and hereby grants to Agent, for the benefit of the Banks, a security interest in and assignment of all of the Collateral, including (without limitation) all of Pledgor's future Collateral, irrespective of any lack of knowledge by Agent or the Banks of the creation or acquisition thereof.

         4. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants to Agent and each Bank as follows:

         4.1. Pledgor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business in each state in which a failure to so qualify would have a material adverse effect on Pledgor.


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         4.2. Pledgor has full power, authority and legal right to pledge the
Collateral, to execute and deliver this Agreement, and to perform and observe the provisions hereof. The officers acting on Pledgor's behalf have been duly authorized to execute and deliver this Agreement and to execute and file appropriate financing statements in respect hereof. This Agreement is valid and binding upon Pledgor in accordance with the terms hereof.

         4.3. Neither the execution and delivery of this Agreement, nor the performance and observance of the provisions hereof, by Pledgor will conflict with, or constitute a violation or default under, any provision of any applicable law or of any contract (including, without limitation, Pledgor's certificate (or articles) of incorporation and bylaws (or code of regulations)) or of any other writing binding upon Pledgor in any manner.

         4.4. Pledgor's principal place of business and the location where Pledgor keeps records in respect of the Accounts are set forth on SCHEDULE 6.5 to the Credit Agreement and Pledgor has places of business or maintains Collateral at the locations set forth on SCHEDULE 6.5 to the Credit Agreement.

         4.5. At the execution and delivery hereof (a) except as permitted pursuant to the Credit Agreement, there is no financing statement outstanding covering the Collateral or any part thereof other than a financing statement in favor of Agent for the benefit of the Banks; (b) except as permitted pursuant to the Credit Agreement, none of the Collateral is subject to any security interest or lien of any kind other than the security interest herein granted to Agent for the benefit of the Banks or previously granted to Agent for the benefit of the Banks; (c) to Pledgor's knowledge, the Internal Revenue Service has not alleged the nonpayment or underpayment of any tax by Pledgor or threatened to make any assessment in respect thereof; (d) except as permitted pursuant to the Credit Agreement, upon execution of this Agreement and the filing of the U.C.C. financing statements being executed in connection herewith, Agent will have, for the benefit of the Banks, a valid and enforceable first security interest in the Collateral; and (e) except as permitted pursuant to the Credit Agreement, Pledgor has not entered into any contract or agreement which would prohibit Agent and the Banks from acquiring a security interest, mortgage or other lien on, or a collateral assignment of, any of the property or assets of Pledgor.

         4.6. Pledgor has received consideration which is the reasonable equivalent value of the obligations and liabilities that Pledgor has incurred to the Banks. Pledgor is not insolvent as defined in any applicable state or federal statute nor will Pledgor be rendered insolvent by the execution and delivery of this Agreement to Agent or any other documents executed and delivered to Agent or the Banks in connection herewith. Pledgor has not engaged, nor is it about to engage, in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Banks incurred hereunder. Pledgor does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

         4.7. At the execution and delivery hereof, a Default (as hereinafter defined) shall not exist hereunder.

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         5. INSURANCE. Pledgor shall at all times maintain insurance upon its
Inventory, Equipment and other personal and real property in accordance with
SECTION 5.1 of the Credit Agreement.

         6. TAXES AND OTHER PLEDGOR OBLIGATIONS. Pledgor shall pay in full (a) all taxes, assessments and governmental charges and levies in accordance with
SECTION 5.2 of the Credit and Security Agreement; (b) all of its wage obligations to its employees in accordance with SECTION 5.2 of the Credit and Security Agreement; (c) all obligations under the Employee Retirement Income Security Act of 1974, as amended from time to time, in accordance with SECTION
5.6 of the Credit and Security Agreement; and (d) all of Pledgor's other obligations calling for the payment of money in accordance with SECTION 5.2 of the Credit and Security Agreement.


         7. CORPORATE NAMES AND LOCATION OF COLLATERAL. Pledgor shall not change its name, unless, in each case, Pledgor shall provide Agent with at least thirty (30) days' prior written notice thereof. Pledgor shall not use trade names, assumed names or fictitious names without giving Agent at least thirty
(30) days' prior written notice thereof. Pledgor shall also provide Agent with at least thirty (30) days' prior written notification of: (a) any change in any location where any of Pledgor's Inventory or Equipment is maintained, and any new locations where any of Pledgor's Inventory or Equipment is to be maintained;
(b) any change in the location of the office where Pledgor's records pertaining to its Accounts are kept; (c) the location of any new places of business and the changing or closing of any of its existing places of business; and (d) any change in Pledgor's chief executive office. In the event of any of the foregoing, Pledgor shall promptly execute and deliver to Agent (and Pledgor agrees that Agent may execute and deliver the same as Pledgor's irrevocable attorney-in-fact) new U.C.C. financing statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Agent's sole discretion, to perfect or continue perfected the security interest of Agent, for the benefit of the Banks, in the Collateral, based upon such new places of business or names, and Pledgor shall pay all filing and recording fees and taxes in connection with the filing or recordation of such financing statements and shall immediately reimburse Agent therefor if Agent pays the same. Such amounts not so paid or reimbursed shall be Related Expenses hereunder.

         8. NOTICE. Pledgor shall give Agent prompt written notice if any Default occurs hereunder or if the Internal Revenue Service shall allege the nonpayment or underpayment of any tax by Pledgor or threaten to make any assessment in respect thereof to the extent that such nonpayment, underpayment or assessment would have a material adverse effect on Pledgor.

         9. FINANCIAL RECORDS. Pledgor shall (a) maintain at all times true and complete financial records and books of accounts in accordance with generally accepted accounting principles consistently applied; and (b) forward to Agent upon the reasonable request of Agent or any Bank, whenever made, (i) invoices, sales journals or other documents satisfactory to Agent or such Bank, as the case may be, which summarize Pledgor's Accounts certified by an officer of Pledgor, (ii) within a reasonable time, an aging report of the Accounts then outstanding setting forth, in such

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form and detail and with such representations and warranties as Agent or such
Bank may from time to time reasonably require, the unpaid balances of all invoices billed respectively during that period and during each of the three next preceding periods, and certified by an officer of Pledgor, and (iii) with respect to Inventory and any other Collateral, such reports and other documents that are reasonably satisfactory to Agent and the Banks.

         10. TRANSFERS, LIENS AND MODIFICATIONS REGARDING COLLATERAL. Except as specifically permitted pursuant to the Credit Agreement or this Agreement, Pledgor shall not, without Agent's prior written consent, (a) sell, assign, transfer, or otherwise dispose of, or grant any option with respect to, or create, incur, or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and any security agreement securing only Agent, for the benefit of the Banks; (b) grant any security interest in or incur any lien of any kind on any of the Collateral other than any security interest granted to Agent, for the benefit of the Banks; or (c) enter into or assent to any amendment, compromise, extension, release or other modification of any kind of, or substitution for, any of its Accounts.

         11.      COLLATERAL.  Pledgor shall:

         (a) at all reasonable times allow Agent by or through any of its officers, agents, employees, attorneys, or accountants to (i) examine, inspect, and make extracts from Pledgor's books and other records, including, without limitation, the tax returns of Pledgor, (ii) after the occurrence of a Default, arrange for verification of Pledgor's Accounts, under reasonable procedures, directly with Account Debtors or by other methods, and (iii) examine and inspect Pledgor's Inventory and Equipment, wherever located;

         (b) promptly furnish to Agent and the Banks upon reasonable request (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of Pledgor's Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as Agent may request;

         (c) immediately notify Agent and the Banks in writing of any information which Pledgor has or may receive with respect to the Collateral which might in any manner materially and adversely affect the value thereof or the rights of Agent or the Banks with respect thereto;

         (d) maintain the Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved, and promptly inform Agent of any additions to or deletions from the Equipment; and


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         (e) upon request of Agent, promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, instruments and any other writings as Agent or the Banks may from time to time deem necessary or appropriate, including, without limitation, financing statements and chattel paper, to carry into effect the intention of this Agreement or so as to completely vest in and ensure to Agent and the Banks their rights hereunder and in or to the Collateral.

If certificates of title or applications for title are issued or outstanding with respect to any of Pledgor's Inventory or Equipment, Pledgor shall, upon request of Agent, (i) execute and deliver to Agent a short form security agreement, in form and substance satisfactory to Agent, and (ii) deliver such certificate or application to Agent and cause the interests of Agent and the Banks to be properly noted thereon. Pledgor hereby authorizes Agent or Agent's designated agent (but without obligation by Agent to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Default hereunder), and Pledgor shall promptly repay, reimburse, and indemnify Agent for any and all Related Expenses. If Pledgor fails to keep and maintain the Equipment in good operating condition, Agent may (but shall not be required to) so maintain or repair all or any part of the Equipment and the cost thereof shall be a Related Expense. All Related Expenses are payable to Agent upon demand therefor.

         12. COLLECTIONS AND RECEIPT OF PROCEEDS BY PLEDGOR. Prior to exercise by Agent or the Banks of their rights under this Agreement, both (a) the lawful collection and enforcement of all of Pledgor's Accounts, and (b) the lawful receipt and retention by Pledgor of all Proceeds of all of Pledgor's Accounts and Inventory shall be as the agent of Agent and the Banks. Upon written notice to Pledgor from Agent after a Default, a Cash Collateral Account shall be opened by Pledgor at the main office of Agent and all such lawful collections of Pledgor's Accounts and such Proceeds of Pledgor's Accounts and Inventory shall be remitted daily by Pledgor to Agent in the form in which they are received by Pledgor, either by mailing or by delivering such collections and Proceeds to Agent, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to Pledgor from Agent, Pledgor shall not commingle such collections or Proceeds with any of Pledgor's other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for Agent. In such case, Agent may, in its sole discretion, at any time and from time to time, apply all or any portion of the account balance in the Cash Collateral Account as a credit against the Debt. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against Agent on its warranties of collection, Agent may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by Pledgor with Agent, and, in any event, retain the same and Pledgor's interest therein as additional security for the Debt. Agent may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to Pledgor for use in Pledgor's business. The balance in the Cash Collateral Account may be withdrawn by Pledgor upon termination of this Agreement and payment in full of all of the Debt. At Agent's request, Pledgor shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lock box in Cleveland, Ohio, to which Agent shall have access for the

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processing of such items in accordance with the provisions, terms, and conditions of Agent's customary lock box agreement.

         13. COLLECTIONS AND RECEIPT OF PROCEEDS BY AGENT. After the occurrence of a Default, Agent shall at all times have the right, but not the duty, to collect and enforce any or all of the Accounts as Agent may deem advisable and, if Agent shall at any time or times elect to do so in whole or in part, Agent shall not be liable to Pledgor except for willful misconduct, if any. Pledgor hereby constitutes and appoints Agent, or Agent's designated agent, as Pledgor's attorney-in-fact to exercise, at any time after a Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Debt:

         (a) to receive, retain, acquire, take, endorse, assign, deliver, accept, and deposit, in Agent's name or Pledgor's name, any and all of Pledgor's cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral. Pledgor hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Neither Agent nor the Banks shall be bound or obligated to take any action to preserve any rights therein against prior parties thereto;

         (b) to transmit to Account Debtors, on any or all of Pledgor's Accounts, notice of assignment to Agent, for the benefit of the Banks, thereof and the security interest of Agent, for the benefit of the Banks, and to request from such Account Debtors at any time, in Agent's name or in Pledgor's name, information concerning Pledgor's Accounts and the amounts owing thereon;

         (c) to transmit to purchasers of any or all of Pledgor's Inventory, notice of the security interest of Agent for the benefit of the Banks, and to request from such purchasers at any time, in Agent's name or in Pledgor's name, information concerning Pledgor's Inventory and the amounts owing thereon by such purchasers;

         (d) to notify and require Account Debtors on Pledgor's Accounts and purchasers of Pledgor's Inventory to make payment of their indebtedness directly to Agent, for the benefit of the Banks;

         (e) to enter into or assent to such amendment, compromise, extension, release or other modification of any kind of, or substitution for, the accounts or any thereof as Agent, in its reasonable discretion, may deem to be advisable;

         (f) to enforce the Accounts or any thereof, or any other Collateral, by suit or otherwise, to maintain any such suit or other proceeding in Agent's own name or in Pledgor's name, and to withdraw any such suit or other proceeding. Pledgor agrees to lend every assistance demanded by Agent in respect of the foregoing, all at no cost or expense to Agent or the Banks and including, without limitation, the furnishing of such witnesses and of such records and other writings as Agent

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may require in connection with making legal proof of any Account. Pledgor agrees to reimburse Agent and the Banks in full for all court costs and reasonable attorneys' fees and every other cost, expense or liability, if any, incurred or paid by Agent or the Banks in connection with the foregoing, which obligation of Pledgor shall constitute Debt, shall be secured by the Collateral and shall bear interest, until paid, at the Default Rate; and

         (g) to accept all collections in any form relating to the Collateral, including remittances which may reflect deductions, and to deposit the same, into Pledgor's Cash Collateral Account or, at the option of Agent, to apply them as a payment on the Debt.

         14. USE OF INVENTORY AND EQUIPMENT. Until any Default shall occur hereunder: (a) Pledgor may retain possession of and use its Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) Pledgor may sell or lease its Inventory in the ordinary course of business; provided, however, that a sale or lease in the ordinary course of business does not include a transfer in partial or total satisfaction of an indebtedness, except for transfers in satisfaction of partial or total purchase money prepayments by a buyer in the ordinary course of Pledgor's business; and (c) Pledgor may also use and consume any raw materials or supplies, the use and consumption of which are necessary in order to carry on Pledgor's business.

         15.      [INTENTIONALLY OMITTED]

         16.      DEFAULT AND REMEDIES.

         16.1. Any of the following shall constitute a default ("Default") under this Agreement: (a) an Event of Default, as defined in the Credit Agreement, shall occur under the Credit Agreement; (b) any representation, warranty or statement made by Pledgor in or pursuant to this Agreement or in any other writing received by Agent or the Banks in connection with the Debt shall be false or erroneous in any material respect; or (c) Pledgor shall fail or omit to perform or observe any agreement made by Pledgor in or pursuant to this Agreement or in any other writing received by Agent or the Banks pursuant hereto.

         16.2. Upon the occurrence of a Default hereunder, and at all times thereafter, Agent and the Banks shall have the rights and remedies of a secured party under the Ohio Revised Code, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement or in any other writing executed by Pledgor. Agent may require Pledgor to assemble the Collateral, which Pledgor agrees to do, and make it available to Agent at a reasonably convenient place to be designated by Agent. Agent may, with or without notice to or demand upon Pledgor and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage

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caused thereby to Pledgor. After any delivery or taking of possession of the
Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to Pledgor or any other Person or property, all or which Pledgor hereby waives, and upon such terms and in such manner as Agent may deem advisable, Agent, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time or, from time to time. No prior notice need be given to Pledgor or to anyone else in the case of any sale of Collateral which Agent determines to be perishable or to be declining speedily in value or which is customarily sold in any recognized market, but, in any other case, Agent shall give Pledgor not fewer than ten (10) days' prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Pledgor waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Agent or any Bank may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Pledgor hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, Agent may apply the net proceeds of each such sale to or toward the payment of the Debt, whether or not then due, in such order and by such division as Agent, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to Pledgor, and the obligors on the Debt shall remain liable for any deficiency. In addition, Agent shall at all times have the right to obtain new appraisals of Pledgor or the Collateral, the cost of which shall be paid by Pledgor.

         17.      MAXIMUM LIABILITY OF PLEDGOR.

         17.1. PLEDGOR'S LIABILITY LIMITED IN AMOUNT. Subject to subsection 17.5 hereof, but otherwise notwithstanding anything to the contrary contained in this Agreement, the maximum amount of the Debt secured by this Agreement shall not exceed the sum of (a) that portion of the Loans and Letters of Credit the proceeds of which are used by Borrower to make Valuable Transfers (as hereinafter defined) to Pledgor, plus (b) ninety-five percent (95%) of the Adjusted Net Worth (as hereinafter defined), but only to the extent that the Adjusted Net Worth is a positive number, of Pledgor at the date of this Agreement.

         17.2.    DEFINITION OF TERMS USED IN SECTION 17. For purposes of this
                             Section 17:

                  "Adjusted Net Worth" shall mean, as of any date of determination thereof, the excess of (a) the amount of the fair saleable value of the assets of Pledgor as of the date of such determination, determined in accordance with applicable federal and state laws governing determinations of insolvency of debtors, over (b) the amount of all liabilities of Pledgor, contingent or otherwise, as of the date of such determination, determined on the basis provided in the preceding clause (a), and in all events prior to giving effect to Valuable Transfers.

                  "Valuable Transfer" shall mean (a) all loans, advances or capital contributions made to Pledgor with proceeds of the Loans and Letters of Credit; (b) the fair market value of all property acquired with proceeds of the Loans and Letters of Credit and transferred to Pledgor; (c) the interest which are used to

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on and the fees in respect of the Loans and the Letters of Credit, the proceeds of make such a Valuable Transfer; and (d) the value of any quantifiable economic benefits not included in clauses (a) through (c) above, but includable in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, accruing to Pledgor as a result of the Loans and Letters of Credit.

         17.3. DEBT MAY EXCEED PLEDGOR'S MAXIMUM LIABILITY. Pledgor agrees that the Debt may at any time and from time to time exceed the maximum amount of the Debt secured by this Agreement without impairing this Agreement or affecting the rights and remedies of Agents or the Banks hereunder.

         17.4. PLEDGOR'S LIABILITY NOT REDUCED BY PAYMENTS BY OTHERS. No payment or payments made by Borrower, Pledgor or any other Person or received or collected by Agents or the Banks from Borrower, Pledgor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Debt shall be deemed to modify, reduce, release or otherwise affect the amount of the Debt secured by this Agreement and this Agreement shall, notwithstanding any such payment or payments (other than payments made to Agents or the Banks by Pledgor or payments received or collected by Agents or the Banks from Pledgor), secure the Debt up to the maximum amount of the Debt secured by this Agreement as set forth above until the Debt is indefeasibly paid in full in cash.

         17.5. ADJUSTMENTS TO MAXIMUM LIABILITY. Anything in this Section 17 to the contrary notwithstanding, in no event shall the amount of the Debt secured by this Agreement as set forth in subsections 17.1 through 17.4 hereof exceed the maximum amount that, after giving effect to the incurring of the obligations hereunder and to any rights to contribution of Pledgor from other affiliates of Borrower, would not render Agent's or the Banks' rights to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law; and further provided that, if a greater amount of the Debt than the maximum liability as set forth in this Section 17 could be secured by Pledgor as a result of an increase in Pledgor's Adjusted Net Worth subsequent to the date hereof, without rendering Agent's or the Banks' rights to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law, then the amount of Pledgor's maximum liability calculated in subsection 17.1 hereof shall be calculated based upon Pledgor's Adjusted Net Worth on such later date, rather than the date of execution of this instrument.

         18. INTERPRETATION. Each right, power or privilege specified or referred to in this Agreement is cumulative and in addition to and not in limitation of any other rights, powers and privileges that Agent or the Banks may otherwise have or acquire by operation of law, by contract or otherwise. No course of dealing by Agent or the Banks in respect of, nor any omission or delay by Agent or the Banks in the exercise of, any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege, as Agent or the Banks may exercise each such right, power or privilege either independently or concurrently with others and as often and in such order as Agent and the Banks may deem expedient. No waiver, consent or other

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agreement shall be deemed to have been made by Agent or the Banks or be binding upon Agent or the Banks in any case unless specifically granted in writing, and each such writing shall be strictly construed. If at any time one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. A carbon, photographic, or other reproduction of this Agreement may be used as a financing statement. The captions to sections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. This Agreement and the rights and all obligations hereunder shall be construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws.

         19. NOTICE. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Pledgor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to a Bank, mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of the Credit Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be given by overnight delivery or first class mail with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that all notices hereunder shall not be effective until received.

         20. GOVERNING LAW; SUBMISSION TO JURISDICTION. The provisions of this Agreement and the respective rights and duties of Pledgor, Agent and the Banks hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflict of laws. Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, any Loan Document or any Related Writing, and Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Pledgor, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Pledgor agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         21. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Pledgor and Pledgor's successors and assigns and shall inure to the benefit of, be enforceable and exercisable by, and be binding upon Agent and the Banks and their respective successors and assigns.

         22. ENTIRE AGREEMENT. This Agreement integrates all of the terms and conditions as to the Collateral and supersedes all oral representations and negotiations and prior writings with respect to the subject matter hereof. This Agreement and the security interest herein created in the Collateral shall terminate only if (a) Pledgor delivers a written request for termination to Agent and

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 the Banks; (b) the Debt shall have been paid in full at the time such written termination is received by Agent and the Banks; and (c) Agent executes an appropriate termination statement.

                  [Remainder of page intentionally left blank.]

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         23. PLEDGOR, AGENT AND THE BANKS WAIVE ANY RIGHT TO HAVE A JURY
PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG PLEDGOR, BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

         Executed this 15th day of May, 1998, at Cleveland, Ohio.

Address:          ______________                 _____________________________
                  ______________                 By:__________________________
                                                 Title:_______________________

                                                 and:_________________________
                                                 Title:_______________________




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                                    EXHIBIT H

                                     FORM OF

                  COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

                                    RECITALS:

         Concurrently herewith, OGLEBAY NORTON COMPANY, a Delaware corporation (together with its successors and assigns, "Oglebay") is entering into the Credit Agreement, as hereinafter defined, with the financial institutions listed on SCHEDULE 1 to the Credit Agreement (collectively, "Banks", and individually, "Bank") and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent") pursuant to which Oglebay and certain of it subsidiaries may obtain loans, letters of credit and other financial accommodations from the Banks.. It is anticipated that Oglebay and its subsidiaries will or may be restructured such that Oglebay will become a subsidiary of OGLEBAY NORTON HOLDING COMPANY (together with its successors and assigns, "Oglebay Holding"). It is further anticipated that Oglebay Holding will or may assume all of the benefits and obligations of Oglebay under the Credit Agreement pursuant to such restructuring of Oglebay and its subsidiaries. OGLEBAY NORTON COMPANY, a Delaware corporation, ("Pledgor") desires that the Banks grant the financial accommodations described in the Credit Agreement to Oglebay and its subsidiaries and, after any such restructuring, to Oglebay Holding (collectively, "Borrower").

         Pledgor deems it to be in the direct pecuniary and business interests of Pledgor that Borrower obtain from the Banks the Commitment, as defined in the Credit Agreement, and the Loans and Letters of Credit, as hereinafter defined, provided for in the Credit Agreement.

         Pledgor understands that the Banks are willing to grant such financial accommodations to Borrower only upon certain terms and conditions, one of which is that Pledgor grant to Agent, for the benefit of the Banks, a security interest in and an assignment of the Collateral, as hereinafter defined, and this Agreement (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is being executed and delivered in consideration of each financial accommodation, if any, granted to Borrower by the Banks and for other valuable considerations.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. GRANT OF ASSIGNMENT AND SECURITY INTEREST. To secure the Debt, as hereinafter defined, Pledgor hereby grants to Agent, for the benefit of the Banks, a security interest in, and assigns and conveys to Agent, for the benefit of the Banks, as security for the obligations under the Credit Agreement, subject to Section 9 hereof, all of Pledgor's patents, patent applications, trademarks and all goodwill associated therewith, and trademark registrations, now owned and

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hereafter acquired, including, but not limited to, the patents, patent applications, trademark registrations, both federal and state, trademark applications, common law trademark rights, improvements, inventions, copyrights, and copyright registrations listed in SCHEDULE A hereto and all goodwill associated therewith (as such SCHEDULE A may be amended pursuant hereto from time to time, but only with the prior written consent of Agent), including, without limitation, all renewals thereof, all proceeds on infringement suits, the right to sue for past, present and future infringements and all rights corresponding thereto throughout the world, and the goodwill of the business to which each of the trademarks relate (all of the foregoing collectively referred to herein as the "Collateral"). SCHEDULE A is incorporated into and made a part of this Agreement by reference, the same as if it were fully set forth herein.

         2.       OBLIGATIONS SECURED.

         (a) The obligations secured by this Agreement (collectively, the "Debt") are the payment and performance of, collectively, (a) all Loans and Letters of Credit; (b) all other indebtedness now owing or hereafter incurred by Borrower to Agent or any Bank pursuant to the Credit Agreement and the Notes executed in connection therewith; (c) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (d) all interest from time to time accruing on any of the foregoing, and all commitment and other fees pursuant to the Credit Agreement; (e) all obligations and liabilities of Borrower now existing or hereafter incurred to Agent or the Banks under, arising out of, or in connection with any Hedge Agreement; (f) all other amounts payable by Borrower to Agent or any Bank pursuant to the Credit Agreement or any Related Writing; and (g) all Related Expenses.

         (b) DEFINITIONS. Except as specifically defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement.

         3. WARRANTIES AND REPRESENTATIONS. Pledgor represents and warrants to Agent and the Banks that each of the following statements is true and complete:

         (a) Pledgor owns the Collateral and, whether the same are registered or unregistered, no such Collateral has been adjudged invalid or unenforceable.

         (b) The Collateral is valid and enforceable.

         (c) Pledgor has no knowledge of any claim that the use of any of the Collateral does or may violate the rights of any third person.

         (d) Except for the liens granted in this Agreement or permitted by the Credit Agreement, Pledgor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the Collateral, free and clear of any liens, charges and encumbrances, including, without

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


limitation, pledges, assignments, licenses, registered user agreements and covenants by Pledgor not to sue third persons.

         (e) Pledgor has full power, authority and legal right to pledge the Collateral and enter into this Agreement and perform its terms.

         (f) Pledgor has used, and will continue to use, for the duration of this Agreement, proper statutory notice in connection with its use of the Collateral, except where the failure to do so will not have a material adverse effect.

         4. RIGHT TO USE. Unless and until there shall have occurred an Event of Default (as that term is defined in Section 8 of this Agreement), Agent and the Banks, to the extent permitted by law, hereby grants to Pledgor the exclusive, royalty-free, world-wide, nontransferable right and license to use the Collateral on and in connection with products manufactured, distributed, or both by or in connection with products sold by Pledgor, for Pledgor's sole benefit and account and for none other. Pledgor shall not enter into any agreement which is inconsistent with Pledgor's obligations under this Agreement and shall not otherwise sell or assign its interest in, or grant any sublicense under, the license granted to Pledgor hereunder, without Agent's prior written consent. Absent such prior written consent, any attempted sale or license is null and void.

         5. RIGHT TO INSPECT. Pledgor hereby grants to Agent and its employees and agents the right, during regular business hours, to visit Pledgor's plants and facilities or the plants and facilities of any subcontractors which manufacture, inspect, sell or store products sold under any of the Collateral, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours, at Pledgor's expense.

         6. STANDARD PATENT AND TRADEMARK USE.

         Pledgor shall not use the Collateral in any manner that would jeopardize the validity or legal status thereof. Pledgor shall comply with all patent marking requirements as specified in 35 U.S.C. Section 287. Pledgor shall further conform its usage of any trademarks to standard trademark usage, including, but not limited to, using the trademark symbols (R), (TM), and SM where appropriate.

         7. [INTENTIONALLY OMITTED]

         8. EVENT OF DEFAULT.

         (a) The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

                  (i) If an Event of Default, as defined in the Credit Agreement, shall occur under the Credit Agreement; or


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                  (ii) If Pledgor shall fail to perform any obligation of
         Pledgor to be performed under this Agreement and the same shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to Pledgor by Agent.

         (b) If any Event of Default shall have occurred, Pledgor irrevocably authorizes and empowers Agent, on behalf of the Banks, to terminate Pledgor's use of the Collateral and to exercise such rights and remedies as allowed by law. Without limiting the generality of the foregoing, Agent may immediately sell at public or private sale, in a commercially reasonable manner, or otherwise realize upon all or, from time to time, any of the Collateral together with the associated goodwill, or any interest which Pledgor may have therein, and, after deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for attorneys' and brokers' fees and other legal services), Agent shall apply the residue of such proceeds against payment of the Debt for the benefit of the Banks. Any remainder of the proceeds, after payment in full of the Debt, shall be distributed in accordance with the Chapter 1309 of the Ohio Revised Code. Notice of any sale or other disposition of the Collateral shall be given to Pledgor at least five (5) business days before the time of any intended public or private sale or other disposition of the Collateral is to be made, which Pledgor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, Agent or any Bank may, to the extent permissible under applicable law, purchase the whole or any part of the Collateral sold, free from any right of redemption on the part of Pledgor, which right is hereby waived and released.

         9. TERMINATION. At such time as the Debt has been irrevocably paid in full, the Commitment, as defined in the Credit Agreement, terminated, and the Credit Agreement terminated and not replaced by any other credit facility with Agent and the Banks, this Agreement shall terminate and Agent shall execute and deliver to Pledgor all deeds, assignments, and other instruments as may be necessary or proper to release Agent's security interest in and assignment of the Collateral and to re-vest in Pledgor full title to the Collateral, subject to any disposition thereof which may have been made by Agent pursuant hereto.

         10. MAINTAINING COLLATERAL, ATTORNEYS' FEES, COSTS AND EXPENSES. Pledgor shall have the obligation and duty to perform all acts necessary to maintain or preserve the Collateral, provided that Pledgor shall not be obligated to maintain any Collateral in the event Pledgor determines, in the reasonable business judgment of Pledgor, that the maintenance of such Collateral is no longer necessary in Pledgor's business. Any and all reasonable fees, costs and expenses, of whatever kind or nature, including, without limitation, the attorneys' fees and legal expenses incurred by Agent and the Banks in connection with the amendment and enforcement of this Agreement, all renewals, required affidavits and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by Pledgor, upon demand by Agent, and, until so paid, shall be added to the principal amount of the Debt.


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



         11. PLEDGOR'S OBLIGATIONS TO PROSECUTE. Except as otherwise agreed to by Agent in writing, Pledgor shall have the duty to prosecute diligently any patent application or trademark application pending as of the date of this Agreement or thereafter until the Debt shall have been paid in full, to file and prosecute opposition and cancellation proceedings and to do any and all acts which are necessary or desirable to preserve and maintain all rights in the Collateral, including, but not limited to, payment of any maintenance fees. Any expenses incurred in connection with the Collateral shall be borne by Pledgor. Pledgor shall not abandon any Collateral without the prior written consent of Agent, unless such abandonment will not have a material adverse effect on Pledgor or such abandonment is in connection with the abandonment of a Product or Product line.

         12. AGENT'S RIGHTS TO ENFORCE. Pledgor shall have the right to bring any opposition proceedings, cancellation proceedings or lawsuit in its own name to enforce or protect the Collateral. Agent and the Banks shall have the right, but shall have no obligation, to join in any such action. Pledgor shall promptly, upon demand, reimburse and indemnify Agent and the Banks for all damages, costs and expenses, including attorneys' fees incurred by Agent in connection with the provisions of this Section 12, in the event Agent and the Banks elect to join in any such action commenced by Pledgor.

         13. POWER OF ATTORNEY. Pledgor hereby authorizes and empowers Agent, on behalf of the Banks, to make, constitute and appoint any officer or agent of Agent as Agent may select, in its exclusive discretion, as Pledgor's true and lawful attorney-in-fact, with the power to endorse, after the occurrence of an Event of Default, Pledgor's name on all applications, documents, papers and instruments necessary for Agent to use the Collateral, or to grant or issue any exclusive or nonexclusive license under the Collateral to any third party, or necessary for Agent to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral, together with associated goodwill to a third party or parties. Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the life of this Agreement.

         14. AGENT'S RIGHT TO PERFORM OBLIGATIONS. If Pledgor fails to comply with any of its obligations under this Agreement, Agent, on behalf of the Banks, may, but is not obligated to, do so in Pledgor's name or in Agent's name, but at Pledgor's expense, and Pledgor hereby agrees to reimburse Agent on demand in full for all expenses, including reasonable attorneys' fees, incurred by Agent in protecting, defending and maintaining the Collateral.

         15. ADDITIONAL DOCUMENTS. Pledgor shall, upon written request of Agent, enter into such additional documents or instruments as may be required by Agent in order to effectuate, evidence or perfect Agent's interests in the Collateral as evidenced by this Agreement.

         16. NEW COLLATERAL. If, before the Debt shall have been satisfied in full, Pledgor shall obtain rights to any new Collateral, the provisions of
Section 1 shall automatically apply thereto as if the same were identified on Schedule A as of the date hereof and Pledgor shall give Agent prompt written notice thereof.


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



         17. MODIFICATION FOR NEW COLLATERAL. Pledgor hereby authorizes Agent to modify this Agreement by amending Schedule A to include any future Collateral as contemplated by Sections 1 and 16 hereof and, at Agent's request, Pledgor shall execute any documents or instruments required by Agent in order to modify this Agreement as provided in this Section 17, provided that any such modification to Schedule A shall be effective without the signature of Pledgor.

         18. NO WAIVER. No course of dealing between Pledgor and Agent and the Banks, nor any failure to exercise, nor any delay in exercising, on the part of Agent or the Banks, any right, power or privilege hereunder, under any of the Loan Documents, or any other document executed in connection with any of the foregoing ("Documents") shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         19.      MAXIMUM LIABILITY OF PLEDGOR.

         19.1. PLEDGOR'S LIABILITY LIMITED IN AMOUNT. Subject to subsection 19.5 hereof, but otherwise notwithstanding anything to the contrary contained in this Agreement, the maximum amount of the Debt secured by this Agreement shall not exceed the sum of (a) that portion of the Loans and Letters of Credit the proceeds of which are used by Borrower to make Valuable Transfers (as hereinafter defined) to Pledgor, plus (b) ninety-five percent (95%) of the Adjusted Net Worth (as hereinafter defined), but only to the extent that the Adjusted Net Worth is a positive number, of Pledgor at the date of this Agreement.

         19.2. DEFINITION OF TERMS USED IN SECTION 19. For purposes of this
Section 19:

                  "Adjusted Net Worth" shall mean, as of any date of determination thereof, the excess of (a) the amount of the fair saleable value of the assets of Pledgor as of the date of such determination, determined in accordance with applicable federal and state laws governing determinations of insolvency of debtors, over (b) the amount of all liabilities of Pledgor, contingent or otherwise, as of the date of such determination, determined on the basis provided in the preceding clause (a), and in all events prior to giving effect to Valuable Transfers.

                  "Valuable Transfer" shall mean (a) all loans, advances or capital contributions made to Pledgor with proceeds of the Loans and Letters of Credit; (b) the fair market value of all property acquired with proceeds of the Loans and Letters of Credit and transferred to Pledgor; (c) the interest on and the fees in respect of the Loans and the Letters of Credit, the proceeds of which are used to make such a Valuable Transfer; and (d) the value of any quantifiable economic benefits not included in clauses (a) through (c) above, but includable in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, accruing to Pledgor as a result of the Loans and Letters of Credit.

         19.3. DEBT MAY EXCEED PLEDGOR'S MAXIMUM LIABILITY. Pledgor agrees that the Debt may at any time and from time to time exceed the maximum amount of the Debt secured by this Agreement without impairing this Agreement or affecting the rights and remedies of Agents or the Banks hereunder.

         19.4. PLEDGOR'S LIABILITY NOT REDUCED BY PAYMENTS BY OTHERS. No payment or payments made by Borrower, Pledgor or any other Person or received or collected by Agents or the Banks from Borrower, Pledgor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Debt shall be deemed to modify, reduce, release or otherwise affect the amount of the Debt secured by this Agreement and this Agreement shall, notwithstanding any such payment or payments (other than payments made to Agents or the Banks by Pledgor or payments received or collected by Agents or the Banks from Pledgor), secure the Debt up to the maximum amount of the Debt secured by this Agreement as set forth above until the Debt is indefeasibly paid in full in cash.

         19.5. ADJUSTMENTS TO MAXIMUM LIABILITY. Anything in this Section 19 to the contrary notwithstanding, in no event shall the amount of the Debt secured by this Agreement as set forth in subsections 19.1 through 19.4 hereof exceed the maximum amount that, after giving effect to the incurring of the obligations hereunder and to any rights to contribution of Pledgor from other affiliates of Borrower, would not render Agent's or the Banks' rights to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law; and further provided that, if a greater amount of the Debt than the maximum liability set forth in this Section 19 could be secured by Pledgor as a result of an increase in Pledgor's Adjusted Net Worth subsequent to the date hereof, without rendering Agent's or the Banks' rights to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law, then the amount of Pledgor's maximum liability calculated in subsection 19.1 hereof shall be calculated based upon Pledgor's Adjusted Net Worth on such later date, rather than the date of execution of this Agreement.

         20. REMEDIES CUMULATIVE. All of the rights and remedies of Agent and the Banks with respect to the Collateral, whether established hereby or by the Documents, or by any other agreements or by law shall be cumulative and may be executed singularly or concurrently.

         21. SEVERABILITY. The provisions of this Agreement are severable, and, if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         22. MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by the parties hereto, except as provided in Section 17 above. In the event that any provision herein is deemed to be inconsistent with any provision of any other Loan Documents (except the Credit Agreement) relating to the Collateral, the provisions of this Agreement shall control.

         23. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, except that Pledgor may not assign any of its rights or duties hereunder without the prior written consent of Agent. Any attempted assignment or transfer without the prior written consent of Agent shall be null and void.

         24. NOTICE. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Pledgor, mailed or delivered to it, addressed to it at the address specified on the signature page to this Agreement, if to Agent or a Bank, mailed or delivered to it, addressed to the address of Agent or such Bank specified on the signature pages of the Credit Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be given by overnight delivery or first class mail with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.

         25. GOVERNING LAW/JURISDICTION. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Ohio, without regard to principles of conflicts of law. Pledgor hereby consents to the personal jurisdiction of the state and federal courts of the State of Ohio in connection with any controversy related to this Agreement, waives any argument that venue in such forums is not convenient and agrees that any litigation initiated by Pledgor against Agent or any Bank shall be venued in the State or Federal District Courts of Ohio.

26. JURY TRIAL WAIVER. PLEDGOR, AGENT AND THE BANKS, TO THE EXTENT PERMITTED BY LAW, EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, THE BANKS AND PLEDGOR, OR ANY OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the 15th day of May, 1998.


Address:          1100 Superior Avenue               OGLEBAY NORTON COMPANY
                  Cleveland, Ohio 44114
                  Attention: Treasurer
                                                     By:_______________________
                                                     Title:____________________



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



KEYBANK NATIONAL ASSOCIATION,
   as Agent


By:____________________________________
Title:___________________________________

                                 ACKNOWLEDGMENTS

THE STATE OF _________              )
                                    ) SS:
COUNTY OF _____________             )

         BEFORE ME, the undersigned authority, on this day personally appeared _________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said OGLEBAY NORTON COMPANY, a Delaware corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this _____ day of May, 1998.

                                               -------------------------------
                                                        NOTARY PUBLIC

THE STATE OF _________              )
                                    ) SS:
COUNTY OF ___________               )

         BEFORE ME, the undersigned authority, on this day personally appeared ____________ known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said KEYBANK NATIONAL ASSOCIATION, a national banking association, and that he executed the same as the act of such national banking association for the purposes and consideration therein expressed, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this _____ day of May, 1998.


                                          -------------------------------
                                           NOTARY PUBLIC

                                   SCHEDULE A

                                    EXHIBIT I

                                     FORM OF

                  COLLATERAL ASSIGNMENT OF LICENSES AND PERMITS

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, _________________, a ___________ corporation, together with its successors and assigns ("Assignor"), as additional security for the obligations incurred and to be incurred pursuant to a Credit Agreement (the "Credit Agreement", capitalized terms not defined herein shall have the meaning given to them in the Credit Agreement) dated May 15, 1998, and entered into by and among OGLEBAY NORTON COMPANY, a Delaware corporation ("Borrower"), KeyBank National Association ("Agent") as Agent for the banking institutions named in SCHEDULE 1 to the Credit Agreement (collectively, the "Banks" and individually, a "Bank"), and the Banks in respect of the amounts advanced and to be advanced to Borrower pursuant to the Credit Agreement, hereby collaterally assigns and transfers to Agent, for the benefit of the Banks, all the licenses, permits, and similar documents or instruments set forth on EXHIBIT A hereto (collectively, the "Permits") held by or issued to Assignor in connection with any and all activities in which Assignor is engaged and all benefits thereunder, such assignment to be effective immediately after an Event of Default at the election of Agent, without notice to Assignor, and subject to the following terms and conditions of this Assignment ("Assignment"):

         1. Assignor represents and warrants that set forth set forth in EXHIBIT A is a true, complete and correct list of the Permits, that Assignor's interest in the Permits is not subject to any claim, lien or encumbrance of any nature, and that the Permits have not been amended or modified and are in full force and effect and free from default.

         2. No consent or authorization is necessary in connection with this Assignment of any of the Permits, unless the same shall have been obtained by Assignor, and the execution and delivery of this Assignment will not result in a violation under the terms and conditions of any of the Permits.

         3. Neither this Assignment nor any action or actions on the part of Agent or the Banks shall constitute an assumption of any obligations on the part of Assignor under the Permits, and Assignor shall continue to be liable for all obligations thereunder, Assignor hereby agreeing to perform each and all of its obligations under the Permits. Assignor agrees to protect, defend, indemnify and hold Agent and the Banks free and harmless from and against any loss, cost, liability or expense (including, but not limited to, reasonable attorneys fees) resulting from any failure of Assignor so to perform. Assignor agrees not to modify or amend in any material respect the Permits, or permit them to lapse, terminate or expire without the prior written consent of Agent.

         4. Agent shall have the right at any time (but shall have no obligation) to take in Agent's name or in the name of Assignor or otherwise such action as Agent may at any time or from time to time determine to be necessary or reasonable to cure any default by Assignor under the Permits or to protect the rights of Assignor or Agent thereunder. Agent or the Banks shall not incur any liability if any action taken by Agent or on Agent's behalf in good faith, in order to cure any default by Assignor under the Permits or to protect the rights of Assignor or Agent thereunder, shall prove to be, in whole or in part, inadequate or invalid, and Assignor agrees to protect, defend, indemnify and hold Agent and the Banks free and harmless from and against any loss, cost, liability or expense (including, but not limited to, reasonable attorneys fees) incurred in connection with any such action or actions.

         5. Assignor hereby irrevocably constitutes and appoints Agent, Assignor's true and lawful attorneys in fact and authorizes Agent after an Event of Default to act, in Assignor's name and otherwise to enforce all rights of Assignor under the Permits.

         Dated as of this _____ day of __________, 1998.

Signed and acknowledged                   _________________________________
in the presence of:


Sign:                                     By:
     ----------------------------            -------------------------------
Print:                                   Its:
     ----------------------------            -------------------------------

Sign:
     ---------------------------
Print:
      --------------------------

                                    EXHIBIT A

                                 LIST OF PERMITS

                                    EXHIBIT J

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is made effective as of the ___ day of _________, 1998, between OGLEBAY NORTON HOLDING COMPANY, an Ohio corporation, ("Holding Company") and OGLEBAY NORTON COMPANY, a Delaware corporation ("Original Borrower"):

         WHEREAS, Original Borrower, KEYBANK NATIONAL ASSOCIATION, as agent ("Agent"), and the banks a party to the Credit Agreement (as hereinafter defined) (the "Banks"), are parties to the Credit Agreement dated as of May 15, 1998 (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", each term not defined herein being therein defined) wherein Agent and the Banks have agreed to make Loans and Agent has agreed to issue Letters of Credit on behalf of the Banks, all upon certain terms and conditions;

         WHEREAS, pursuant to Section 5.14 of the Credit Agreement, effective on _____________, 1998 (the "Effective Date"), the Original Borrower became a Wholly-Owned Subsidiary of Holding Company;

         WHEREAS, Agent and the Banks are willing to (a) allow Original Borrower to assign all of its rights and obligations under the Credit Agreement, and the Commitment thereunder, to Holding Company, and (b) continue to grant the Loans and issue the Letters of Credit pursuant to the Credit Agreement upon certain terms and conditions, one of which is that the Holding Company assume all obligations of Original Borrower under the Credit Agreement and the other Loan Documents to which Original Borrower is a party, and this Agreement is being executed and delivered in consideration of each financial accommodation, if any, granted to Holding Company by the Banks and for other valuable considerations;

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holding Company hereby agrees as follows:

         1. ASSUMPTION. On and after the Assignment Effective Date, as hereinafter defined, Holding Company irrevocably and unconditionally (a) assumes all of the obligations of Original Borrower under the Credit Agreement and the Notes, as fully as if Holding Company had been an original party to such Loan Documents in place of the Original Borrower thereunder, and (b) becomes bound by all representations, warranties, covenants, provisions and conditions of such Loan Documents applicable to the Original Borrower thereunder as if Holding Company had been the original party making such representations, warranties and covenants.

         2. ASSIGNMENT. On and after the Assignment Effective Date, Original Borrower hereby transfers and assigns to Holding Company all of its rights and obligations under the Credit Agreement and the Notes.


         3. ASSIGNMENT EFFECTIVE DATE. The Assignment Effective Date (the "Assignment Effective Date") shall be _______________________.

         4. HOLDING COMPANY REPRESENTATIONS AND WARRANTIES. Holding Company represents and warrants to Agent and each of the Banks that:

                  (a) Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and is duly qualified to do business in each state in which Holding Company is doing business;

                  (b) Holding Company has full power, authority and legal right to execute and deliver this Agreement, and to perform and observe the provisions hereof and of the Credit Agreement and the Notes, and the officers acting on Holding Company's behalf have been duly authorized to execute and deliver this Agreement;

                  (c) this Agreement and the Credit Agreement and the Notes are each valid and binding upon Holding Company and enforceable against Holding Company in accordance with their respective terms; and

                  (d) neither the execution and delivery of this Agreement, nor the performance and observance of the provisions hereof, by Holding Company will conflict with, or constitute a violation or default under, any provision of any applicable law or of any contract (including, without limitation, Holding Company's Articles of Incorporation and Code of Regulations) or of any other writing binding upon Holding Company in any manner.

         5. HOLDING COMPANY AND ORIGINAL BORROWER REPRESENTATIONS AND WARRANTIES. Original Borrower and Holding Company represent and warrant to Agent and each of the Banks that:

                  (a) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Agreement or by the performance or observance of any provision hereof; and

                  (b) neither Original Borrower nor Holding Company has any claim or offset against, or defense or counterclaim to, any Company's obligations or liabilities under the Credit Agreement or any Related Writing.

         6. ORIGINAL BORROWER TO REMAIN PLEDGOR. Anything herein to the contrary notwithstanding, Original Borrower shall remain bound by the terms and conditions of all of the

Security Documents to which Original Borrower is a party regardless of the assignment made hereunder. On and after the Assignment Effective Date, Original Borrower shall remain a Pledgor under the Credit Agreement.

         7. WAIVER OF CLAIMS. Each of Original Borrower and Holding Company hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all such claims, offsets, defenses and counterclaims of which Original Borrower and Holding Company is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         8. DELIVERY OF DOCUMENTS. Concurrently with the execution of this Agreement, Original Borrower or Holding Company, as appropriate, shall:

         (a) if required by Agent, execute and deliver to Agent new Notes dated as of May 15, 1998, made payable to each Bank;

         (b) pay all legal fees and expenses of Agent incurred in connection with this Agreement and the Holding Company Reorganization, as defined in the Credit Agreement.

         (c) deliver to Agent and the Banks a Guaranty of Payment of Debt and such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Agent and the Banks;

         (d) cause each Pledgor to consent and agree to and acknowledge the terms of this Agreement;

         (e) provide such other items as may be reasonably required by Agent or the Banks in connection with this Agreement.

         9. BINDING NATURE OF AGREEMENT. All provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Agreement is a Related Writing as defined in the Credit Agreement. This Agreement shall bind and benefit Original Borrower and Holding Company and their respective successors and assigns, provided that the interest assigned hereunder shall not be further assigned without the prior written consent of Agent and the Banks.

         10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. This Agreement shall not be effective until Agent has executed the consent set forth below.

         11. OHIO LAW TO GOVERN. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.


                                      OGLEBAY NORTON HOLDING
                                        COMPANY

                                      By:__________________________
                                      Title:________________________

                                      and_________________________
                                      Title:________________________


                                      OGLEBAY NORTON COMPANY

                                      By:__________________________
                                      Title:________________________

                                      and_________________________
                                      Title:________________________


         The undersigned consent and agree to and acknowledge the terms of this
Agreement:

[ADD SIGNATURE OF AGENT]

[ADD SIGNATURE OF BANKS ]

[ADD SIGNATURE OF PLEDGORS]

                                    EXHIBIT K

                                     FORM OF

                                PLEDGE AGREEMENT

                                    RECITALS:

         Concurrently herewith, OGLEBAY NORTON COMPANY, a Delaware corporation (together with its successors and assigns, "Oglebay") is entering into the Credit Agreement, as hereinafter defined, with the financial institutions listed on SCHEDULE 1 to the Credit Agreement (collectively, "Banks", and individually, "Bank") and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"), pursuant to which Olgebay and certain subsidiaries may obtain loans, letters of credit and other financial accommodations from the Banks. It is anticipated that Oglebay and its subsidiaries will or may be restructured such that Oglebay will become a subsidiary of OGLEBAY NORTON HOLDING COMPANY (together with its successors and assigns, "Oglebay Holding"). It is further anticipated that Oglebay Holding will or may assume all of the benefits and obligations of Oglebay under the Credit Agreement pursuant to such restructuring of Oglebay and its subsidiaries. [________________ , an __________] corporation, ("Pledgor") desires that the Banks grant the financial accommodations described in the Credit Agreement to Oglebay and its subsidiaries, and, after any such restructuring, to Oglebay Holding (collectively, "Borrower").

         Pledgor deems it to be in the direct pecuniary and business interests of Pledgor that Borrower obtain from the Banks the Commitment, as defined in the Credit Agreement, and the Loans and Letters of Credit, as hereinafter defined, provided for in the Credit Agreement.

         Pledgor understands that the Banks are willing to grant such financial accommodations to Borrower only upon certain terms and conditions, one of which is that Pledgor grant to Agent, for the benefit of the Banks, a security interest in and an assignment of the Collateral, as hereinafter defined, and this Agreement (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is being executed and delivered in consideration of each financial accommodation, if any, granted to Borrower by the Banks and for other valuable considerations.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:

         1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

         "Collateral" shall mean, collectively, the Pledged Securities and each addition, if any, thereto and each substitution, if any, therefor, in whole or in part, the certificates representing the Pledged

Securities, and the dividends, cash, instruments and other property distributed in respect of and other proceeds of any of the foregoing.

         "Credit Agreement" shall mean the Credit Agreement executed by and among Borrower, Agent and the Banks and dated as of the 15th day of May, 1998, as it may be from time to time amended, restated or otherwise modified.

         "Debt" shall mean, collectively, (a) all Loans and Letters of Credit;
(b) all other indebtedness now owing or hereafter incurred by Borrower to Agent or any Bank pursuant to the Credit Agreement and the Notes executed in connection therewith; (c) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (d) all interest from time to time accruing on any of the foregoing, and all commitment and other fees pursuant to the Credit Agreement; (e) all obligations and liabilities of Borrower now existing or hereafter incurred to Agent or the Banks under, arising out of, or in connection with any Hedge Agreement; (f) all other amounts payable by Borrower to Agent or any Bank pursuant to the Credit Agreement or any Related Writing; and (g) all Related Expenses.

         "Event of Default" shall mean an event or condition that constitutes an event of default pursuant to Section 7 hereof.

         "Letter of Credit" shall mean any Letter of Credit, as defined in the Credit Agreement, issued pursuant to the Credit Agreement.

         "Loan" shall mean any Loan, as defined in the Credit Agreement, granted pursuant to the Credit Agreement.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Pledged Securities" shall mean all of the shares of stock of each Subsidiary of Pledgor owned by Pledgor, listed, and represented by the stock certificate numbers set forth on, EXHIBIT A hereto, and all additional shares of stock of each Subsidiary of Pledgor owned by Pledgor from time to time or acquired by Pledgor in any manner.

Capitalized terms used in this Agreement without definition have the meanings ascribed to such terms in the Credit Agreement.

         2. SECURITY INTEREST. Pledgor hereby grants to Agent, for the benefit of the Banks, a security interest in the Collateral as security for the Debt. For the better protection of Agent and the Banks hereunder, Pledgor has executed appropriate transfer powers, in the form of EXHIBIT B hereto, with respect to the Pledged Securities and, concurrently herewith, is depositing the Pledged Securities and the aforesaid transfer powers with Agent for the benefit of the Banks. Pledgor authorizes Agent, at any time after the occurrence of an Event of Default, to transfer the Pledged

Securities into the name of Agent or Agent's nominee, but Agent shall be under no duty to do so. Notwithstanding any provision or inference herein or elsewhere to the contrary, Agent shall have no right to vote the Pledged Securities at any time unless and until there shall have occurred an Event of Default.

         3. PLEDGOR'S REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants to Agent and the Banks as follows:

         3.1. Pledgor is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Securities, and the Pledged Securities are not subject to any pledge, lien, mortgage, hypothecation, security interest, charge, option, warrant, or other encumbrance whatsoever, nor to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor that would include such Pledged Securities, except the security interest created by this Agreement or otherwise securing only Agent and the Banks.

         3.2. All of the Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable.

         3.3. Pledgor has full power, authority and legal right to pledge all of the Pledged Securities pursuant to the terms of this Agreement.

         3.4. No consent, license, permit, approval or authorization, filing or declaration with any governmental authority, domestic or foreign, and no consent of any other party, is required to be obtained by Pledgor in connection with the pledge of the Pledged Securities hereunder, which has not been obtained or made, and is not in full force and effect.

         3.5. The pledge, assignment and delivery of the Pledged Securities hereunder creates a valid first lien on, and a first perfected security interest in, the Pledged Securities and the proceeds thereof.

         3.6. The Pledged Securities constitute one hundred percent (100%) of the outstanding capital stock of each Subsidiary of Pledgor.

         3.7. Pledgor fully anticipates that the Debt will be repaid without the necessity of selling the Pledged Securities.

         3.8. Pledgor has received consideration which is the reasonable equivalent value of the obligations and liabilities that Pledgor has incurred to Agent and the Banks. Pledgor is not insolvent as defined in any applicable state or federal statute, nor will Pledgor be rendered insolvent by the execution and delivery of this Agreement to Agent for the benefit of the Banks. Pledgor is not engaged or about to engage in any business or transaction for which the assets retained by Pledgor are or will be an unreasonably small amount of capital, taking into consideration the obligations to

Agent and the Banks incurred hereunder. Pledgor does not intend to incur debts beyond Pledgor's ability to pay them as they mature.


         3.9. If the Pledged Securities are "restricted" within the meaning of Rule 144, or any amendment thereof, promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as determined by counsel for Agent, Pledgor further represents and warrants that (a) Pledgor has been the beneficial owner of the Pledged Securities for a period of at least three (3) years prior to the date hereof, (b) the full purchase price or other consideration for the Pledged Securities has been paid or given at least three (3) years prior to the date hereof, and (c) Pledgor does not have a short position in or any put or other option to dispose of any securities of the same class as the Pledged Securities or any other securities convertible into securities of such class.

         4. EVENT OF DEFAULT. If an Event of Default shall occur hereunder, Agent, on behalf of the Banks, may, in Agent's discretion and upon such terms and in such manner as Agent shall deem advisable, sell, assign, transfer and deliver the Collateral, or any part thereof, and, in each case, Agent shall apply the net proceeds of the sale thereof to the Debt, whether or not due, by such allocation as to item and maturity as Agent, in Agent's discretion, may deem advisable. No prior notice need be given to Pledgor or any other Person in the case of any sale of Collateral which Pledgor in good faith determines to be declining speedily in value or which is customarily sold at any securities exchange or in the over-the-counter market or in any other recognized market; but, in any other case, Agent shall give Pledgor not fewer than five (5) Business Days' prior notice of either the date after which any intended private sale may be made or the time and place of any intended public sale. Pledgor waives advertisement of sale and, except to the extent required by the preceding sentence, waives notice of any kind in respect of any sale. At any public sale, Agent or any of the Banks may purchase the Collateral, or any part thereof, free from any right of redemption, which rights are hereby waived and released.

         5. TERM OF AGREEMENT. Irrespective of any action, omission or course of dealing whatever by Agent or the Banks, this Agreement shall remain in full force and effect until the Debt shall have been paid in full. Without limiting the generality of the foregoing, Pledgor (a) agrees that neither Agent nor any Bank shall have any duty to make any presentment or collection, or to preserve any right of any kind, with reference to the Collateral, and (b) agrees that Agent and the Banks shall at all times have the right to grant any indulgence to Borrower and to deal in any other manner with Borrower, including the granting of any extension, renewal or increase of the Debt or any part thereof, the increase or decrease of any rate of interest, the forbearance from exercising any right, power, or privilege, including any right to demand security, the release of, or forbearance from proceeding against, any security or any obligor, the effecting of any other release, compromise or settlement, the substitution of security (even if of a different character or value), and (c) waives notice of the creation of any Debt, of any default under any Note or other instrument evidencing the Debt or any part thereof, of any act, omission, or course of dealing by Agent and the Banks, and any other notice to which Pledgor might be entitled to but for the within waiver.

         6.       ADDITIONAL COVENANTS OF PLEDGOR.

         6.1. Pledgor covenants and agrees to defend the right, title and security interest of Agent and the Banks in and to the Pledged Securities and the proceeds thereof, and to maintain and preserve the lien and security interest provided for by this Agreement against the claim and demands of all Persons, so long as this Agreement shall remain in effect.

         6.2. Pledgor covenants and agrees not to sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Securities, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and any security agreement securing only Agent and the Banks.

         6.3. Pledgor covenants and agrees (a) to cooperate, in good faith, with Agent and the Banks and to do or cause to be done all such other acts as may be necessary to enforce the rights of Agent and the Banks under this Agreement, (b) not to take any action, or to fail to take any action that would be adverse to the interest of Agent and the Banks in the Collateral and hereunder, and (c) to make any sale or sales of any portion or all of the Pledged Securities valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales at Pledgor's expense.

         7. EVENTS OF DEFAULT. An Event of Default shall exist hereunder if (a) the Debt, or any portion thereof, shall not be paid in full when due and payable, whether due by lapse of time or acceleration of maturity or otherwise,
(b) an Event of Default, as defined in the Credit Agreement, shall exist under the Credit Agreement, (c) Pledgor shall fail to fully perform or omit to perform in any material respect any agreement or other provision contained or referred to in this Agreement, or (d) any representation, warranty or statement made in or pursuant to this Agreement, shall be false or erroneous in any material respect.

         8. ATTORNEY-IN-FACT. Pledgor hereby authorizes and empowers Agent, on behalf of the Banks, to make, constitute and appoint any officer or agent of Agent as Agent may select, in its exclusive discretion, as Pledgor's true and lawful attorney-in-fact, with the power to endorse Pledgor's name on all applications, documents, papers and instruments necessary for Agent to take actions with respect to the Collateral after the occurrence of an Event of Default, including, without limitation, actions necessary for Agent to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to any Person. Pledgor ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the life of this Agreement.

         9.       MAXIMUM LIABILITY OF PLEDGOR.

         9.1. PLEDGOR'S LIABILITY LIMITED IN AMOUNT. Subject to subsection 9.5 hereof, but otherwise notwithstanding anything to the contrary contained in this Agreement, the maximum amount of the Debt secured by this Agreement shall not exceed the sum of (a) that portion of the Loans and Letters of Credit the proceeds of which are used by Borrower to make Valuable Transfers (as hereinafter defined) to Pledgor, plus (b) ninety-five percent (95%) of the Adjusted Net Worth (as hereinafter defined), but only to the extent that the Adjusted Net Worth is a positive number, of Pledgor at the date of this Agreement.

         9.2. DEFINITION OF TERMS USED IN SECTION 9. For purposes of this
Section 9:

                  "Adjusted Net Worth" shall mean, as of any date of determination thereof, the excess of (a) the amount of the fair saleable value of the assets of Pledgor as of the date of such determination, determined in accordance with applicable federal and state laws governing determinations of insolvency of debtors, over (b) the amount of all liabilities of Pledgor, contingent or otherwise, as of the date of such determination, determined on the basis provided in the preceding clause (a), and in all events prior to giving effect to Valuable Transfers.

                  "Valuable Transfer" shall mean (a) all loans, advances or capital contributions made to Pledgor with proceeds of the Loans and Letters of Credit; (b) the fair market value of all property acquired with proceeds of the Loans and Letters of Credit and transferred to Pledgor; (c) the interest on and the fees in respect of the Loans and the Letters of Credit, the proceeds of which are used to make such a Valuable Transfer; and (d) the value of any quantifiable economic benefits not included in clauses (a) through (c) above, but includable in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, accruing to Pledgor as a result of the Loans and Letters of Credit.

         9.3. DEBT MAY EXCEED PLEDGOR'S MAXIMUM LIABILITY. Pledgor agrees that the Debt may at any time and from time to time exceed the maximum amount of the Debt secured by this Agreement without impairing this Agreement or affecting the rights and remedies of Agents or the Banks hereunder.

         9.4. PLEDGOR'S LIABILITY NOT REDUCED BY PAYMENTS BY OTHERS. No payment or payments made by Borrower, Pledgor or any other Person or received or collected by Agents or the Banks from Borrower, Pledgor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Debt shall be deemed to modify, reduce, release or otherwise affect the amount of the Debt secured by this Agreement and this Agreement shall, notwithstanding any such payment or payments (other than payments made to Agents or the Banks by Pledgor or payments received or collected by Agents or the Banks from Pledgor), secure the Debt up to the maximum amount of the Debt secured by this Agreement as set forth above until the Debt is indefeasibly paid in full in cash.

         9.5. ADJUSTMENTS TO MAXIMUM LIABILITY. Anything in this Section 9 to the contrary notwithstanding, in no event shall the amount of the Debt secured by this Agreement as set forth in subsections 9.1 through 9.4 hereof exceed the maximum amount that, after giving effect to the incurring of the obligations hereunder and to any rights to contribution of Pledgor from other affiliates of Borrower, would not render Agent's or the Banks' rights to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law; and further provided that, if a greater amount of the Debt than the maximum liability set forth in this Section 9 could be secured by Pledgor as a result of an increase in Pledgor's Adjusted Net Worth subsequent to the date hereof, without rendering Agent's or the Banks' rights to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law, then the amount of Pledgor's maximum liability calculated in subsection 9.1 hereof shall be calculated based upon Pledgor's Adjusted Net Worth on such later date, rather than the date of execution of this Agreement.

         10. COSTS AND EXPENSES. If Pledgor fails to comply with any of its obligations hereunder, Agent may do so in Pledgor's name or in Agent's name, but at Pledgor's expense, and Pledgor hereby agrees to reimburse Agent and the Banks in full for all expenses, including reasonable attorneys' fees, incurred by Agent and the Banks in protecting, defending and maintaining the Collateral. Without limiting the foregoing, any and all reasonable fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and expenses incurred in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by Pledgor on demand by Agent.

         11. NOTICE. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Pledgor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to Agent or a Bank, mailed or delivered to it, addressed to the address of Agent or such Bank specified on the signature pages of the Credit Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be given by overnight delivery or first class mail with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.

         12. NO SUBROGATION. Pledgor shall have no rights against Borrower with respect to this Agreement or the Pledged Securities and shall have no right of subrogation and hereby waives any right to enforce any remedy which Agent or the Banks now has or may hereafter have against Borrower, any endorser or any other guarantor of all or any part of the Debt, and Pledgor hereby waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement. Pledgor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Debt is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the

Debt, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Bank to secure payment of the Debt.

         13. INTERPRETATION. Each right, power or privilege specified or referred to in this Agreement is in addition to any other rights, powers and privileges that Agent or the Banks may have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by Agent and the Banks shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each right, power or privilege may be exercised by Agent and the Banks either independently or concurrently with other rights, powers and privileges and as often and in such order as Agent and the Banks may deem expedient. No waiver or consent granted by Agent and the Banks in respect of this Agreement shall be binding upon Agent or the Banks unless specifically granted in writing, which writing shall be strictly construed.

         14. ASSIGNMENT AND SUCCESSORS. This Agreement shall not be assigned by Pledgor without the prior written consent of Agent. This Agreement shall bind the successors and permitted assigns of Pledgor and shall benefit the respective successors and assigns of Agent and the Banks.

         15. GOVERNING LAW. The provisions of this Agreement, and the respective rights and duties of Pledgor, Agent and the Banks hereunder, shall be governed by the laws of the State of Ohio, without regard to principles of conflict of laws.

         16. SEVERABILITY. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         17. WAIVER. PLEDGOR WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG PLEDGOR, AGENT AND THE BANKS, OR ANY OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

         Executed and delivered at Cleveland, Ohio, as of the 15th day of May, 1998.

Address:          1100 Superior Avenue               __________________________
                  Cleveland, Ohio 44114
                  Attention: Treasurer                By:______________________
                                                      Title:___________________

                                                      and______________________
                                                      Title:___________________

                                    EXHIBIT A

                               PLEDGED SECURITIES

Name of Corporation                 Number of Shares         Certificate Number
-------------------                 ----------------         ------------------

                                    EXHIBIT B

                          FORM OF STOCK TRANSFER POWER


         FOR VALUE RECEIVED, __________________________________ hereby sells, assigns and transfers unto ___________________ (_______ ) Shares of the _________________________ Capital Stock of
___________________________________________ standing in ___________ name on the books of said corporation and represented by Certificate No. _________ herewith and does hereby irrevocably constitute and appoint ___________________ attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.


                                        ----------------------------

Dated                                   By:_________________________
                                        Title:______________________

                                        and_________________________
                                        Title:______________________

THE PRE-ACQUISITION AGREEMENT entered into this 15th day of April, 1998.

B E T W E E N:

                  OGLEBAY NORTON COMPANY, a corporation existing under the laws of the State of Delaware,

                  (hereinafter called the "Acquiror")


                                     - and -


                  GLOBAL STONE CORPORATION, a corporation existing under the laws of Canada,

                  (hereinafter called the "Company")



                                    RECITALS

WHEREAS:

1. There is an outstanding take-over bid to the shareholders of the Company offering to purchase all of the outstanding common shares of the Company at price of $6.45 per common share;

2. The board of directors of the Company wishes to encourage the Acquiror to make a take-over bid to the shareholders of the Company offering to purchase all of the outstanding common shares of the Company at a price of $7.80 per common share in cash (the "Offer Price");

3. The board of directors of the Company has determined that it would be in the best interests of the Company and its shareholders to recommend acceptance of the Acquiror's offer to the shareholders of the Company, to cooperate with the Acquiror and take all reasonable action to support the Acquiror's offer and to waive the application of the Company's Shareholder Rights Plan to the Acquiror's offer;

4. The board of directors of the Company has determined that it would be in the best interests of the Company and its shareholders to enter into this Agreement; and

5. The Acquiror will make an offer subject to the terms and conditions of this Agreement.

         NOW THEREFORE IN CONSIDERATION of the mutual covenants hereinafter set out, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                    THE OFFER

1.1 THE OFFER. Subject to the terms and conditions of this Agreement, the Acquiror agrees to mail as soon as practicable but in any event no later than April 27, 1998 to the holders of common shares of the Company, an offer to purchase all of the common shares (including the associated rights issued pursuant to the Company's Shareholder Rights Plan, hereinafter called the "Rights" and together with the common shares called the "Shares" and the holders of Shares are hereinafter called "Shareholders") at the Offer Price, subject to the terms and conditions set out in Schedule "A" to this Agreement as the same may be amended pursuant to the terms hereof (the "Offer"). The Acquiror further agrees that it will not amend the terms of the Offer other than to increase the consideration payable thereunder, to extend the expiry thereof or to waive any conditions thereof, except with the prior consent of the Company.

1.2 COMPANY APPROVAL OF THE OFFER. The Company represents that its board of directors, upon consultation with its advisors, has determined unanimously that:

         (a) the Offer is fair to the Shareholders and is in the best interests of the Company and the Shareholders;

         (b) the board of directors will recommend that Shareholders accept the Offer; and

         (c) this Agreement is in the best interests of the Company and the Shareholders.

1.3 COMPANY COOPERATION. The Company covenants to cooperate with the Acquiror, to take all reasonable action to support the Offer and to provide the Acquiror with a draft copy of any Directors' Circular to be issued, from time to time, prior to the mailing thereof, on a confidential basis, and to provide the Acquiror with a reasonable opportunity to review and provide comments thereon. The Company further covenants to use reasonable commercial efforts to mail the Directors' Circular to be issued in connection with the mailing of the Offer on the same date that the Acquiror mails the Offer to the Shareholders. The Acquiror covenants to cooperate with the Company and to provide the Company with a draft copy of the Offer and any take-over bid circular to be issued in respect of the Offer, prior to the mailing thereof, on a confidential basis, and to provide the Company with a reasonable opportunity to review and provide comments thereon.

1.4 JOINT PRESS RELEASE AND PUBLIC DISCLOSURE. The parties agree to jointly issue a press release as soon as practicable in a mutually agreeable form.

1.5 POST OFFER COVENANTS. If the Acquiror takes up and pays for Shares pursuant to the Offer, the Acquiror and the Company agree to use all reasonable efforts to enable the Acquiror to acquire the balance of the

Shares as soon as practicable after completion of the Offer by way of compulsory acquisition, arrangement, amalgamation or other type of acquisition transaction carried out for a consideration per Share of not less than the Offer Price. The Company agrees and represents that its board of directors has determined unanimously to use its and their respective reasonable efforts to enable the Acquiror to elect or appoint all of the directors of the Company as soon as possible after the Acquiror takes up and pays for in excess of 50% of the Shares pursuant to the Offer.

1.6               SHAREHOLDER RIGHTS PLAN.

         (a) The Company represents that its board of directors has resolved to waive the application of the Shareholder Rights Plan to: (i) the Offer, (ii) any other actions taken by the Acquiror in furtherance of acquiring all of the Shares, and
                  (iii) any other "Triggering Event" as required under the Shareholder Rights Plan; and the Company covenants to take all action necessary pursuant to the Shareholder Rights Plan to effect such waiver, such waiver to become effective on the date (the "Waiver Date") that is the earlier of June 14, 1998 or the expiry date of the Offer, as set forth on Schedule "A" hereto, as it may be extended from time to time pursuant to the terms of the Offer.

         (b) The Company covenants and agrees and represents that, except as provided in Section 1.6(a) above, its board of directors has resolved not to waive the application of the Shareholder Rights Plan or to redeem any of the outstanding Rights or take any other action which would limit the application of the Shareholder Rights Plan to any transaction other than an Acquisition Proposal (as defined in section ).

1.7 OUTSTANDING STOCK OPTIONS. The Company agrees and represents that its board of directors has unanimously resolved to use its and their respective reasonable efforts to encourage all persons holding options to purchase Shares pursuant to the Company's employee stock option plan and other compensation arrangements or otherwise, to exercise their options prior to the expiry of the Offer and to tender all Shares issued in connection therewith to the Offer. The Company further agrees and represents that the board of directors of the Company has also resolved and has authorized and directed the Company to, cause the vesting of option entitlements under its employee stock option plans and other compensation arrangements to accelerate prior to the expiry of the Offer, such that all outstanding Options to acquire Shares become exercisable prior to and expire concurrently with the expiry of the Offer, and to arrange for all Shares that are fully paid thereunder to be distributed to those persons entitled thereto so as to be able to be tendered into the Offer and to thereafter satisfy all other obligations of the Company under such plans or, upon the acquisition by the Acquiror of Shares pursuant to the Offer, to cause all entitlements under such arrangements to terminate upon the payment of an amount in respect of each outstanding option equal to the difference between the exercise price thereof and the Offer price.

                                   ARTICLE II
                            COVENANTS OF THE COMPANY

2.1 ORDINARY COURSE OF BUSINESS. The Company covenants and agrees that, prior to the time (the "Effective Time") of the appointment or election to the board of directors of the Company of persons designated by the Acquiror pursuant to Section , unless the Acquiror shall otherwise agree in writing or as otherwise expressly contemplated or permitted by this Agreement:

         (a) the Company shall, and shall cause each of its direct and indirect subsidiaries (collectively its "Subsidiaries") to, conduct its and their respective business only in and not take any action except in, the usual, ordinary and regular course of business and consistent with past practice;

         (b) the Company shall not directly or indirectly do or permit to occur any of the following, whether directly or indirectly:

                  (i) issue, sell, pledge, lease, dispose of, grant any interest in, encumber or agree to issue, sell, pledge, lease, dispose of, grant any interest in or encumber (or permit any of its Subsidiaries to issue, sell, pledge, lease, dispose of, grant any interest in, encumber or agree to issue, sell, pledge, lease, dispose of, grant any interest in or encumber):

                           (A) any additional shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of, any capital stock of the Company or any of its Subsidiaries (other than pursuant to the exercise of employee stock options currently outstanding), or

                           (B) any assets of the Company or any of its Subsidiaries (except for sales of inventory in the ordinary course of business and sales and other dispositions of equipment and other personal property not required in running the current business operations of the Company and having an aggregate acquisition cost not in excess of $500,000);

                 (ii) amend or propose to amend its articles or by-laws or those of any of its Subsidiaries;

                (iii) split, combine or reclassify any outstanding Shares, or declare, set aside or pay any dividend (other than as disclosed in writing to the Acquiror prior to the date hereof) or other distribution payable in cash, stock, property or otherwise with respect to the Shares;


                 (iv) redeem, purchase or offer to purchase (or permit any of its Subsidiaries to redeem, purchase or offer to purchase) any Shares or other securities of the Company or any of its Subsidiaries;

                  (v) reorganize, amalgamate or merge the Company or any of its Subsidiaries with any other person, corporation, partnership or other business organization whatsoever;

                 (vi) except for the potential acquisition disclosed to the Acquiror under the code name "Watergate", acquire or agree to acquire (by merger, amalgamation, acquisition of stock or assets or otherwise) any person, corporation, partnership or other business organization or division or acquire or agree to acquire any material assets; or

                (vii) incur or commit to incur any indebtedness for borrowed money or issue any debt securities except for the borrowing of working capital in the ordinary course of business and consistent with past practice and except borrowings or guarantees necessary to facilitate the financing of the exercise of options pursuant to Section 1.7

         (c) the Company shall not, and shall cause each of its Subsidiaries to not (otherwise than as may be contemplated in Section of this Agreement):

                  (i) enter into or modify any employment, severance, collective bargaining or similar agreements, policies or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors of the Company other than pursuant to agreements in effect (without amendment) on the date hereof; or

                  (ii) in the case of employees who are not officers or directors, take any action other than in the ordinary, regular and usual course of business and consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to the entering into or modifying of any employment, severance, collective bargaining or similar agreements, policies or arrangements or with respect to the grant of any bonuses, salary increases, stock options, pension benefits, retirement allowances, deferred compensation, severance or termination pay or any other form of compensation or profit sharing or with respect to any increase of benefits payable otherwise than pursuant to agreements, policies or arrangements in effect (without amendment) on the date hereof;

         (d) the Company shall use its reasonable efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

                                      - 6 -
         (e)      the Company shall:

                  (i) use its reasonable efforts, and cause each of its Subsidiaries to use its reasonable efforts, to preserve intact their respective business operations, business organizations and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships with suppliers, agents, distributors, customers and others having business relationships with it or its Subsidiaries;

                 (ii) not take any action, or permit any of its Subsidiaries to take any action, that would render, or that reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at any time prior to the Effective Time if then made; and

                (iii) promptly notify the Acquiror orally and in writing of any material adverse change in the normal course of its or any of its material Subsidiaries' businesses or in the operation of its or any of its material Subsidiaries' properties, and of any material governmental or third party complaints, orders, investigations or hearings (or communications indicating that the same may be contemplated);

         (f) the Company shall not settle or compromise any claim brought by any current, future, former or purported holder of any securities of the Company in connection with the transactions contemplated by this Agreement or the Offer prior to the Effective Time without the prior written consent of the Acquiror; and

         (g) the Company shall not enter into or modify any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section without the prior consent of the Acquiror.

2.2               NON-SOLICITATION.

         (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its Subsidiaries, solicit or encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding any merger, amalgamation, reorganization, recapitalization, take-over bid, sale of substantial assets, sale of treasury shares or similar transactions involving the Company or any Subsidiaries of the Company (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"), provided nothing contained in this Section or any other provision of this Agreement shall prevent the board of directors of the Company from considering, negotiating, approving and recommending to the Shareholders an unsolicited bona fide written Acquisition Proposal for which adequate financial arrangements have been made, which the board of directors of the Company determines in good faith (after consultation with its financial advisors, and after receiving a written opinion of outside counsel, or advice of outside counsel that is reflected in the minutes of the board of directors of the Company, to the effect that the board of directors is required to do so in order to discharge properly its fiduciary duties) would, if consummated in accordance with its terms, result in a transaction more favorable to the Shareholders than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Superior Proposal").

         (b) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than the Acquiror) with respect to any potential Acquisition Proposal. The Company agrees not to release any third party from any confidentiality agreement to which the Company and such third party is a party or to waive any of the provisions of such agreements provided, however, that the Company may waive the standstill provisions contained in confidentiality agreements entered into before the date hereof. The Company shall immediately request the return or destruction of all information provided to any third parties who have entered into a confidentiality agreement with the Company relating to a potential Acquisition Proposal and shall use all reasonable efforts to ensure that such requests are honoured.

         (c) The Company shall immediately notify the Acquiror of any existing Acquisition Proposals or of any future Acquisition Proposal or any request for non-public information relating to the Company or any of its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any Subsidiary by any person or entity that informs any member of the board of directors of the Company or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to the Acquiror shall be made, from time to time, orally and confirmed in writing and shall indicate such details of the proposal, inquiry or contact known to such person as the Acquiror may reasonably request including the identity of the person making such proposal, inquiry or contact.

         (d) If the board of directors of the Company receives a request for material non-public information from a party who proposes to the Company a bona fide Acquisition Proposal and the board of directors of the Company determines that such proposal is a Superior Proposal pursuant to Section , then, and only in such case, the Company may, subject to the prior execution and delivery of a confidentiality agreement in substantially the same form and containing the same restrictions and limitations as are set forth in the confidentiality agreement then in effect between the Company and the Acquiror, provide such party with access to information regarding the Company; provided that, in respect of any Acquisition Proposal currently outstanding, no such term need be imposed that would be inconsistent with, or would render the party unable to make, the unamended Acquisition Proposal or to complete the unamended Acquisition Proposal pursuant to the terms thereof. The Company agrees to send a copy of any such confidentiality agreement to the Acquiror immediately upon its execution.

         (e) The Company shall ensure that the officers, directors and employees of the Company and its Subsidiaries and any investment bankers or other advisors or representatives retained by the Company are aware of the provisions of this section, and the Company shall be responsible for any breach of this Section by such bankers, advisors or representatives.

2.3 ACCESS TO INFORMATION. Subject to the existing Confidentiality Agreement between the Company and the Acquiror dated March 18, 1998 (the "Confidentiality Agreement"), upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford the Acquiror's officers, employees, counsel, accountants and other authorized representatives and advisors ("Representatives") reasonable access, during normal business hours from the date hereof and until the expiration of this Agreement, to its properties, books, contracts and records as well as to its management personnel, and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Acquiror all information concerning its business, properties and personnel as the Acquiror may reasonably request. For greater certainty, the Company hereby waives the standstill provisions in section 9 of the Confidentiality Agreement.


                                   ARTICLE III
                           FEES AND OTHER ARRANGEMENTS

3.1               PAYMENT OF FEE.

         (a) If at any time after the execution of this Agreement:

                    (i) the board of directors has withdrawn, redefined or changed, during the term of the Offer, any of its recommendations, resolutions or determinations referred to in Sections , , 1.6 or in a manner adverse to the Acquiror or shall have resolved to do so;

                   (ii) any third party acquires by any means whatsoever during the term of the Offer Shares so as to own in excess of 50% of the Shares; or

                  (iii) the Company breaches in any material respect any of its representations, warranties or covenants made in this Agreement, including, without limitation, the representations and covenants in Section ;

                       (each of the above being a "Full Fee Event"), then the Company shall pay to the Acquiror $8,000,000, in immediately available funds to an account designated by the Acquiror, such amount to be due and payable
                       within   one business day after the first to occur of the
                       Full Fee Events described above.

         (b) If following the execution of this Agreement,

                    (i) an Acquisition Proposal is made to the Shareholders or to the Company, or the currently outstanding Acquisition Proposal is amended to increase the consideration offered thereunder and upon the expiry of the Offer the Minimum Condition (as defined in Schedule "A" to this Agreement) of the Offer has not been satisfied; and

                   (ii) a Full Fee Event (as defined in Section 3.1(a)) has not occurred then the Company shall pay to the Acquiror $4,000,000, in immediately available funds to an account designated by the Acquiror, such amount to be due and payable within one business day after the occurrence of the event (a "Half Fee Event") described in clause (b)(i) above. Full Fee Events and the Half Fee Event being hereinafter referred to as Fee Events.


                                   ARTICLE IV
                            COVENANTS OF THE ACQUIROR

4.1 EMPLOYMENT AGREEMENTS. The Acquiror covenants and agrees, and after the Effective Time will cause the Company and any successor to the Company to agree, to honour and comply with the terms of those existing employment and severance agreements and policies of the Company which the Company has disclosed to the Acquiror prior to the date hereof.

4.2 OFFICERS' AND DIRECTORS' INSURANCE. The Acquiror agrees to use reasonable efforts to secure directors' and officers' insurance coverage for the Company's current and former directors and officers on a seven year "trailing" (or "run-off") basis on terms and conditions no less advantageous to the directors and officers of the Company than those contained in the policy in effect on the date hereof. If a trailing policy is not available at a reasonable cost (a "reasonable cost" being not greater than the estimated cost of providing the coverage referred to in this and the next sentence), then the Acquiror agrees that for the entire period from the Effective Time until three years after the Effective Time, the Acquiror will cause the Company or any successor to the Company to maintain the Company's current directors' and officers' insurance policy or an equivalent policy, subject in either case to terms and conditions no less advantageous to the directors and officers of the Company than those contained in the policy in effect on the date hereof, for all current and former directors and officers of the Company, covering claims made prior to or within three years after the Effective Time.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

5.1 REPRESENTATIONS. The Company hereby provides to the Acquiror those representations and warranties as set forth in Schedule "B" to this Agreement (and acknowledges that the Acquiror is relying upon those representations and warranties in connection with entering into this Agreement).

5.2 INVESTIGATION. Any investigation by the Acquiror and its advisors shall not mitigate, diminish or affect the representations and warranties of the Company provided pursuant to this Agreement.


                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

6.1 REPRESENTATIONS. The Acquiror hereby represents and warrants to the Company as provided in Schedule "C" to this Agreement (and acknowledges that the Company is relying upon such representations and warranties in connection with the entering into of this Agreement).


                                   ARTICLE VII
                                MUTUAL COVENANTS

7.1 CONSULTATION. The Acquiror and the Company agree to consult with each other in issuing any press releases or otherwise making public statements with respect to the Offer or any other Acquisition Proposal and in making any filings with any federal, provincial or state governmental or regulatory agency or with any securities exchange with respect thereto. Each party shall use its reasonable efforts to enable the other party to review and comment on all such press releases prior to release thereof.

7.2 FURTHER ASSURANCE. Subject to the terms and conditions herein, the Acquiror and the Company agree to use their respective reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate the transactions contemplated by this Agreement and the Offer. The Company and the Acquiror will, and will cause each of their respective Subsidiaries to, use their reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts or agreements (including, in particular but without limitation, the agreement of any persons as may be required pursuant to any agreement, arrangement or understanding relating to the Company's or to its Subsidiaries' operations), (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, provincial, state or foreign law or regulations with respect to this Agreement or the Offer,
(iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby or by the Offer, and (iv) to fulfil all conditions and satisfy all provisions of this Agreement and the Offer. For greater certainty, the Company and the Acquiror agree that an order of a regulatory authority having jurisdiction which cease trades the Rights issued pursuant to the Company's Shareholder Rights Plan does not in and of itself constitute a breach of this Agreement or relieve either party of its obligations hereunder.


                                  ARTICLE VIII
                                   TERMINATION

8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time:

         (a)      by mutual written consent of the Acquiror and the Company;

         (b) by the Company after June 30, 1998 if the Acquiror has not become legally obligated to accept and take-up any Shares pursuant to the Offer by such date;

         (c) by either the Acquiror or the Company, if the Minimum Condition or any other condition of the Offer has not been satisfied or waived on the expiry of the Offer, as the same may be extended from time to time by the Acquiror pursuant to the terms of the Offer;

         (d) by the Acquiror at any time following the occurrence of a Fee Event as provided in Section 3.1; or

         (e) by the Company, if the Acquiror does not mail the Offer as provided in Section , provided that no Fee Event has occurred;

                  except that the obligations set forth in Section shall survive the termination of this Agreement, other than in respect of a termination pursuant to Section above.

8.2 WITHDRAWAL OF OFFER. If this Agreement is terminated as provided in Section above, the Acquiror may terminate or withdraw the Offer without any liability or further obligation on its part under this Agreement.


                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 AMENDMENT OR WAIVER. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by written instrument executed by the Acquiror and the Company; provided, however, that either the Acquiror or the Company may in its discretion waive a condition herein which is solely for its benefit without the consent of the other. No waiver of any nature, in any one or more instances, shall be deemed or construed as a further or continued waiver of any condition or any breach of any other term, representation or warranty in this Agreement.

9.2 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, arrangements or understandings with respect thereto.

9.3 HEADINGS. The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provisions of this Agreement.

9.4 NOTICES. All notices or other communications which are required or permitted hereunder shall be communicated confidentially and in writing and shall be sufficient if delivered personally, or sent by confidential telecopier addressed as follows:

                  To the Acquiror:

                  c/o Oglebay Norton Company
                  1100 Superior Avenue, 20th Floor
                  Cleveland, OH 44114-2598

                  Attention: Mr. Jeffrey S. Gray
                             Vice President - Corporate Development and
                             Legal Affairs

                  Facsimile:  (216) 861-2314

                  With a Copy to:

                  Stikeman, Elliott
                  Suite 5300
                  Commerce Court West
                  Toronto, Ontario
                  M5L 1B9
                  Attention:        Mr. John M. Stransman
                                    Mr. Robert W.A. Nicholls

                  Facsimile:        (416) 947-0866

                  To the Company:

                  251 North Service Road West
                  Suite 306
                  Oakville, Ontario
                  L6M 3E7

                  Attention:        Mr. Robert Stone

                  Facsimile:        (604) 608-6163

                  With a Copy to:

                  McCarthy, Tetrault
                  55 King Street West
                  TD Bank Tower
                  TD Centre, 49th Floor
                  Toronto, Ontario
                  M5K 1E6

                  Attention:        Mr. David Armstrong
                                    Mr. Graham Gow

                  Facsimile:        (416) 868-1891

9.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument but all such counterparts together shall constitute but one Agreement.

9.6 EXPENSES. Each party will pay its own expenses. The Acquiror and the Company represent and warrant to each other that, except for CIBC Wood Gundy Securities Inc. in the case of the Company, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Offer. The Company has provided to the Acquiror a correct and complete copy of all agreements between the Company and each of its financial advisors as are in existence at the date hereof. The Company covenants not to amend the terms of any such agreements relating to the payment of fees and expenses without the prior written approval of the Acquiror.

9.7 ASSIGNMENT. The Acquiror may assign all or any part of its rights or obligations under this Agreement to a direct or indirect Subsidiary of the Acquiror, but, if such assignment takes place, the Acquiror shall continue to be liable to the Company for any default in performance by the assignee. This Agreement shall not otherwise be assignable by either party without the prior written consent of the other party.

9.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be effected, impaired or invalidated and the parties shall negotiate in good faith to modify the Agreement to preserve each party's anticipated benefits under the Agreement.

9.9 CURRENCY. All references to dollars or "$" in this Agreement refer to Canadian dollars.

9.10 CHOICE OF LAW. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the Province of Ontario.


         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized as of the date first written above.

                                       OGLEBAY NORTON COMPANY



                                       By: ___________________________
                                           Name:  John N. Lauer
                                           Title:  President and C.E.O.



                                       GLOBAL STONE CORPORATION



                                       By: ____________________________
                                           Name:  Robert R. Stone
                                           Title:  Chairman

                                  SCHEDULE "A"

                               TERMS OF THE OFFER


1. GENERAL TERMS. The Offer shall be made by a circular bid prepared in compliance with the Securities Act (Ontario) and other applicable provincial securities laws and in accordance with the Multi-Jurisdictional Disclosure System to United States Shareholders.

2. EXPIRY DATE. The Offer shall be open until midnight on the 21st day following the mailing thereof (provided that the Acquiror may extend such period of time in its sole discretion).

3. OFFER PRICE. The Offer shall be made in cash at a price of not less than $7.80 per Share (including Shares which may become outstanding on the exercise of options, warrants or other rights to purchase Shares (other than rights issued pursuant to the Shareholder Rights Plan)).

4. CONDITIONS OF THE OFFER. The Offer shall not be subject to any conditions other than those substantially described as follows:

         (a) at the expiry time there shall have been validly deposited under the Offer and not withdrawn a number of Shares which constitutes at least 662/3% of the outstanding Shares (calculated on a fully diluted basis) (the "Minimum Condition");

         (b) the Acquiror shall have determined, acting reasonably, that no material right, property, franchise or license of the Company or any of its Subsidiaries has been or may be impaired (which impairment has not been cured or waived) or otherwise adversely affected as a result of the making of the Offer or the taking up and paying for Shares deposited under the Offer including, for greater certainty, through the triggering of any third party's right (including subject to the provision of notice, the lapse of time, or both) to acquire any material asset of the Corporation or any of its Subsidiaries;

         (c) all requisite governmental, stock exchange or regulatory approvals, consents and exemptions with respect to the Offer or any other transaction contemplated by the Offer shall have been obtained on terms satisfactory to the Acquiror acting reasonably including without limitation:

                  (i) all approvals or exemptions required under the Investment Canada Act shall have been obtained on terms satisfactory to the Acquiror acting reasonably;

                  (ii) no proceedings shall have been taken or threatened under the merger provisions of Part VIII or under
                           Part VI of the Competition Act

                           (Canada) in respect of the transaction which may result from the Offer; and

                  (iii) any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been earlier terminated;

         (d) no act, action, suit or proceeding shall have been threatened or taken before or by any Canadian or United States federal, provincial, state or foreign court or other tribunal or governmental agency or other regulatory or administrative agency or commission or by any elected or appointed public official or private person (including without limitation any individual, corporation, firm, group or other entity) in Canada, the United States or elsewhere, whether or not having the force of law, and no law, regulation or policy shall have been proposed, enacted, promulgated or applied, whether or not having the force of law, which could reasonably be expected to have the effect of:

                  (i) making illegal, or otherwise directly or indirectly restraining or prohibiting or making materially more costly, the making of the Offer, the acceptance for payment of, payment for, or ownership, directly or indirectly, of some or all of the Shares by the Acquiror, the completion of a compulsory acquisition or any subsequent acquisition transaction or the consummation of any of the transactions contemplated by the Offer;

                  (ii) prohibiting or materially limiting the ownership or operation by the Company or any of its Subsidiaries, or by the Acquiror (or the parent of the Acquiror), directly or indirectly, of all or any material portion of the business or assets of the Company, on a consolidated basis, or the Acquiror (or the parent of the Acquiror), directly or indirectly, or compelling the Acquiror (or the parent of the Acquiror), directly or indirectly, to dispose of or hold separate all or any material portion of the business or assets of the Company, on a consolidated basis, or the Acquiror (or the parent of the Acquiror), directly or indirectly, as a result of the transactions contemplated by the Offer;

                  (iii) imposing or confirming limitations on the ability of the Acquiror, directly or indirectly, effectively to acquire or hold or to exercise full rights of ownership of the Shares, including without limitation the right to vote any Shares acquired or owned by the Acquiror (or the parent of the Acquiror), directly or indirectly, on all matters properly presented to the Shareholders of the Company, including without limitation the right to vote any shares of capital stock of any Subsidiary (other than immaterial Subsidiaries) directly or indirectly owned by the Company;


                  (iv) requiring divestiture by the Acquiror, directly or indirectly, of any Shares; or

                  (v) materially adversely affecting the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or the value of the Shares or of the Offer to the Acquiror;

         (e) there shall not exist any prohibition at law against the Acquiror making the Offer or taking up and paying for all of the Shares under the Offer or completing any compulsory acquisition or any subsequent acquisition transaction;

         (f) there shall not have occurred (or if there shall have occurred prior to the commencement of the Offer and not publicly disclosed, there shall not have been generally disclosed or disclosed to the Acquiror in writing after the commencement of the Offer) any change (or any condition, event or development involving a prospective change) in the business, assets, capitalization, financial condition, licenses, permits, rights, privileges or liabilities (including without limitation any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), whether contractual or otherwise, of the Company and its Subsidiaries considered as a whole which, in the reasonable judgment of the Acquiror, is materially adverse and there shall not have occurred any change (or any condition, event or development involving a prospective change) in the business, assets, capitalization, financial condition, licenses, permits, rights, privileges or liabilities (including without limitation any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), whether contractual or otherwise, of the Acquiror which is materially adverse (other than a material adverse change that has occurred as a result of acts or omissions within the reasonable control of the Acquiror);

         (g) (A) neither the board of directors of the Company nor any committee thereof shall have approved or recommended any proposal or any other acquisition of Shares other than the Offer, (B) no corporation, partnership, person or other entity or group shall have entered into a definitive agreement or an agreement in principle with the Company with respect to a take-over bid (other than the Offer), tender offer or exchange offer, merger, sale of assets, amalgamation, plan of arrangement, reorganization, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction with or involving the Company or any of its Subsidiaries and (C) neither the board of directors of the Company nor any committee thereof shall have resolved to do any of the foregoing; and

         (h) there shall not have occurred any material breach by the Company of any of the representations, warranties or covenants of the Pre-Acquisition Agreement or any termination of the Pre-Acquisition Agreement pursuant to the terms thereof.

                  The foregoing conditions shall be for the exclusive benefit of the Acquiror and may be waived by the Acquiror in whole or in part at any time and from time to time, both before or after the expiry time.

                                  SCHEDULE "B"

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

(a) ORGANIZATION. Each of the Company and each of its direct and indirect Subsidiaries (collectively, the "Subsidiaries") has been duly incorporated or formed under applicable law, is validly existing and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted. All of the outstanding shares of capital stock and other ownership interests of the Subsidiaries are validly issued, fully paid and non- assessable and all such shares and other ownership interests owned directly or indirectly by the Company are owned free and clear of all material liens, claims or encumbrances, and except as disclosed in writing to the Acquiror prior to the date hereof, there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any shares of capital stock or other ownership interests in any of the Subsidiaries.

(b) CAPITALIZATION. As of the date hereof, there are 29,679,025 Shares issued and outstanding. As at the date hereof, up to a maximum of 2,199,000 Shares may be issued pursuant to outstanding stock option entitlements. Except as described in the immediately preceding sentence, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating the Company or any Subsidiary to issue or sell any shares of any capital stock of the Company or any of its Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of the Company, any Subsidiary or any other person, nor, except as disclosed to the Acquiror prior to the date hereof, is there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of the Company or any Subsidiary.

(c) AUTHORITY. The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by the board of directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity. Except as disclosed in writing to the Acquiror prior to the date hereof, the execution and delivery by the Company of this Agreement and performance by it of its obligations hereunder and (subject to satisfying the conditions to the Offer specified in clause 4(d) of Schedule "A" with respect to subparagraph A(ii) below) the completion of the Offer and the transactions contemplated thereby, will not:

         (A) result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights under any provision of:

                  (i) its or any Subsidiary's certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding with any party holding an ownership interest in any Subsidiary;

                 (ii)      any law, regulation, order, judgment or decree; or

                (iii) any material contract, agreement, license, franchise or permit to which the Company or any Subsidiary is bound or is subject or is the beneficiary;

         (B) give rise to any right of termination or acceleration of indebtedness, or cause any indebtedness to come due before its stated maturity or cause any available credit to cease to be available; or

         (C) result in the imposition of any encumbrance, charge or lien upon any of its material assets or the material assets of any Subsidiary, or restrict, hinder, impair or limit the ability of the Company or any Subsidiary to carry on the business of the Company or any Subsidiary as and where it is now being carried on or as and where it may be carried on in the future.

(d) ABSENCE OF CHANGES. Since September 30, 1997, and except as has been publicly disclosed in any document filed with the Ontario Securities Commission (i) the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course, (ii) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) material to the Company or any Subsidiary has been incurred, and (iii) there has not been any material adverse change in the financial conditions, results of operations or businesses of the Company or any Subsidiary.

(e) NO MATERIAL MISREPRESENTATION. As at their respective dates, the public filings made by the Company under the Securities Act (Ontario) did not contain any material misstatement or any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statement made therein, in light of the circumstances under which they were made, not misleading.

(f) FINANCIAL STATEMENTS. The audited consolidated balance sheets and consolidated statements of loss and deficit and consolidated statements of changes in financial position as at or for the periods ended September 30, 1997 and September 30, 1997, as applicable, as contained in the Company's 1997 Annual Report, were prepared in accordance with generally accepted accounting principles in Canada consistently applied, and fairly present the consolidated financial condition of the Company at the respective dates indicated and the results of operations of the Company (on a consolidated basis) for the periods covered.

(g) LITIGATION, ETC. Except as set forth or specifically reflected in any document filed with the Ontario Securities Commission, or as disclosed in writing to the Acquiror prior to the date hereof, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against or relating to the Company or any Subsidiary or affecting any of their properties or assets before any court or governmental or regulatory authority or body that, if adversely determined, is likely to have a material adverse effect on the Company or any Subsidiary or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Offer, and the Company is not aware of any basis for any such claim, action, proceeding or investigation. Neither the Company nor any Subsidiary is subject to any outstanding order, writ, injunction or decree that has had or may have a material adverse effect or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Offer.

(h) ENVIRONMENTAL. Except as has been disclosed in writing to the Acquiror prior to the date hereof, neither the Company nor any Subsidiary is aware of, or has received:

                  (i) any order or directive which relates to environmental matters which requires any material work, repairs, construction, or capital expenditures; or

                 (ii) any demand, notice or other communication with respect to or alleging the material breach of any environmental, health, or safety law applicable to the Company or any Subsidiary, including, without limitation, any regulations respecting the use, storage, treatment, transportation, or disposition of environmental contaminants or hazardous substances or materials.

(i) INSURANCE. Policies of insurance in force as of the date hereof naming the Company as an insured adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of the business of the Company and the Subsidiaries as would be customary in respect of the businesses carried on by the Company.

(j)      TAX MATTERS.

         (A) DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

                  (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and provincial income taxes), payroll and employee withholding taxes, unemployment insurance, social insurance taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Company or any of its material Subsidiaries is required to pay, withhold or collect.

                 (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes.

         (B) RETURNS FILED AND TAXES PAID. All Returns required to be filed by or on behalf of the Company or any material Subsidiaries have been duly filed on a timely basis and such Returns are true, complete and correct. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Company or any material Subsidiaries with respect to items or periods covered by such Returns.

         (C) TAX RESERVES. The Company has paid or provided adequate accruals in its financial statements for the year ended dated September 30, 1997 for Taxes, including income taxes and related deferred taxes, in conformity with generally accepted accounting principles applicable in Canada.

         (E) TAX DEFICIENCIES; AUDITS; STATUTES OF LIMITATIONS. Except as disclosed in writing to the Acquiror, no deficiencies exist or have been asserted with respect to Taxes of the Company or any material Subsidiary. Neither the Company nor any material Subsidiary is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened against the Company or any material Subsidiary or any of their respective assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Company or any material Subsidiary. Except as has been disclosed in writing to the Acquiror, the Returns of the Company and any material Subsidiary have never been audited by a government or taxing authority, nor is any such audit in process, pending or threatened.

(k) PENSION AND TERMINATION BENEFITS. Other than as disclosed in writing to the Acquiror prior to the date hereof, the Company has provided adequate accruals in its financial statements for the year ended September 30, 1997 (or such amounts are fully funded) for all pension or other employee benefit obligations of the Company arising under or relating to each of the pension or retirement income plans or other employee benefit plans or agreements or policies maintained by or binding on the Company or any of its Subsidiaries as well as for any other payment required to be made by the Company in connection with the termination of employment or retirement of any employee of the Company or any Subsidiary.

                                  SCHEDULE "C"

                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR


(a) ORGANIZATION. The Acquiror has been duly incorporated and organized, and is validly existing, as a corporation under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted.

(b) AUTHORITY. The Acquiror has the requisite corporate power and authority to enter into this Agreement and to carry out its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and no other corporate proceedings on the part of the Acquiror are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Acquiror and constitutes a valid and binding obligation of the Acquiror, enforceable by the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity.

(c) FINANCING. The Acquiror has made adequate arrangements to ensure that required funds are available to effect payment in full for all Shares offered to be acquired pursuant to the Offer and pursuant to Section of the Agreement.